Filed pursuant to Rule 424(b)(5)
Registration No. 333-191062,
333-191062-01, 333-191062-02

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 1, 2013

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 9, 2013)

IntercontinentalExchange Group, Inc.

$             % SENIOR NOTES DUE 20

$             % SENIOR NOTES DUE 20

IntercontinentalExchange Group, Inc. (“ICE Group”) is offering $         initial aggregate principal amount of     % Senior Notes due 20     (the “20     notes”) and $         initial aggregate principal amount of     % Senior Notes due 20     (the “20     notes”, together with the 20     notes, the “notes”). The 20     notes will mature on                     , 20    , and the 20     notes will mature on                     , 20    . Interest on the notes will be payable on             and             of each year, beginning on                     , 2014.

Pursuant to an amended and restated agreement and plan of merger, dated as of March 19, 2013 (the “Merger Agreement”), by and among IntercontinentalExchange, Inc. (“ICE”), ICE Group, NYSE Euronext (“NYSE Euronext”), Braves Merger Sub, Inc. (“ICE Merger Sub”) and Baseball Merger Sub, LLC (“NYX Merger Sub”), subject to the receipt of required regulatory approvals and satisfaction of customary closing conditions, ICE will acquire NYSE Euronext in a series of successive merger transactions (the “Merger”) valued at approximately $10.3 billion, including the assumption of certain NYSE Euronext debt, based on the closing price of ICE’s common stock on September 26, 2013. Following the consummation of the Merger, ICE and NYX Merger Sub (as successor to NYSE Euronext) will be direct, wholly-owned subsidiaries of ICE Group.

We intend to use the net proceeds from this offering to finance, together with cash on hand and approximately $         of borrowings under ICE’s Credit Facilities (as defined herein), the cash portion of the purchase price of the Merger and pay related fees and expenses. The net proceeds of this offering, together with cash in an amount sufficient to redeem the notes and pay accrued and unpaid interest on the notes, as described below, will be deposited into an escrow account upon the closing of this offering. Funds held in escrow will be released upon the certification by ICE Group as to the consummation of the Merger and the satisfaction of certain other conditions. If all conditions to the release of the funds held in escrow have not been satisfied on or prior to March 31, 2014, or if ICE Group notifies the Escrow Agent (as defined herein) in writing that ICE Group will not pursue the consummation of the Merger, or that the Merger Agreement has been amended, modified or waived, or any consent granted with respect thereto, in a manner that would be materially adverse to the holders of the notes (as reasonably determined by ICE Group), ICE Group will be obligated to redeem all of the notes at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest on the notes to, but excluding, the redemption date. See ‘‘Description of Notes—Redemption—Special Redemption.”

We may redeem the notes in whole or in part at any time at the redemption prices described in this prospectus supplement under the heading “Description of Notes—Redemption—Optional Redemption.” Upon the occurrence of a Change of Control Triggering Event (as defined herein), we will be required to make an offer to purchase the notes at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The notes will be general unsecured obligations of ICE Group and will rank equally in right of payment with all existing and future indebtedness and other obligations of ICE Group that are not, by their terms, expressly subordinated in right of payment to the notes. Upon issuance, the notes will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by ICE and NYX Merger Sub. The guarantees will be general unsecured obligations of each of ICE and NYX Merger Sub and will rank equally in right of payment with all existing and future indebtedness and other obligations of ICE and NYX Merger Sub, respectively (for so long as ICE’s and NYX Merger Sub’s respective guarantee is in place) that are not, by their terms, expressly subordinated in right of payment to the guarantee of the notes. The purpose of the guarantees by ICE and NYX Merger Sub is to protect the notes against structural subordination to certain existing indebtedness of ICE and NYSE Euronext following the Merger. Each of the guarantees will be released when the relevant guarantor is no longer an obligor under ICE’s Credit Facilities.

The notes will not be listed on any securities exchange. Currently there are no public markets for the notes and ICE Group cannot provide any assurances that an active public market for the notes will develop.

Investing in the notes involves certain risks. Please read “Risk Factors” included or incorporated by reference herein, as described beginning on page S-11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 20 Note	Total for all 20 Notes	Per 20 Note	Total for all 20 Notes
Initial public offering price(1)		$		$
Underwriting discounts		$		$
Proceeds, before expenses, to us(1)		$		$

(1)	Plus accrued interest, if any, from , 2013, if settlement occurs after that date.

The underwriters expect to deliver the notes on or about                     , 2013 through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking sociéte anonymé and Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities

Prospectus Supplement dated                     , 2013

PROSPECTUS SUPPLEMENT

Neither we nor the underwriters have authorized anyone to provide you with information other than the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described under “Where You Can Find More Information,” or any free writing prospectus that we prepare and distribute. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been published. You should not assume that the information contained in or incorporated by reference into this prospectus supplement is accurate as of any date other than the date on the cover page of this prospectus. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted.

The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons outside of the United States who come into possession of this prospectus supplement and the accompanying prospectus are required by us and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting.”

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a prospectus which is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in the accompanying prospectus from time to time. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Please carefully read both this prospectus supplement and the accompanying prospectus in addition to the information described in the section of this prospectus supplement entitled “Where You Can Find More Information.”

The registration statement that contains the accompanying prospectus (including the exhibits filed with and incorporated by reference in the registration statement) contains additional information about us and the notes offered under this prospectus supplement. That registration statement can be read at the SEC’s website or at the SEC’s Public Reference Room mentioned under the section of this prospectus supplement entitled “Where You Can Find More Information.”

Unless the context otherwise requires, in this prospectus supplement and the accompanying prospectus, (i) the terms the “Company,” “we,” “our” or “us” refer to, prior to the completion of the Merger, ICE and its consolidated subsidiaries and, following the completion of the Merger, ICE Group and its consolidated subsidiaries, (ii) “ICE Group” refers to IntercontinentalExchange Group, Inc. and not to any of its subsidiaries and (iii) “ICE” refers to IntercontinentalExchange, Inc. and not to any of its subsidiaries.

Unless specifically indicated, the information presented in this prospectus supplement does not give effect to the proposed Merger, which we currently expect to complete in the fall of 2013.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

ICE Group and ICE are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

ICE Group, ICE and NYX Merger Sub have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement and do not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus supplement prior to the termination of this offering will automatically update and, where applicable, supersede any information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC:

(1)	Quarterly Report of IntercontinentalExchange Group, Inc. on Form 10-Q for the fiscal quarter ended June 30, 2013, filed on August 7, 2013 (File No. 333-187402);

(2)	Current Report of IntercontinentalExchange Group, Inc. on Form 8-K, dated September 27, 2013 and filed on October 1, 2013 (File No. 333-187402);

(3)	Information under the headings “Information About the Companies,” “Current Directors and Officers of ICE Group,” and “The Merger Agreement” contained in the Definitive Proxy Statement of IntercontinentalExchange, Inc. on Schedule 14A for the Special Meeting of Stockholders on June 3, 2013, filed on April 30, 2013 (File No. 333-187402);

(4)	Annual Report of IntercontinentalExchange, Inc. on Form 10-K for the fiscal year ended December 31, 2012, filed on February 6, 2013 (File No. 001-32671);

(5)	Quarterly Reports of IntercontinentalExchange, Inc. on Form 10-Q for the fiscal quarters ended March 31, 2013, filed on May 8, 2013, and June 30, 2013, filed on August 6, 2013 (File No. 001-32671);

(6)	Current Reports of IntercontinentalExchange, Inc. on Form 8-K, dated and filed on March 19, 2013, May 20, 2013, June 3, 2013, July 15, 2013 and September 9, 2013, dated September 27, 2013 and filed on October 1, 2013 and Item 8.01 on the Current Report of IntercontinentalExchange, Inc. on Form 8-K, dated and filed May 1, 2013 (File No. 001-32671);

(7)	Definitive Proxy Statement of IntercontinentalExchange, Inc. on Schedule 14A for the Annual Meeting of Stockholders on May 17, 2013, filed on March 28, 2013 (solely to the extent incorporated by reference into Part III of IntercontinentalExchange Inc.’s 2012 Annual Report on Form 10-K) (File No. 001-32671); and

(8)	All documents filed by ICE Group or ICE under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, on or after the date of this prospectus supplement and before the termination of this offering.

Notwithstanding the foregoing, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits, nor any documents or other information that is deemed to have been “furnished” and not “filed” with the SEC.

We take no responsibility for NYSE Euronext’s filings with the SEC, and we are not incorporating by reference any part of such filings into this prospectus supplement, except to the extent incorporated by reference from ICE’s Current Report on Form 8-K, filed on September 9, 2013.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 2100 RiverEdge Parkway, Suite 500, Atlanta, GA 30328, telephone (770) 857-4700.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time and may include statements regarding the period following the completion of the Merger. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “might,” “can,” “could,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These statements are only predictions based on our current expectations about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described in the section entitled “Risk Factors.”

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in ICE Group’s and ICE’s filings with the SEC. These risks and uncertainties include, without limitation, the following:

•	our expectations regarding the business environment in which we operate and trends in our industry, including trading volumes, changing regulations and increasing competition and consolidation;

•	conditions in global financial markets and domestic and international economic conditions;

•	volatility in commodity prices and price volatility of financial contracts such as equity indexes and foreign exchange;

•	the impact of any changes in domestic and foreign laws, rules, interpretations, regulations or government policy with respect to our markets, including any changes in previously issued laws, rules, interpretations, regulations and policies;

•	the success of our clearing houses and our ability to minimize the risks associated with operating multiple clearing houses in multiple jurisdictions;

•	our ability to keep pace with rapid technological developments and to ensure that the technology we utilize is not vulnerable to security risks;

•	the accuracy of our cost estimates and expectations;

•	our belief that cash flows from operations will be sufficient to service our current levels of debt, the notes, and other indebtedness to be incurred, assumed or refinanced in connection with the Merger and to fund our working capital needs and capital expenditures for the foreseeable future;

•	our ability, on a timely and cost-effective basis, to offer additional products and services, leverage our risk management capabilities and enhance our technology;

•	our ability to maintain existing market participants and attract new ones;

•	our ability to protect our intellectual property rights, including the costs associated with such protection, and our ability to operate our business without violating the intellectual property rights of others;

•	our ability to identify trends and adjust our business to benefit from such trends;

•	potential adverse results of litigation;

•	the soundness of our electronic platform and disaster recovery system technologies;

•	general competitive, economic, political and market conditions and fluctuations;

•	our ability to identify and effectively pursue acquisitions and strategic alliances and successfully integrate the companies we acquire;

•	our ability to complete the Merger and to do so in a timely manner;

•	our ability to realize the anticipated cost savings and synergies of the Merger within the expected time frame; and

•	our ability to integrate NYSE Euronext’s operations with our business without material delay, higher than anticipated costs or difficulty and loss of key personnel.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement in the case of forward-looking statements contained in this prospectus supplement, or the dates of the documents incorporated by reference into this prospectus supplement in the case of forward-looking statements made in those incorporated documents.

We expressly qualify in their entirety all forward-looking statements attributable to us or any person acting on our behalf by the cautionary statements contained or referred to in this section.

v

SUMMARY

This summary is not complete and does not contain all of the information that you should consider before buying the notes in this offering. You should read carefully this entire prospectus supplement and the accompanying prospectus, including in particular the section entitled “Risk Factors” of this prospectus supplement and the more detailed information and financial statements and related notes appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making any investment decision.

Company Overview

We are a leading operator of regulated global markets and clearing houses, including futures exchanges, over-the-counter, or OTC, markets, derivatives clearing houses and post-trade services. We operate these global marketplaces for trading and clearing a broad array of energy, environmental and agricultural commodities, credit default swaps, or CDS, equity indexes and currency contracts. We offer electronic platforms for the trading of products in both the futures and OTC markets together with clearing services, post-trade processing and market data. Through our widely-distributed electronic markets, we bring together buyers and sellers of derivative and physical commodities and financial contracts by offering a range of services to support participants’ risk management and trading activities.

ICE Group is a wholly-owned subsidiary of ICE, organized on March 6, 2013 in anticipation of the Merger, as discussed below.

Our principal executive offices are each located at 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, and telephone number is (770) 857-4700.

Pending Acquisition of NYSE Euronext

Under the terms of the Merger Agreement, subject to the receipt of required regulatory approval and satisfaction of customary closing conditions, ICE will acquire NYSE Euronext in a series of merger transactions pursuant to which ICE and NYSE Euronext will become direct, wholly-owned subsidiaries of ICE Group. The transaction is valued at approximately $10.3 billion, including the assumption of certain NYSE Euronext debt, based on the closing price of ICE’s common stock on September 26, 2013. In the merger transactions, ICE Merger Sub will merge with and into ICE and, immediately thereafter, NYSE Euronext will merge with and into NYX Merger Sub. In the event that certain legal opinions that are a condition to each party’s obligation to consummate the Merger cannot be obtained, the Merger Agreement provides that the Merger will be restructured such that NYX Merger Sub will merge with and into NYSE Euronext, with NYSE Euronext as the surviving company (in either case the surviving company is referred to herein as “NYX Merger Sub”). Following the merger transactions, the former ICE and NYSE Euronext stockholders will become holders of shares of ICE Group common stock, which is expected to be listed for trading on the New York Stock Exchange under ICE’s current ticker symbol, “ICE”. NYSE Euronext’s common stock will be delisted from the New York Stock Exchange and Euronext Paris, deregistered under the Exchange Act and cease to be publicly traded. ICE common stock will be delisted from the New York Stock Exchange, deregistered under the Exchange Act and cease to be publicly traded.

It is anticipated that ICE stockholders and NYSE Euronext stockholders, in each case as of immediately prior to the Merger, will hold approximately 64% and 36%, respectively, of the issued and outstanding shares of ICE Group common stock immediately after completion of the Merger, in each case as determined on a fully diluted basis and without giving effect to any shares of ICE common stock held by NYSE Euronext stockholders prior to the Merger. If the NYSE Euronext merger is completed, it is currently estimated that payment of the stock portion of the NYSE Euronext merger consideration will require ICE Group to issue or reserve for issuance approximately 42.4 million shares of ICE Group common stock in connection with the NYSE Euronext merger and that the maximum cash consideration required to be paid in the NYSE Euronext merger for the cash portion of the NYSE Euronext merger consideration will be approximately $2.7 billion. The Merger is expected to be consummated in the fall of 2013.

Prepayment of ICE Private Notes

In connection with the Merger, on September 27, 2013, ICE, ICE Group and the holders of ICE’s outstanding 4.13% senior notes, Tranche A, due November 9, 2018, and 4.69% senior notes, Tranche B, due November 9, 2021 (collectively, the “ICE Private Notes”), entered into a first amendment and waiver agreement (the “Amendment and Waiver”) to the note purchase agreement, dated November 9, 2011 (the “Note Purchase Agreement”), pursuant to which $400.0 million aggregate principal amount of the ICE Private Notes were originally issued. Assuming at least $1.0 billion aggregate principal amount of notes are sold in this offering, the Amendment and Waiver requires ICE to prepay all of the ICE Private Notes in full within five business days following the completion of this offering at a price equal to 100% of the principal amount of the ICE Private Notes so prepaid, together with accrued interest thereon to the date of prepayment, plus a make whole payment calculated pursuant to the terms of the Note Purchase Agreement. We expect to prepay all outstanding ICE Private Notes within five business days following the completion of this offering and intend to borrow $450.0 million under ICE’s 364 day senior unsecured revolving credit facility (the “364 Day Credit Facility”) to fund the prepayment and the associated make whole payment. See “Description of Other Indebtedness.”

Ratio of Earnings to Fixed Charges

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the below ratios, earnings consist of pre-tax income before adjustment for fixed charges, and adjusted for non-controlling interests in consolidated subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expenses, amortization of debt issuance costs and an appropriate portion of rentals representative of the interest factor.

	Six Months Ended June 30, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	21.2x	21.0x	22.7x	20.6x	22.0x	26.1x

Our pro forma ratio of earnings to fixed charges (giving effect to the Merger and related financing and the prepayment of the ICE Private Notes) for the year ended December 31, 2012 and the six months ended June 30, 2013 is set forth below. For purposes of determining the below ratios, earnings consist of pro forma pre-tax income for the combined companies before adjustment for pro forma fixed charges, and adjusted for non-controlling interests in consolidated subsidiaries that have not incurred fixed charges. Fixed charges consist of pro forma interest expense, amortization of debt issuance costs and an appropriate portion of rentals representative of the interest factor, in each case for the combined companies. See “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this prospectus supplement for pro forma financial information reflecting our proposed acquisition of NYSE Euronext.

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
Pro Forma Ratio of Earnings to Fixed Charges	10.7x	7.4x

ICE Summary Consolidated Financial Data

The following table sets forth summary consolidated financial data for ICE and its consolidated subsidiaries for each of the fiscal years ended December 31, 2012, 2011 and 2010 as well as for the six months ended June 30, 2013 and 2012. The summary consolidated financial data for each of the fiscal years ended December 31, 2012, 2011 and 2010 have been derived from our audited financial statements incorporated by reference into this prospectus supplement. The summary consolidated financial data for the six months ended June 30, 2013 and 2012 have been derived from our unaudited interim financial statements incorporated by reference into this prospectus supplement. The financial results for the six months ended June 30, 2013 may not be indicative of our financial results for the full fiscal year. The information set forth below should be read in conjunction with the consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in ICE’s Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2013 and ICE’s Annual Report on Form 10-K filed for the year ended December 31, 2012 and incorporated by reference into this prospectus supplement and the accompanying prospectus. The selected financial information below does not reflect our proposed acquisition of NYSE Euronext. See “Unaudited Pro Forma Condensed Combined Financial Information” for pro forma financial information reflecting our proposed acquisition of NYSE Euronext.

	Six Months Ended June 30,		Year Ended December 31,
	2013(1)	2012(1)	2012(1)	2011(1)	2010(1)
	(Unaudited)
	(In thousands, except for per share data)
Consolidated Statements of Income Data Revenues:
Transaction and clearing fees, net	$618,583	$628,880	$1,185,195	$1,176,367	$1,023,454
Market data fees	81,033	73,557	146,789	124,956	109,175
Other	23,890	13,970	30,981	26,168	17,315

Total Revenues	723,506	716,407	1,362,965	1,327,491	1,149,944

Operating Expenses:
Compensation and benefits	132,846	132,776	251,152	250,601	236,649
Technology and communications	23,197	23,462	45,764	47,875	44,506
Professional services	15,587	17,928	33,145	34,831	32,597
Rent and occupancy	17,567	9,377	19,329	19,066	17,024
Acquisition-related transaction costs	26,314	7,709	19,359	15,624	9,996
Selling, general and administrative	17,991	20,466	36,699	34,180	35,644
Depreciation and amortization	65,234	64,091	130,502	132,252	121,209

Total operating expenses	298,736	275,809	535,950	534,429	497,625

Operating income	424,770	440,598	827,015	793,062	652,319
Other expense, net(2)	16,780	18,959	37,323	33,053	42,846

Income before income taxes	407,990	421,639	789,692	760,009	609,473
Income tax expense	112,948	126,562	227,955	238,268	201,706

Net income	$295,042	$295,077	$561,737	$521,741	$407,767

Net income attributable to noncontrolling interest	(6,277)	(4,055)	(10,161)	(12,068)	(9,469)

Net income attributable to IntercontinentalExchange, Inc.	$288,765	$291,022	$551,576	$509,673	$398,298

Earnings per share attributable to IntercontinentalExchange, Inc. common shareholders:
Basic	$3.97	$4.00	$7.59	$6.97	$5.41

Diluted	$3.94	$3.97	$7.52	$6.90	$5.35

Weighted average common shares outstanding:
Basic	72,746	72,698	72,712	73,145	73,624

Diluted	73,291	73,303	73,366	73,895	74,476

	As of June 30, 2013	As of December 31,
		2012	2011	2010
	(Unaudited)
	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,457,048	$1,612,195	$822,949	$621,792
Short-term and long-term investments	366,076	391,345	451,136	1,999
Margin deposits and guaranty fund assets(3)	35,328,089	31,882,493	31,555,831	22,712,281
Total current assets	37,185,206	33,750,087	32,605,391	23,575,778
Property and equipment, net	164,901	143,392	130,962	94,503
Goodwill and other intangible assets, net	2,737,117	2,736,937	2,757,358	2,806,873
Total assets	40,613,727	37,214,842	36,147,864	26,642,259
Margin deposits and guaranty fund liabilities(3)	35,328,089	31,882,493	31,555,831	22,712,281
Total current liabilities	35,644,798	32,245,697	31,800,314	23,127,384
Current and long-term debt	802,795	1,132,500	887,500	578,500
Equity	3,878,875	3,676,558	3,162,341	2,816,765

(1)	ICE acquired several companies during the periods presented and has included the financial results of these companies in its consolidated financial statements effective from the respective acquisition dates. Refer to our consolidated financial statements and related notes in ICE’s Annual Report on Form 10-K for the year ended December 31, 2012, and ICE’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, which are incorporated into this document by reference, for more information on some of these acquired businesses.
(2)	The financial results for the six months ended June 30, 2013 and 2012 include $17.5 million and $16.9 million, respectively, in interest expense on outstanding indebtedness, and the financial results for the years ended December 31, 2012, 2011 and 2010 include $33.5 million, $28.4 million and $25.1 million, respectively, in interest expense on outstanding indebtedness. The financial results for the year ended December 31, 2010 include a loss of $15.1 million on a foreign currency hedge relating to the pounds sterling cash consideration paid to acquire Climate Exchange plc. Refer to our consolidated financial statements and related notes in ICE’s Annual Report on Form 10-K for the year ended December 31, 2012 and ICE’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, which are incorporated into this document by reference, for more information on these items.
(3)	Clearing members of ICE’s clearing houses are required to deposit original margin and variation margin and to make deposits to a guaranty fund. The cash deposits made to these margin accounts and to the guaranty fund are recorded in the consolidated balance sheets as current assets with corresponding current liabilities to the clearing members that deposited them. Refer to our consolidated financial statements and related notes in ICE’s Annual Report on Form 10-K for the year ended December 31, 2012 and ICE’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, which are incorporated into this document by reference, for more information on these items.

NYSE Euronext Summary Consolidated Financial Data

The following table sets forth summary consolidated financial data for NYSE Euronext and its consolidated subsidiaries for each of the fiscal years ended December 31, 2012, 2011 and 2010 as well as for the six months ended June 30, 2013 and 2012. The summary consolidated financial data for each of the fiscal years ended December 31, 2012, 2011 and 2010 have been derived from the audited financial statements for NYSE Euronext and its consolidated subsidiaries. The summary consolidated financial data for the six months ended June 30, 2013 and 2012 have been derived from the unaudited interim financial statements for NYSE Euronext and its consolidated subsidiaries. The financial results for the six months ended June 30, 2013 may not be indicative of the financial results for NYSE Euronext and its consolidated subsidiaries for the full fiscal year. The information set forth below should be read in conjunction with the consolidated financial statements of NYSE Euronext and its consolidated subsidiaries included as Exhibit 99.2 to ICE’s 8-K filed on September 9, 2013 and incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information” for pro forma financial information reflecting our proposed acquisition of NYSE Euronext. This prospectus supplement and the accompanying prospectus do not incorporate by reference any filings by NYSE Euronext with the SEC, except to the extent incorporated by reference from ICE’s Current Report on Form 8-K, filed on September 9, 2013.

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011	2010
	(Unaudited)
	(In millions, except for per share data)
Consolidated Statements of Income Data Revenues:
Transaction and clearing fees	$1,291	$1,258	$2,393	$3,162	$3,128
Market data	174	178	348	371	373
Listing	221	222	448	446	422
Technology services	157	173	341	358	318
Other revenues	115	107	219	215	184

Total revenues	1,958	1,938	3,749	4,552	4,425
Transaction-based expenses:
Section 31 fees	153	152	301	371	315
Liquidity payments, routing and clearing	594	583	1,124	1,509	1,599

Total revenues, less transaction-based expenses	1,211	1,203	2,324	2,672	2,511

Other operating expenses:
Compensation	315	312	601	638	613
Depreciation and amortization	124	132	260	280	281
Systems and communication	85	89	176	188	206
Professional services	136	142	299	299	282
Selling, general and administrative	112	126	245	303	296
Merger expenses and exit costs	30	43	134	114	88

Total other operating expenses	802	844	1,715	1,822	1,766

Operating income	409	359	609	850	745
Net interest and investment loss	(52)	(56)	(136)	(116)	(108)
Other (loss) income	10	(2)	(3)	(9)	49

Income loss before income tax provision	367	301	470	725	686
Income tax provision	(58)	(79)	(105)	(122)	(128)

Net income	309	222	$365	$603	$558

Net (income) loss attributable to noncontrolling interest	(10)	(10)	(17)	16	19

Net income attributable to NYSE Euronext	299	212	$348	$619	$577

Basic earnings per share attributable to NYSE Euronext	$1.23	$0.83	$1.39	$2.36	$2.21
Diluted earnings per share attributable to NYSE Euronext	$1.22	$0.83	$1.39	$2.36	$2.20
Basic weighted average common shares outstanding	243	255	250	261	261
Diluted weighted average common shares outstanding	244	256	250	263	262
Dividends per share	$0.60	$0.60	$1.20	$1.20	$1.20

	As of June 30,	As of December 31,
	2013	2012	2011	2010
	(Unaudited)
	(In millions)
Consolidated Balance Sheet Data
Current assets	$948	$1,008	$1,189	$1,174
Total assets	12,046	12,556	13,107	13,378
Current liabilities	1,220	1,416	1,184	1,454
Working capital	(272)	(408)	5	(280)
Long-term liabilities(1)	2,360	2,442	2,954	3,006
Long-term debt	2,039	2,055	2,036	2,074
NYSE Euronext stockholders’ equity	6,119	6,345	6,581	6,796

(1)	Represents liabilities due after one year, including deferred income taxes, accrued employee benefits, and deferred revenue.

Summary of the Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that may be important to you. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see the discussion under the caption “Description of Notes” in this prospectus supplement.

Issuer	IntercontinentalExchange Group, Inc.

Securities Offered	$ initial aggregate principal amount of % Senior Notes due 20 (the “20 notes”) and $ initial aggregate principal amount of % Senior Notes due 20 (the “20 notes”). The 20 notes and 20 notes are collectively referred to in this prospectus supplement as the “notes.” The offering and sale of each series of notes is not conditioned on the sale of any other series of notes.

Maturity Date	The 20 notes will mature on , 20 . The 20 notes will mature on , 20 .

Interest Rate	Interest on the 20 notes will accrue at the rate of % per annum. Interest on the 20 notes will accrue at the rate of % per annum.

Interest Payment Dates	and , beginning , 2014.

Optional Redemption	We may redeem either series of the notes, in whole or in part, at any time at the applicable redemption price described herein under the caption “Description of Notes—Redemption—Optional Redemption.”

Special Redemption	The net proceeds of this offering, together with cash in an amount sufficient to redeem the notes and pay accrued and unpaid interest on the notes, as described below, will be deposited into an escrow account upon the closing of this offering. If all conditions to the release of the funds held in escrow, including the certification by ICE Group as to the consummation of the Merger, have not been satisfied on or prior to March 31, 2014, or if ICE Group notifies the Escrow Agent in writing that ICE Group will not pursue the consummation of the Merger, or that the Merger Agreement has been amended, modified or waived, or any consent granted with respect thereto, in a manner that would be materially adverse to the holders of the notes (as reasonably determined by ICE Group), ICE Group will be obligated to redeem all of the notes at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest on the notes to, but excluding, the redemption date. See ‘‘Description of Notes—Redemption—Special Redemption.”

Change of Control Offer

If we experience a Change of Control Triggering Event, unless we have exercised our right to redeem the notes, the holders of the notes will have the right to require us to purchase their notes at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, on the notes purchased to, but excluding, the date of purchase. See “Description of Notes—Repurchase upon Change of Control Triggering Event.”

Notes Guarantees	Upon issuance, the notes will be fully and unconditionally guaranteed (each a “Notes Guarantee”) on an unsecured and unsubordinated basis by ICE and NYX Merger Sub (each, for so long as such person provides a Notes Guarantee, a “Notes Guarantor”). On or after the Escrow Release Date (as defined herein), the guarantee of a Notes Guarantor will automatically terminate, and the obligations of such Notes Guarantor under the Notes Guarantee will be unconditionally released and discharged, if and when such Notes Guarantor is no longer (or substantially simultaneously with such release will no longer be) an obligor (either borrower or guarantor) under ICE’s $2.6 billion senior unsecured credit facilities (the “Credit Facilities”) (consisting of an aggregate $500.0 million five-year senior unsecured term loan facility and an aggregate $2.1 billion five-year senior unsecured multicurrency revolving credit facility). ICE is the parent borrower under the Credit Facilities. Upon completion of the Merger, NYX Merger Sub will become a guarantor under the Credit Facilities. See “Description of Other Indebtedness—Anticipated Guarantees in Connection with the Merger.” As described in that section, we expect that the guarantee of the notes from ICE will be released following the Merger in connection with a debt restructuring as a result of which ICE would no longer have any material remaining indebtedness.

Ranking	The notes will be general unsecured obligations of ICE Group and will rank equally in right of payment with all existing and future indebtedness and other obligations of ICE Group that are not, by their terms, expressly subordinated in right of payment to the notes. The notes will be effectively subordinated to all of ICE Group’s future secured indebtedness and other secured obligations to the extent of the value of the collateral securing such indebtedness or other obligations. In addition, the notes will be structurally subordinated to all liabilities, including trade payables, of its subsidiaries that do not guarantee the notes. Immediately after the Merger, ICE Group will be a holding company and will not have any material assets other than its ownership interest in the Notes Guarantors.

The Notes Guarantees will be general unsecured obligations of each of the Notes Guarantors and will rank equally in right of payment with all existing and future indebtedness and other obligations of the Notes Guarantors (for so long as the relevant Note Guarantee is in place) that are not, by their terms, expressly subordinated in right of payment to the Notes Guarantee of such Notes Guarantor. The Note Guarantees will be effectively subordinated to all of the Notes Guarantors’ future secured indebtedness and other secured obligations to the extent of the value of the collateral securing such indebtedness or other obligations. Immediately after the Merger, each of the Note Guarantors will principally be a holding company and will not have any material operating assets other than through ownership interests in its subsidiaries.

In addition to the notes offered hereby, as of June 30, 2013, on a pro forma basis after giving effect to the consummation of the Merger, the repayment of certain debt of NYSE Euronext and the prepayment of the ICE Private Notes, the senior unsecured indebtedness of ICE Group and the Notes Guarantors would have consisted of the following:

•	$ million aggregate principal amount of new borrowings under the revolving portion of ICE’s Credit Facilities (to fund a portion of the cash merger consideration);

•	$558.0 million aggregate principal amount of new borrowings under ICE’s 364 Day Credit Facility (to fund the prepayment of the ICE Private Notes and the associated make whole payment and the repayment of certain debt of NYSE Euronext);

•	$402.8 million aggregate principal amount of borrowings under the term loan portion of ICE’s Credit Facilities;

•	$850.0 million aggregate principal amount of NYSE Euronext’s existing 2.0% notes due 2017 (the “NYX Senior Notes”); and

•	€920.0 million ($1,196.0 million equivalent as of June 30, 2013) aggregate principal amount of NYSE Euronext’s existing 5.375% notes due 2015 (the “NYX Eurobonds”).

See “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Description of Other Indebtedness.”

Form and Denomination	The notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

DTC Eligibility	Each series of notes will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”), or its nominees. See “Description of Notes—Book Entry Settlement.”

Settlement	Beneficial interests in the notes will trade in DTC’s same-day funds settlement system until maturity. Therefore, secondary market trading activity in such interests will be settled in immediately available funds.

Use of Proceeds	The net proceeds, after deducting the underwriting discounts, together with cash in an amount sufficient to satisfy the special redemption provision, will be deposited into an escrow account upon the closing of this offering. Funds held in escrow will be released upon the certification by ICE Group as to consummation of the Merger and the satisfaction of certain other conditions. We intend to use the escrowed proceeds from this offering, together with borrowings under ICE’s Credit Facilities and cash on hand, to finance the aggregate cash consideration of the Merger and pay related fees and expenses. See “Use of Proceeds.”

Covenants	The indenture and the supplemental indenture governing the notes will contain covenants that, subject to certain exceptions, limit ICE Group’s ability and the ability of certain of ICE Group’s subsidiaries to create liens and to enter into sale and leaseback transactions, and limit ICE Group’s ability to consolidate, merge or transfer all or substantially all of its assets. The indenture and the supplemental indenture governing the notes will also contain covenants that, subject to certain exceptions, limit the ability of the Guarantors to consolidate or merge. See “Description of Notes—Certain Covenants.”

No Listing	The notes will not be listed on any securities exchange. Currently there are no public markets for the notes.

Trustee, Registrar and Paying Agent	Wells Fargo Bank, National Association

Governing Law	The indenture, the supplemental indenture, the notes and the Notes Guarantees will be governed by the laws of the State of New York.

Risk Factors	See “Risk Factors” in this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

An investment in the notes involves risk. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors regarding the notes and this offering, as well as the risk factors incorporated by reference in this prospectus supplement from ICE’s Annual Report on Form 10-K for the year ended December 31, 2012 under the heading “Risk Factors” and other filings we may make from time to time with the SEC. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus, the unaudited pro forma condensed combined financial statements incorporated by reference into this prospectus supplement and selected risks relating to the business of NYSE Euronext set forth in Annex A to this prospectus supplement. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to the Merger and the Business of ICE Group Upon Completion of the Merger

The unaudited pro forma condensed combined financial statements included in this prospectus supplement are preliminary and our actual financial condition and results of operations after the Merger may differ materially.

The unaudited pro forma condensed combined financial statements included in this prospectus supplement are presented for illustrative purposes only and are not necessarily indicative of what ICE Group’s actual financial condition or results of operations would have been had the Merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments, which are based upon preliminary estimates, to record the NYSE Euronext identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in such financial statements is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of NYSE Euronext as of the date of the completion of the Merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in such financial statements. For more information, see “Unaudited Pro Forma Condensed Combined Financial Information.”

We may fail to realize the anticipated benefits of the Merger.

The success of the Merger will depend on, among other things, our ability to combine our businesses and certain businesses of NYSE Euronext in a manner that facilitates growth opportunities, realizes anticipated synergies, and achieves the projected stand-alone cost savings and revenue growth trends identified by each company. On a combined basis, we expect to benefit from operational synergies, including approximately $450.0 million in combined annual cost synergies expected to be realized within three years of the Merger, resulting from the consolidation of capabilities and elimination of redundancies, including the use by certain of NYSE Euronext’s businesses of our clearing capabilities, as well as greater efficiencies from increased scale and market integration. See “Unaudited Pro Forma Condensed Combined Financial Information.” Management also expects the combined entity will enjoy revenue synergies, including expense sharing, expanded product offerings, the provision of clearing services and increased geographic reach of the combined businesses. However, we must successfully combine our businesses and NYSE Euronext’s businesses in a manner that permits these cost savings and synergies to be realized. In addition, we must achieve the anticipated savings and synergies without adversely affecting current revenues and investments in future growth. If we are not able to successfully achieve these objectives, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected.

Combining the businesses of ICE and NYSE Euronext may be more difficult, costly or time consuming than expected, and the failure to integrate successfully certain businesses and operations of ICE and NYSE Euronext in the expected time frame may adversely affect our future results.

Historically, ICE and NYSE Euronext have operated as independent companies, and each company will continue to do so until the completion of the Merger. There is a significant degree of difficulty and management distraction inherent in the process of integrating an acquisition as sizeable as NYSE Euronext. Management may face significant challenges in consolidating certain businesses and functions (including regulatory functions) of ICE and NYSE Euronext, integrating our respective technologies, organizations, procedures, policies and operations, addressing differences in the business cultures of the two companies and retaining key personnel. The integration may also be complex and time consuming, and require substantial resources and effort. The integration process and other disruptions resulting from the Merger may also disrupt our ongoing businesses or cause inconsistencies in standards, controls, procedures and policies that adversely affect our relationships with market participants, employees, regulators and others with whom we and NYSE Euronext have business or other dealings or limit our ability to achieve the anticipated benefits of the Merger. In addition, difficulties in integrating our and NYSE Euronext’s businesses or regulatory functions could harm our reputation. There can be no assurance that we will successfully or cost-effectively integrate NYSE Euronext following the Merger. The failure to do so could have a material adverse effect on our business.

If we are not able to successfully combine our businesses with those of NYSE Euronext in an efficient and effective manner, the anticipated benefits and cost savings of the Merger may not be realized fully, or at all, or may take longer to realize than expected. An inability to realize the full extent of the anticipated benefits of the Merger, as well as any delays encountered in the integration process, could have an adverse effect upon our revenues, level of expenses and operating results, which may adversely affect our results of operations or financial condition after the completion of the Merger.

In addition, the actual integration may result in additional or unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual synergies, if achieved, may be lower than what we expect and may take longer to achieve than anticipated. If we are not able to adequately address integration challenges, we may be unable to successfully integrate our and NYSE Euronext’s operations or to realize the anticipated benefits of the integration of the two companies.

We and NYSE Euronext will incur significant transaction and merger-related costs in connection with the Merger.

We and NYSE Euronext have incurred and expect to incur a number of non-recurring costs associated with the Merger. These costs and expenses include financial advisory, legal, accounting, consulting and other advisory fees and expenses, reorganization and restructuring costs, severance expenses and other employee benefit-related expenses (including bonus payment and equity-based compensation awards), filing fees, printing expenses and other related charges. Some of these costs are payable by NYSE Euronext and us regardless of whether the Merger is completed. We currently estimate the aggregate amount of these expenses payable by us to equal approximately $103.2 million, and NYSE Euronext currently estimates the aggregate amount of these expenses payable by NYSE Euronext to equal approximately $75.0 million. There are also a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Merger. While both we and NYSE Euronext have assumed that a certain level of expenses would be incurred in connection with the Merger, there are other expenses we may incur that we have not anticipated or are beyond our control that could affect the total amount or the timing of the integration and implementation expenses. Moreover, there could also be significant amounts payable in cash with respect to dissenting shares, which could adversely affect our liquidity.

There may also be additional unanticipated significant costs in connection with the Merger that we may not recoup. These costs and expenses could reduce the benefits and additional income we expect to achieve from the Merger. Although we expect that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

We expect that, following the Merger, we will have significantly less cash on hand than the sum of our and NYSE Euronext’s cash on hand prior to the Merger. This reduced amount of cash could adversely affect our ability to grow.

Following completion of the Merger, after payment of the merger consideration and expenses relating to the Merger, we expect to have, on a pro forma basis, giving effect to the Merger as if it had been consummated on June 30, 2013 and the prepayment of the ICE Private Notes, approximately $511.7 million in cash and cash equivalents. Although management believes that this amount will be sufficient to meet our business objectives and capital needs, this amount is significantly less than the approximately $1.75 billion of combined unrestricted cash and cash equivalents of the two companies as of June 30, 2013 prior to the Merger and prior to cash payments relating to the Merger, and could constrain our ability to grow our business. Our financial position following the Merger could also make us vulnerable to general economic downturns and industry conditions, and place us at a competitive disadvantage relative to our competitors that have more cash at their disposal. In the event that we do not have adequate capital to maintain or develop our business, additional capital may not be available to us on a timely basis, on favorable terms, or at all.

If the Merger is consummated, we will incur a substantial amount of debt, including the issuance of the notes offered hereby, to finance a portion of the cash consideration for the Merger, and related guarantees, which could restrict our ability to engage in additional transactions or incur additional indebtedness.

We intend to finance the Merger with the net proceeds of this offering, together with cash on hand and approximately $             million in borrowings under the Credit Facilities. Following the completion of this offering and the Merger, we will have a significant amount of indebtedness outstanding. NYX Merger Sub will assume, and ICE Group and ICE will guarantee, outstanding indebtedness of NYSE Euronext related to the $850.0 million aggregate principal amount of NYX Senior Notes and the €920.0 million ($1,196.0 million equivalent as of June 30, 2013) aggregate principal amount of NYX Eurobonds. We also expect to prepay all outstanding ICE Private Notes at a price of approximately $450.0 million, inclusive of the associated make whole payment, and repay approximately $108.0 million of NYSE Euronext’s outstanding commercial paper following the completion of the Merger through borrowings under the 364 Day Credit Facility. On a pro forma basis, giving effect to this offering and anticipated borrowings under the Credit Facilities and the 364 Day Credit Facility and the assumption and guarantees of the existing NYX Senior Notes and NYX Eurobonds in connection with the Merger, our consolidated indebtedness would have been approximately $5.0 billion as of June 30, 2013. See “Unaudited Pro Forma Condensed Combined Financial Information.” This substantial level of indebtedness could have important consequences to our business, including making it more difficult to satisfy our debt obligations, increasing our vulnerability to general adverse economic and industry conditions, limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and restricting us from pursuing certain business opportunities. These limitations could reduce the benefits we expect to achieve from the Merger or impede our ability to engage in future business opportunities or strategic acquisitions.

As a result of the Merger, we will be subject to risks relating to the businesses conducted by NYSE Euronext.

The businesses of NYSE Euronext being acquired as part of the Merger are subject to a variety of risks including those set forth in Annex A to this prospectus supplement. In addition, NYSE Euronext will be subject to business uncertainties and contractual restrictions while the Merger is pending. The occurrence of any of such risks could have a material adverse impact on the financial condition, businesses or results of operations of NYSE Euronext, which could impair or eliminate our ability to achieve the expected cost savings and synergies from the Merger on a timely basis, if ever, or could impair our ability to achieve such cost savings and synergies without adversely affecting our current revenues or investments in future growth. Additionally, the occurrence of any such risks could impair our ability to integrate the businesses of NYSE Euronext with our businesses in an efficient and timely manner, if at all.

Risks Relating to this Offering and the Notes

The indenture and the supplemental indenture do not limit the amount of debt we may incur or restrict our ability to engage in other transactions that may adversely affect holders of the notes.

The indenture and the supplemental indenture under which the notes will be issued does not limit the amount of debt that we may incur. The indenture and the supplemental indenture do not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. In addition, the indenture and the supplemental indenture do not limit our ability to pay dividends, make distributions or repurchase shares of our common stock. Any such transaction could adversely affect you.

In connection with the financing of the Merger, we intend to borrow approximately $         million under the revolving portion of the Credit Facilities and assume or otherwise guarantee approximately $2.1 billion equivalent aggregate principal amount, as of June 30, 2013, of NYSE Euronext’s indebtedness. Accordingly, we will incur a substantial amount of debt in connection with our financing of the Merger. See “Description of Other Indebtedness” and “—Risks Related to the Merger and the Business of ICE Group Upon Completion of the Merger.”

The guarantees of the notes provided by ICE and NYX Merger Sub will automatically terminate under certain circumstances, and the notes will be effectively subordinate to the existing and future liabilities of ICE Group’s subsidiaries which do not guarantee the notes.

ICE Group is a separate and distinct legal entity from each of its subsidiaries. While ICE and NYX Merger Sub will fully and unconditionally guarantee ICE Group’s obligations under the notes, each of these guarantees will automatically terminate, and the obligations under such guarantee will be unconditionally released and discharged, if and when each of ICE and NYX Merger Sub, respectively, is no longer (or substantially simultaneously with such release will no longer be) an obligor (either borrower or guarantor) under the Credit Facilities. Additionally, each of ICE and NYX Merger Sub is permitted under these guarantees and under the indenture and supplemental indenture governing the notes to transfer all or substantially all of its assets, including to another of our subsidiaries, without requiring the transferee to assume the relevant guarantee, subject to certain limitations. For further information, see “Description of Other Indebtedness—Anticipated Guarantees in Connection with the Merger” and “Description of Notes—Notes Guarantees.” As described in those sections, we expect that the guarantee from ICE will be released following the Merger in connection with a debt restructuring as a result of which ICE would no longer have any material remaining indebtedness.

None of ICE Group’s other subsidiaries, and none of ICE or NYX Merger Sub’s subsidiaries (including following the completion of the Merger), will guarantee the notes. Consequently, none of these subsidiaries will have any obligation to pay any amounts due on the notes or to provide ICE Group, ICE or NYX Merger Sub with funds to meet their respective payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. Any payment of dividends, loans or advances by these subsidiaries may be subject to contractual or legal restrictions. The rights of ICE Group, ICE and NYX Merger Sub to receive any assets from any of these subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of the creditors of these subsidiaries.

The notes will be subject to prior claims of secured creditors.

The notes will be general unsecured obligations of ICE Group and will rank equally in right of payment with all existing and future indebtedness and other obligations of ICE Group that are not, by their terms, expressly subordinated in right of payment to the notes. Upon issuance, the notes will also be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by ICE and NYX Merger Sub, and these guarantees will be general unsecured obligations of ICE and NYX Merger Sub, respectively, and will rank equally in right of payment with all existing and future indebtedness and other obligations of ICE and NYX Merger Sub, respectively, (for so long as the relevant guarantee is in place) that are not, by their terms, expressly subordinated in right of payment to the applicable guarantee of the notes. The indenture and the supplemental indenture governing the notes permits ICE Group and its subsidiaries, including ICE and NYX Merger Sub following completion of the Merger, to incur secured debt under specified circumstances. If ICE Group or any of its subsidiaries incurs any debt secured by its assets, these assets will be subject to the prior claims of the secured creditors, and in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, these pledged assets would be available to satisfy secured obligations before any payment could be made on the notes or the related guarantees. To the extent that such assets could not satisfy in full any such secured obligations, the holders of such obligations would have a claim for any shortfall that would rank equally in right of payment with the notes or the related guarantees. In that case, we might not have sufficient assets remaining to pay amounts due on any or all of the notes or the related guarantees.

The negative covenants contained in the indenture and supplemental indenture governing the notes are only applicable to certain subsidiaries of ICE Group.

The negative covenants contained in the indenture and the supplemental indenture governing the notes limiting ICE Group’s ability, and the ability of certain of its subsidiaries, to create liens and to enter into sale and leaseback transactions only apply to significant subsidiaries of ICE Group, which is defined to include ICE, NYX Merger Sub and any subsidiaries of ICE Group classified as significant subsidiaries under Regulation S-X under the Exchange Act. These negative covenants do not limit the actions of ICE Group’s subsidiaries that are not significant subsidiaries, including any secured debt incurred, assumed or guaranteed by any ICE Group subsidiaries that are not significant subsidiaries, and are subject to certain exceptions in the case of significant subsidiaries. See “Description of Notes—Certain Covenants.”

Active trading markets for the notes may not develop.

There are no existing trading markets for the notes and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that any trading markets for the notes will ever develop or will be maintained. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell the notes. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell the notes or the price at which you will be able to sell the notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to us and/or our debt securities and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the notes, the outstanding amount of the notes, the terms related to optional redemption of the notes, and the level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in each series of the notes, but they are not obligated to do so and may cease doing so at any time without notice.

Our credit ratings could be lowered or withdrawn in the future.

We expect that the notes will be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates the notes may lower its rating or decide not to continue to rate the notes in its sole discretion. The ratings of the notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any downgrade or withdrawal of a rating by a rating agency that rates the notes could have an adverse effect on the trading prices or liquidity of the notes.

We may be required to redeem all of the notes on a special redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes, and, as a result, holders of the notes may not obtain their expected return on the notes.

We may not consummate the Merger within the timeframe specified under “Description of Notes—Redemption—Special Redemption,” or the Merger Agreement may be amended, modified or waived, or any consent granted with respect thereto, in a manner that would be materially adverse to the holders of the notes. Our ability to consummate the Merger is subject to various closing conditions, including regulatory approval and other matters over which we have limited or no control. If we fail to consummate the Merger on or prior to March 31, 2014, the Merger Agreement is terminated prior to such time or the Merger Agreement is amended, modified or waived, or any consent granted with respect thereto, in a manner that would be materially adverse to the holders of the notes (as reasonably determined by ICE Group), we will be required to redeem all of the notes at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. If we redeem the notes pursuant to the special redemption provisions, you may not obtain your expected return on the notes and may not be able to reinvest the proceeds from such special redemption in an investment that results in a comparable return. In addition, as a result of the special redemption provisions of the notes, the trading prices of the notes may not reflect the financial results of our business or macroeconomic factors. You will have no rights under the special redemption provisions if the Merger closes, nor will you have any right to require us to repurchase your notes if, between the closing of this offering and the completion of the Merger, we experience any changes (including any material adverse changes) in our business or financial condition, or if the terms of the Merger Agreement change, including in material respects, in a manner that ICE Group reasonably determines is not materially adverse to holders of the notes. For a description of the special redemption provisions, see “Description of Notes—Redemption—Special Redemption.”

ICE Group may choose to redeem the notes of any series prior to maturity.

ICE Group may redeem some or all of the notes of any series at any time. See “Description of Notes—Redemption—Optional Redemption.” Although the notes contain provisions designed to compensate you for the lost value of your notes if we redeem some or all of the notes prior to maturity, they are only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of notes.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

We may not be able to purchase all of the notes upon a Change of Control Triggering Event, which would result in a default under the notes.

ICE Group will be required to offer to purchase the notes upon the occurrence of a ‘‘Change of Control Triggering Event’’ as provided in the indenture and the supplemental indenture governing the notes. See “Description of Notes—Repurchase upon Change of Control Triggering Event.” However, we may not have sufficient funds to purchase the notes in cash at such time. In addition, our ability to purchase the notes for cash may be limited by law or the terms of other agreements relating to our debt outstanding at the time. The failure to make such purchase would result in a default under the notes.

USE OF PROCEEDS

We estimate the net proceeds from this offering, after deducting the underwriting discounts and estimated expenses payable by us, will be approximately $         billion. We intend to use the net proceeds from this offering to finance, together with cash on hand and approximately $         million in borrowings under the revolving portion of ICE’s Credit Facilities, the cash portion of the $2.7 billion merger consideration and pay related fees and expenses. The proceeds from this offering, after deducting the underwriting discounts, will be deposited into an escrow account upon the closing of this offering. Because we expect the closing of this offering to occur prior to the consummation of the Merger, immediately prior to the closing of this offering, we will enter into an escrow agreement with the Trustee pursuant to which we will deposit into an escrow account cash equal to the net proceeds of this offering, together with the additional cash necessary to fund the special redemption of the notes and pay accrued and unpaid interest on the notes. For a discussion of the escrow arrangements and the release of funds from escrow, see “Description of Notes—Redemption—Special Redemption.”

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2013 (i) on an actual basis and (ii) on a pro forma as adjusted basis to give effect to this offering, the Merger, the repayment of certain debt of NYSE Euronext and the prepayment of the ICE Private Notes as if they had occurred on such date. Actual amounts may vary from the pro forma as adjusted amounts set forth below depending on several factors, including potential changes in our financing plans as a result of market conditions or the timing of the consummation of the Merger. You should read the data set forth in the table below in conjunction with “Use of Proceeds,” “Unaudited Pro Forma Condensed Combined Financial Information” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. The pro forma as adjusted information set forth below may not reflect our cash, debt and capitalization in the future.

	As of June 30, 2013
	Actual	Pro Forma As Adjusted
	(in thousands)
Cash and cash equivalents(1)	$1,457,048		$511,695
Short-term debt
ICE 364 Day Credit Facility(2)	—		558,000
ICE Credit Facilities (current portion)(3)
Term Loan Facility	48,824		48,824
Interest payable on NYX Eurobonds and NYX Senior Notes	—		71,000
Long-term debt, excluding current portion(4)
Notes offered hereby	—
ICE Credit Facilities(5)
Term Loan Facility	353,971		353,971
Revolving Facility	—
ICE Private Notes(6)	400,000		—
NYX Eurobonds(7)	—		1,300,272
NYX Senior Notes(8)	—		856,146

Total debt	802,795
Total shareholders’ equity	3,847,228		11,261,695

Total capitalization	$4,650,023	$

(1)	We plan to use cash on hand, together with borrowings under the Credit Facilities and the proceeds of this offering, to fund the $2.7 billion cash consideration in connection with the Merger. See “Use of Proceeds.”
(2)	On July 2013, ICE entered into a new $600.0 million 364 Day Credit Facility for working capital and general corporate purposes including but not limited to the funding of the possible prepayment of the ICE Private Notes. We plan to borrow approximately $450.0 million under the 364 Day Credit Facility to fund the anticipated prepayment of the ICE Private Notes. We also plan to borrow under the 364 Day Credit Facility to repay NYSE Euronext’s outstanding commercial paper following completion of the Merger. As of June 30, 2013, NYSE Euronext had approximately $108.0 million of commercial paper outstanding. The actual amount we borrow under the 364 Day Credit Facility following the consummation of the Merger to repay NYSE Euronext’s outstanding commercial paper will be greater than $108.0 million due to NYSE Euronext’s obligations during the third quarter of 2013 and its ordinary cash management activities. We may also choose to fund part or all of the repayment of such debt obligations through borrowings under the revolving facility portion of the Credit Facilities.
(3)	ICE’s $2.6 billion senior unsecured Credit Facilities consist of (i) an aggregate $500.0 million five-year senior unsecured term loan facility (the “Term Loan Facility”) and (ii) an aggregate $2.1 billion five-year senior unsecured multicurrency revolving credit facility (the “Revolving Facility”). The Credit Facilities mature on November 9, 2016.

(4)	For a discussion of our long-term debt obligations and related guarantees, see “Description of Other Indebtedness.”
(5)	We plan to borrow under our Revolving Facility to fund, together with the proceeds of this offering, $1.8 billion of the $2.7 billion cash merger consideration. We will pay the remainder of the $2.7 billion cash consideration in connection with the Merger with our cash on hand. See “Use of Proceeds.” As of June 30, 2013, after giving pro forma effect to the Merger, the repayment of certain debt of NYSE Euronext and the prepayment of the ICE Private Notes and related borrowings as if they had occurred on that date, we would have had approximately $ available for future borrowings under our Credit Facilities and 364 Day Credit Facility.
(6)	We expect to prepay all outstanding ICE Private Notes following the completion of this offering at a price equal to the aggregate principal amount of the ICE Private Notes outstanding, together with accrued interest thereon through the date of prepayment, plus a make whole payment estimated to be approximately $50.0 million.
(7)	In connection with the Merger, NYX Merger Sub is expected to assume NYSE Euronext’s €1.0 billion aggregate principal amount of 5.375% fixed rate bonds due June 2015. As of June 30, 2013, the outstanding principal amount of NYX Eurobonds was €920.0 million ($1,196.0 million equivalent). The Pro Forma As Adjusted Amount of $1,300.3 million reflects an additional $104.2 million pro forma adjustment to record the debt to its fair value. ICE Group and ICE expect to guarantee these obligations upon consummation of the Merger.
(8)	In connection with the Merger, NYX Merger Sub is expected to assume NYSE Euronext’s $850.0 million aggregate principal amount of 2.0% senior unsecured notes due October 2017. The Pro Forma As Adjusted Amount of $856.1 million reflects an additional $6.1 million pro forma adjustment to record the debt to its fair value. ICE Group and ICE expect to guarantee these obligations upon consummation of the Merger.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements combine the historical consolidated financial statements of IntercontinentalExchange, Inc. (“ICE”) and NYSE Euronext, giving effect to the merger transactions pursuant to which ICE will acquire NYSE Euronext under a newly formed holding company, IntercontinentalExchange Group, Inc. (“ICE Group”), which is referred to as the “mergers.” The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2013 and for the year ended December 31, 2012 combine the historical consolidated statements of income of ICE and the historical consolidated statements of operations of NYSE Euronext, giving effect to the mergers as if they had been consummated on January 1, 2012, the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheet of ICE and the historical condensed consolidated balance sheet of NYSE Euronext as of June 30, 2013, giving effect to the mergers as if they had been consummated on June 30, 2013. The historical consolidated financial statements of NYSE Euronext have been adjusted to reflect certain reclassifications in order to conform to ICE’s financial statement presentation.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“US GAAP”) with ICE considered the acquirer of NYSE Euronext for accounting purposes. Under the acquisition method of accounting, the purchase price is allocated to the underlying NYSE Euronext tangible and intangible assets acquired and liabilities assumed based on their respective fair market values with any excess purchase price allocated to goodwill.

ICE has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the NYSE Euronext assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform NYSE Euronext’s accounting policies to ICE’s accounting policies. A final determination of the fair value of NYSE Euronext’s assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of NYSE Euronext that exist as of the closing date of the mergers and, therefore, cannot be made prior to the completion of the transaction. In addition, the value of the consideration to be paid by ICE upon the consummation of the mergers will be determined based on the closing price of ICE’s common stock on the closing date of the mergers. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below. ICE has estimated the fair value of NYSE Euronext’s assets and liabilities based on discussions with NYSE Euronext’s management, preliminary valuation studies, due diligence and information presented in NYSE Euronext’s public filings. Until the mergers are completed, both companies are limited in their ability to share certain information. After completion of the mergers, the valuations will be finalized as soon as practicable within the required measurement period, but in no event later than one year following completion of the mergers. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in adjustments to the pro forma balance sheet and/or statements of income. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

The aggregate purchase price for financial statement purposes will be based on the actual closing price per share of ICE common stock on the closing date, which could differ materially from the assumed value disclosed in the notes to the unaudited pro forma condensed combined financial statements. If the actual closing price per share of ICE common stock on the closing date is higher than the assumed amount, it is expected that the actual amount recorded for goodwill will be higher; conversely, if the actual closing price is lower, the actual amount recorded for goodwill will be lower. A hypothetical 10% change in ICE’s closing stock price on the closing date of the mergers would have an approximate $759 million impact on the purchase price and subsequent goodwill balance.

Assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements (the “pro forma adjustments”) are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are: (1) directly attributable to the mergers; (2) factually supportable; and (3) with respect to the pro forma statements of income, expected to have a continuing impact on the combined results of ICE and NYSE Euronext following the mergers. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the mergers occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the combined company following the mergers.

The unaudited pro forma condensed combined financial statements, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the mergers and, accordingly, do not attempt to predict or suggest future results. Specifically, the unaudited pro forma condensed combined statements of income exclude projected operating efficiencies and synergies expected to be achieved as a result of the mergers. The projected operating synergies include approximately $450 million in combined annual cost synergies expected to be realized within three years of closing the mergers (inclusive of $150 million related to NYSE Euronext’s current cost savings program, known as Project 14). Of these expense synergies, 80% are expected to be realized within two years of closing. The unaudited pro forma condensed combined financial statements also exclude the effects of costs associated with any restructuring or integration activities or asset dispositions resulting from the mergers, as they are currently not known, and to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the mergers. However, such costs could affect the combined company following the mergers in the period the costs are incurred or recorded. Further, the unaudited pro forma condensed combined financial statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the mergers.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited consolidated financial statements of ICE as of and for the year ended December 31, 2012, included in ICE’s Annual Report on Form 10-K for the year ended December 31, 2012;

•	the historical unaudited consolidated financial statements of ICE as of and for the six months ended June 30, 2013, included in ICE’s Quarterly Report on Form 10-Q for the six months ended June 30, 2013;

•	the historical audited consolidated financial statements of NYSE Euronext as of and for the year ended December 31, 2012, included in Exhibit 99.2 of ICE’s Current Report on Form 8-K filed September 9, 2013; and

•	the historical unaudited condensed consolidated financial statements of NYSE Euronext as of and for the six months ended June 30, 2013, included in Exhibit 99.2 of ICE’s Current Report on Form 8-K filed September 9, 2013.

INTERCONTINENTALEXCHANGE, INC. AND NYSE EURONEXT

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2013

(In thousands, except per share amounts)

	Historical Statement of Income Information		Pro Forma
	ICE	NYSE Euronext	Adjustments	Notes		ICE Group Combined
Revenues:
Transaction and clearing fees, net	$618,583	$1,291,000				$1,909,583
Market data fees	81,033	174,000				255,033
Listing fees	—	221,000	$(106)	(a	)
			(46,000)	(b	)	174,894
Technology service fees	—	157,000	(1,677)	(a	)	155,323
Other	23,890	115,000				138,890

Total revenues	723,506	1,958,000	(47,783)			2,633,723
Transaction-based expenses:
Section 31 fees	—	153,000				153,000
Liquidity payments, routing and clearing	—	594,000				594,000

Total revenues less transaction-based expenses	723,506	1,211,000	(47,783)			1,886,723

Operating Expenses:
Compensation and benefits	132,846	315,000				447,846
Technology and communications	23,197	85,000				108,197
Professional services	15,587	136,000				151,587
Rent and occupancy	17,567	60,000				77,567
Acquisition-related transaction expenses and exit costs	26,314	30,000	(39,741)	(c	)	16,573
Selling, general and administrative	17,991	52,000	(1,783)	(a	)	68,208
Depreciation and amortization	65,234	124,000	500	(d	)	189,734

Total operating expenses	298,736	802,000	(41,024)			1,059,712

Operating income	424,770	409,000	(6,759)			827,011
Other expense, net	16,780	42,000	2,505	(e	)	61,285

Income before income taxes	407,990	367,000	(9,264)			765,726
Income tax expense	112,948	58,000	(4,052)	(f	)	166,896

Net income	$295,042	$309,000	$(5,212)			$598,830

Net income attributable to noncontrolling interest	(6,277)	(10,000)				(16,277)

Net income attributable to Combined Company	$288,765	$299,000	$(5,212)			$582,553

Earnings per share attributable to Combined Company common shareholders:
Basic	$3.97	$1.23				$5.07

Diluted	$3.94	$1.22				$5.04

Weighted average common shares outstanding:
Basic	72,746	243,000	(200,841)	(g	)	114,905

Diluted	73,291	244,000	(201,744)	(g	)	115,547

INTERCONTINENTALEXCHANGE, INC. AND NYSE EURONEXT

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2012

(In thousands, except per share amounts)

	Historical Statement of Income Information		Pro Forma
	ICE	NYSE Euronext	Adjustments	Notes		ICE Group Combined
Revenues:
Transaction and clearing fees, net	$1,185,195	$2,393,000				$3,578,195
Market data fees	146,789	348,000				494,789
Listing fees	—	448,000	$(128)	(a	)
			(88,000)	(b	)	359,872
Technology service fees	—	341,000	(1,025)	(a	)	339,975
Other	30,981	219,000				249,981

Total revenues	1,362,965	3,749,000	(89,153)			5,022,812
Transaction-based expenses:
Section 31 fees	—	301,000				301,000
Liquidity payments, routing and clearing	—	1,124,000				1,124,000

Total revenues less transaction-based expenses	1,362,965	2,324,000	(89,153)			3,597,812

Operating Expenses:
Compensation and benefits	251,152	601,000				852,152
Technology and communications	45,764	176,000				221,764
Professional services	33,145	299,000				332,145
Rent and occupancy	19,329	119,000				138,329
Acquisition-related transaction expenses and exit costs	19,359	134,000	(17,174)	(c	)	136,185
Selling, general and administrative	36,699	126,000	(1,153)	(a	)	161,546
Depreciation and amortization	130,502	260,000	(100)	(d	)	390,402

Total operating expenses	535,950	1,715,000	(18,427)			2,232,523

Operating income	827,015	609,000	(70,726)			1,365,289
Other expense, net	37,323	139,000	4,243	(e	)	180,566

Income before income taxes	789,692	470,000	(74,969)			1,184,723
Income tax expense	227,955	105,000	(30,216)	(f	)	302,739

Net income	$561,737	$365,000	$(44,753)			$881,984

Net income attributable to noncontrolling interest	(10,161)	(17,000)				(27,161)

Net income attributable to Combined Company	$551,576	$348,000	$(44,753)			$854,823

Earnings per share attributable to Combined Company common shareholders:
Basic	$7.59	$1.39				$7.44

Diluted	$7.52	$1.39				$7.40

Weighted average common shares outstanding:
Basic	72,712	250,000	(207,841)	(g	)	114,871

Diluted	73,366	250,000	(207,792)	(g	)	115,574

INTERCONTINENTALEXCHANGE, INC. AND NYSE EURONEXT

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2013

(In thousands)

	Historical Balance Sheet Information		Pro Forma
	ICE	NYSE Euronext	Adjustments	Notes		ICE Group Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,457,048	$295,000	$(950,609)	(h	)
			(152,000)	(i	)
			(137,744)	(j	)	$511,695
Short-term investments	36,529	27,000				63,529
Short-term restricted cash and investments	138,297	—	152,000	(i	)	290,297
Customer accounts receivable, net	185,784	442,000				627,784
Margin deposits and guaranty funds	35,328,089	—				35,328,089
Prepaid expenses and other current assets	39,459	184,000				223,459

Total current assets	37,185,206	948,000	(1,088,353)			37,044,853

Property, plant & equipment, net	164,901	887,000	(139,000)	(k	)	912,901

Other noncurrent assets:
Goodwill	1,932,929	4,027,000	2,177,389	(l	)	8,137,318
Other intangible assets, net	804,188	5,573,000	139,000	(k	)
			2,649,000	(m	)	9,165,188
Long-term restricted cash	160,751	—				160,751
Long-term investments	329,547	456,000				785,547
Other noncurrent assets	36,205	155,000				191,205

Total other noncurrent assets	3,263,620	10,211,000	4,965,389			18,440,009

Total assets	$40,613,727	$12,046,000	$3,738,036			$56,397,763

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$108,948	$577,000	$(16,447)	(n	)	$669,501
Accrued salaries and benefits	36,266	150,000				186,266
Current portion of long-term debt	48,824	179,000	450,000	(o	)	677,824
Deferred revenue	35,912	314,000	$(278,000)	(p	)	71,912
Margin deposits and guaranty funds	35,328,089	—				35,328,089
Other current liabilities	86,759	—				86,759

Total current liabilities	35,644,798	1,220,000	155,553			37,020,351

Noncurrent liabilities:
Noncurrent deferred tax liability, net	205,406	1,401,000	932,514	(q	)
			267,730	(p	)
			(46,346)	(p	)	2,760,304
Long-term debt	753,971	2,039,000	1,908,118	(r	)
			(400,000)	(o	)	4,301,089
Deferred revenue	—	375,000	(375,000)	(p	)	—
Other noncurrent liabilities	115,508	584,000				699,508

Total noncurrent liabilities	1,074,885	4,399,000	2,287,016			7,760,901

Total liabilities	36,719,683	5,619,000	2,442,569			44,781,252

Redeemable noncontrolling interest	15,169	286,000				301,169

EQUITY
Shareholders’ equity
Common stock	804	3,000	(3,000)	(s	)
			424	(t	)	1,228
Treasury stock	(737,846)	(968,000)	968,000	(s	)	(737,846)
Additional paid-in capital	1,945,281	7,908,000	(7,908,000)	(s	)
			7,592,410	(t	)	9,537,691
Retained earnings	2,797,437	722,000	(850,367)	(s	)
			(50,000)	(o	)	2,619,070
Accumulated other comprehensive loss	(158,448)	(1,546,000)	1,546,000	(s	)	(158,448)

Total shareholders’ equity	3,847,228	6,119,000	1,295,467			11,261,695
Noncontrolling interest in consolidated subsidiaries	31,647	22,000				53,647

Total equity	3,878,875	6,141,000	1,295,467			11,315,342

Total liabilities and equity	$40,613,727	$12,046,000	$3,738,036			$56,397,763

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

Overview

Pursuant to the merger agreement, dated December 20, 2012, as amended and restated on March 13, 2013, ICE agreed to acquire NYSE Euronext under a newly formed holding company, ICE Group. Following successive merger transactions, ICE and NYSE Euronext will become wholly-owned subsidiaries of ICE Group. For purposes of the unaudited pro forma condensed combined financial statements (the “pro forma financial statements”), ICE has assumed a total preliminary purchase price for the mergers of $10.3 billion, which consists of cash, shares of ICE Group common stock, and replacement share-based payment awards. Under the terms of the merger agreement, the transaction is currently valued at $41.91 per NYSE Euronext share, based on the closing price of ICE’s stock on September 26, 2013. Each issued and outstanding share of NYSE Euronext common stock (except for excluded shares and dissenting shares) will be converted into the right to receive 0.1703 of a share of ICE Group common stock and $11.27 in cash (this is referred to as the “standard election amount”). NYSE Euronext stockholders will also have the right to make either a cash election to receive $33.12 in cash, or a stock election to receive 0.2581 of a share of ICE Group common stock, for their NYSE Euronext shares. Both the cash election and the stock election are subject to the proration and adjustment procedures to ensure that the total amount of cash paid, and the total number of shares of ICE Group common stock issued, in the mergers to the NYSE Euronext stockholders, as a whole, will be equal to the total amount of cash and number of shares that would have been paid and issued if all of the NYSE Euronext stockholders received the standard election amount, representing maximum cash consideration of $2.7 billion and a maximum aggregate number of ICE Group common shares of 42.4 million shares. NYSE Euronext stockholders who make no election will receive the standard election amount. The overall mix of the $10.3 billion of estimated aggregate merger consideration being paid by ICE and ICE Group is approximately 73% shares and 27% cash.

The pro forma financial statements have been prepared assuming the mergers are accounted for using the acquisition method of accounting under US GAAP with ICE treated as the acquiring entity for accounting purposes. Accordingly, under acquisition accounting, the total estimated purchase price is allocated to the acquired net tangible and identifiable intangible assets of NYSE Euronext based on their respective fair values, as further described below.

To the extent identified, certain reclassifications have been reflected in the pro forma adjustments to conform NYSE Euronext’s financial statement presentation to that of ICE, as described in Note 2. However, the pro forma financial statements may not reflect all adjustments necessary to conform the accounting policies of NYSE Euronext to those of ICE due to limitations on the availability of information as of the date of these pro forma financial statements.

The pro forma adjustments represent management’s estimates based on information available as of the date of these pro forma financial statements and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions. Also, the pro forma financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the mergers that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, the closing of the mergers are not included in the pro forma statements of income. However, the impact of such transaction expenses are reflected in the pro forma balance sheet as decreases to retained earnings and cash.

The pro forma statements of income for the six months ended June 30, 2013 and for the year ended December 31, 2012 combine the historical consolidated statements of income of ICE and the historical consolidated statements of operations of NYSE Euronext, giving effect to the mergers as if they had been consummated on January 1, 2012, the beginning of the earliest period presented. The pro forma balance sheet combines the historical consolidated balance sheet of ICE and the historical consolidated balance sheet of NYSE Euronext as of June 30, 2013, giving effect to the mergers as if they had been consummated on June 30, 2013.

Completion of the mergers is subject to regulatory approvals from the Euronext College of Regulators and other national financial regulators, as well as customary closing conditions. The mergers are expected to be completed during the fall of 2013.

Preliminary Estimated Purchase Price

The total preliminary estimated purchase price of $10.3 billion was determined based on NYSE Euronext’s shares of common stock and awards outstanding under NYSE Euronext’s stock plan (which we refer to as equity awards), as of September 26, 2013. For purposes of these pro forma financial statements, such common stock and equity awards are assumed to remain outstanding as of the closing date of the mergers. Further, no effect has been given to any other new shares of common stock or other equity awards that may be issued or granted subsequent to the date of these pro forma financial statements and before the closing date of the mergers. In all cases in which ICE’s closing stock price is a determining factor in arriving at the final merger consideration, the stock price assumed for the total preliminary purchase price is the closing price of ICE’s common stock on September 26, 2013 ($179.92 per share), the most recent date practicable in the preparation of these pro forma financial statements. The standard election amount is assumed for purposes of preparing the table below.

(In thousands, except per share data)	Shares	Per Share	Purchase Consideration
Cash consideration for outstanding NYSE Euronext common stock	243,239	$11.27	$2,741,309

Total Cash Consideration			2,741,309

Shares of ICE Group common stock exchanged for NYSE Euronext common stock outstanding(1)	41,424	$179.92	7,452,950
ICE Group stock options exchanged for NYSE Euronext stock options outstanding(2)	6	$109.30	725
Shares of ICE Group common stock exchanged for NYSE Euronext time-based restricted stock units outstanding that do not require post-combination service (3)	735	$179.92	132,250
ICE Group time-based restricted stock units exchanged for NYSE Euronext time-based restricted stock units outstanding that require post-combination service (3)	181	$179.92	4,522
ICE Group time-based restricted stock units exchanged for NYSE Euronext performance-based restricted stock units outstanding(4)	47	$179.92	2,387

Total Stock Consideration	42,393		7,592,834

Total Preliminary Estimated Purchase Price			$10,334,143

(1)	Number of shares of ICE Group common stock issued was determined based on the conversion factor of 0.1703 of a share of ICE Group common stock for each issued and outstanding share of NYSE Euronext common stock.
(2)

Number of ICE Group stock options issued was determined based on the 28,547 outstanding NYSE Euronext stock options multiplied by an exchange factor of 0.2324 per award. As defined in the merger agreement, the exchange factor is equal to the equity exchange factor of 0.1703 plus i) $11.27 divided by ii)

the 10-day volume weighted average ICE stock price ending prior to the second to last trading day prior to September 26, 2013. The fair value of $109.30 per award was calculated using the Black-Scholes option pricing model. The entire fair value of the ICE awards has been attributed to stock consideration as those awards require no post-combination service. The impact of the exchange of NYSE Euronext stock appreciation rights was excluded from the calculation presented above as their associated stock consideration value would not be material.
(3)	Of the 3,940,391 total outstanding time-based restricted stock units of NYSE Euronext common stock, 3,162,438 will vest upon the closing of the mergers and the fair value of the shares of ICE Group issued in the satisfaction of these awards is included in the stock consideration presented above as no post-combination service is required. Restricted shares of ICE Group stock will be issued in replacement of the remaining 777,953 outstanding NYSE Euronext shares. As these awards will require post-combination service, the fair value of the replacement ICE Group time-based restricted share awards has been allocated between the pre- and post-combination service period, with 14% of the amount allocated to the pre-combination period included as purchase price in the table above. The amount allocated to the post-combination service period will be expensed prospectively by ICE Group. The number of ICE Group shares and time-based restricted stock units issued for these awards is based on an exchange factor of 0.2324, as calculated in footnote (2) above.
(4)	Each of the 201,684 outstanding performance-based restricted stock units of NYSE Euronext common stock will be deemed to have their performance condition satisfied as of the date of the mergers. ICE Group will issue replacement time-based restricted share units and the number of units issued will be based on an exchange factor of 0.2324, as calculated in footnote (2) above. Only 28% of the fair value of the replacement awards is included in the stock consideration presented above, as this amount represents the fair value attributable to the service period completed prior to the merger date. The remaining service period will be completed post-merger and future vesting and expense will be recognized accordingly.

The purchase price will be computed using the closing price of ICE common stock on the closing date; therefore, the actual purchase price will fluctuate with the market price of ICE common stock until the mergers are consummated. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the pro forma financial statements.

The following table presents the changes to the value of stock consideration and the total preliminary purchase price based on a 10% increase and decrease in the per share price of ICE common stock (in thousands, except per share data):

	Price of ICE Common Stock	ICE Group Shares To Be Issued	Calculated Value of Stock Consideration	Cash Consideration Transferred	Total Preliminary Purchase Price
As of September 26, 2013	$179.92	42,400	$7,592,834	$2,741,309	$10,334,143
Decrease of 10%	$161.93	42,400	$6,833,707	$2,741,309	$9,575,016
Increase of 10%	$197.91	42,400	$8,351,960	$2,741,309	$11,093,269

Preliminary Estimated Purchase Price Allocation

The total preliminary estimated purchase price described above has been allocated to NYSE Euronext’s tangible and intangible assets and liabilities for purposes of these pro forma financial statements based on their estimated relative fair values assuming the mergers were completed on the pro forma balance sheet date presented. The final allocation will be based upon valuations and other analyses for which there is currently insufficient information to make a definitive allocation. Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing pro forma financial statements. The final purchase price allocation will be determined after the mergers are consummated and after completion of a thorough analysis to determine the fair value of NYSE Euronext’s tangible assets and liabilities, including fixed assets and investments, and identifiable intangible assets and liabilities. As a result, the final acquisition accounting adjustments, including those resulting from conforming NYSE Euronext’s accounting policies to those of ICE, could differ materially from the pro forma adjustments presented herein. Any increase or decrease in the fair value of NYSE Euronext’s tangible and identifiable intangible assets and liabilities, as compared to the information shown herein, would also change the portion of purchase price allocable to goodwill and could impact the operating results of the combined company following the mergers due to differences in amortization related to these assets and liabilities. The total preliminary estimated purchase price was allocated based on NYSE Euronext’s balance sheet as of June 30, 2013 as follows (in thousands):

NYSE Euronext historical equity	$6,119,000
NYSE Euronext historical goodwill	(4,027,000)
NYSE Euronext historical intangible assets	(5,573,000)
Fair value adjustment of deferred revenue	653,000
Fair value adjustment of debt assumed	(110,348)
Deferred tax impact of fair value adjustment – deferred revenue	(267,730)
Deferred tax impact of fair value adjustment – debt assumed	46,346
Deferred tax liability on historical intangible assets	1,650,000

Net tangible liabilities assumed	(1,509,732)
Preliminary identifiable intangible assets	8,222,000
Deferred tax liabilities on preliminary identifiable intangible assets	(2,582,514)
Preliminary goodwill	6,204,389

Total Preliminary Estimated Purchase Price	$10,334,143

Preliminary identifiable intangible assets in the pro forma financial statements consist of anticipated intangibles derived from national securities exchange registrations, customer relationships and trade names, of which customer relationships and certain trade names are amortizable. The amortization related to these amortizable identifiable intangible assets is reflected as a pro forma adjustment to the pro forma statements of income using the straight-line method. Management has determined the estimated remaining useful life of these assets based on its consideration of relevant factors. An indefinite remaining useful life for national securities exchange registrations has been estimated since the registrations represent rights to operate exchanges in perpetuity based on the long history of the NYSE Euronext exchanges to be acquired and the expectation that a market participant would continue to operate them indefinitely. Indefinite remaining useful lives for the NYSE and Euronext trade names have been estimated based on their long history in the marketplace, their continued use following the mergers, and their importance to the business of NYSE Euronext and prominence in the industry. A three year remaining useful life for the Liffe trade name has been estimated based on the period in which ICE expects a market participant would use the name prior to rebranding and the length of time the name is expected to maintain recognition and value in the marketplace. An average 21 year remaining useful life for customer relationships has been estimated based on the projected economic benefits associated with this asset. The 21 year estimated useful life represents the approximate point in the projection period in which a majority of the asset’s cash flows are expected to be realized based on assumed attrition rates. These assumptions have been based on discussions with NYSE Euronext management due to the limits on each company’s ability to share certain information, which includes access to NYSE Euronext’s historical customer data.

The identifiable intangible assets and related amortization are preliminary and have been based on discussions with NYSE Euronext’s management, preliminary valuation studies, due diligence and information presented in public filings. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods impacted by amortization expense will ultimately be based upon the periods in which we expect to derive the associated economic benefits or detriments. Therefore, the amount of amortization expense following the mergers may differ significantly between periods based upon the final value assigned to, and amortization methodology used for, each identifiable intangible. Intangible amortization has been presented in one line item on the pro forma statements of income; however, the ultimate classification of intangible amortization expense could differ materially, depending upon the final determination of the nature and amount of each identifiable intangible asset and liability.

The deferred tax liabilities above represent the estimated tax effect on the identifiable intangibles as there will be no tax basis in these assets. This determination is preliminary and subject to change based upon the final determination of the fair value of the identifiable intangible assets.

Goodwill represents the excess of the preliminary estimated purchase price over the fair value of the underlying net assets. Goodwill is not amortized to earnings, but instead is reviewed for impairment at least annually, absent any indicators of impairment.

2. Pro Forma Adjustments

The unaudited pro forma condensed combined statements of income reflect the following adjustments:

a)	To eliminate listing and technology fees charged by NYSE Euronext to ICE.

b)	To remove revenue relating to the amortization of deferred revenue balances, net of revenue recognized for listings that occurred in 2013 and 2012, that have been eliminated in the pro forma adjustments. See adjustment p) below.

c)	To remove acquisition-related transaction costs related to the mergers, including $23.4 million and $16.3 million incurred by ICE and NYSE Euronext for the six months ended June 30, 2013, respectively, and $9.2 million and $8.0 million incurred by ICE and NYSE Euronext for the year ended December 31, 2012, respectively.

d)	To record $30.5 million and $61.0 million in amortization expense for the six months ended June 30, 2013 and for the year ended December 31, 2012, respectively, on the acquired intangible assets described in adjustment m) below. To eliminate $30.0 million and $61.1 million in amortization expense for the six months ended June 30, 2013 and for the year ended December 31, 2012, respectively, recognized related to NYSE Euronext historical intangible assets.

e)	To reduce interest income earned on ICE cash on hand to be used to fund a portion of the cash merger consideration, to record interest expense on $1.8 billion in combined new debt to be incurred by ICE Group and ICE to fund a portion of the cash merger consideration expected to consist of a combination of the notes offered hereby and new borrowings by ICE under the revolving portion of its Credit Facilities (the “Revolving Facility” (as described in Note 3 below), to record interest expense on $450.0 million of anticipated borrowings used to prepay the ICE Private Notes and to fund the associated make whole payment, to record increased interest expense on ICE’s current outstanding term loans and unused Revolving Facility in accordance with the terms of the facilities, to reduce interest expense for the ICE Private Notes expected to be prepaid and to reduce interest expense for the amortization of the adjustment to the existing NYX Eurobonds and NYX Senior Notes to record them at fair market value.

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
	(In thousands)
ICE interest income earned on cash paid for merger consideration	$1,422	$1,626
Interest expense incurred on new debt	24,528	48,736
Increase in interest expense on outstanding ICE term loans based on higher interest rate	2,139	4,690
Increase in commitment fees resulting from higher undrawn commitment fee rate	1,922	4,679
Reduction of interest expense from the payoff of the ICE Private Notes	(8,820)	(17,640)
Reduction of interest expense from the amortization of the fair value adjustment to the existing NYX Eurobonds and NYX Senior Notes	(18,686)	(37,848)

Pro forma adjustment to other expense	$2,505	$4,243

For purposes of the pro forma interest expense incurred, ICE has assumed (i) on the $1.8 billion of new debt to be incurred to fund a portion of the cash merger consideration, an interest rate of 2.5% per annum and (ii) on the $450.0 million of debt incurred to prepay the ICE Private Notes, an average interest rate of 0.35%. Borrowings under ICE’s Revolving Facility and 364 Day Credit Facility are expected to be refinanced following the mergers under a commercial paper program. Any borrowings by ICE Group through the issuance of senior notes or refinancing of borrowings under ICE’s Revolving Facility and 364 Day Credit Facility are subject to market conditions and other factors outside the control of ICE Group and ICE and there can be no assurance that ICE and ICE Group will be able to issue senior notes or refinance such borrowings. In addition, additional interest expense is recorded related to ICE’s outstanding term loans and unused commitment fee on ICE’s Revolving Facility based on a presumed higher rate of interest in accordance with the terms of the agreements and the associated changes in the leverage ratios. See Note 3 for more information on these financing transactions related to the mergers.

f)	To record the tax effect on pro forma adjustments at a combined U.S. (federal and state) statutory income tax rate of 44% for the six months ended June 30, 2013 and 40% for the year ended December 31, 2012.

g)	To adjust the weighted average number of shares outstanding based on the standard election amount of $11.27 in cash plus 0.1703 of an ICE Group share for each share of NYSE Euronext stock outstanding as of September 26, 2013, as well as the dilutive impact of the NYSE Euronext restricted stock and stock option awards to be exchanged for ICE Group stock awards in connection with the mergers, as follows:

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
	(In thousands)
Basic:
Elimination of NYSE Euronext historical weighted average shares	(243,000)	(250,000)
ICE Group estimated incremental shares issued to NYSE Euronext stockholders related to the mergers	41,424	41,424
Issuance of ICE Group common stock in exchange for outstanding NYSE Euronext restricted stock awards	735	735

Weighted average share adjustment, net	(200,841)	(207,841)

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
	(In thousands)
Diluted:
Elimination of NYSE Euronext weighted average shares	(244,000)	(250,000)
ICE Group estimated incremental shares issued to NYSE Euronext stockholders related to the mergers	41,424	41,424
Issuance of ICE Group common stock in exchange for outstanding NYSE Euronext restricted stock awards	735	735
Dilutive impact of NYSE Euronext stock awards assumed by ICE Group	97	49

Weighted average share adjustment, net	(201,744)	(207,792)

The unaudited pro forma condensed combined balance sheet reflects the following adjustments:

h)	To reflect the use of ICE cash on hand to fund a portion of the cash merger consideration, as described in Note 1 above, equal to the $2.7 billion aggregate cash-consideration, less the $1.8 billion in new debt expected to be incurred by ICE Group and ICE, net of $9.3 million in debt issuance costs.

i)	To reclassify minimum cash balances to be maintained in certain markets to restricted cash to conform to ICE’s accounting policy.

j)	To reflect the impact of $178.2 million estimated transaction costs anticipated to be paid by both ICE and NYSE Euronext prior to, or concurrent with, the closing of the mergers, net of $40.5 million paid during the six months ended June 30, 2013 and the year ended December 31, 2012. Of the combined $178.2 million in estimated transaction costs, $81.4 million relates to investment banker fees as specified in the relevant agreements. The remaining $96.8 million in estimated transaction costs primarily relate to professional fees associated with the mergers, including legal, accounting, tax, regulatory filing and printing fees to be paid to third parties based on actual expenses incurred to date and each party’s best estimate of its remaining fees as provided to ICE and NYSE Euronext.

k)	To reclassify NYSE Euronext developed technology as it will be recognized as an intangible asset in connection with purchase accounting. ICE will continue to assess the fair value of all property, plant and equipment, including this technology, as integration decisions are made. Therefore, fair value adjustments to these assets may change and will be accounted for accordingly if and when such a determination is made.

l)	To eliminate $4.0 billion of historical NYSE Euronext goodwill and record $6.2 billion of goodwill resulting from the mergers. See Note 1 above for preliminary estimated purchase price allocation.

m)	To reflect the elimination of $5.6 billion of historical intangible assets of NYSE Euronext and the recording of $8.2 billion of identifiable intangible assets related to the mergers. The estimated intangible assets attributable to the mergers are comprised of the following:

	Estimated Fair Value (In thousands)	Estimated remaining useful life (in years)	Estimated amortization expense for the six months ended June 30, 2013 (In thousands)	Estimated amortization expense for year ended December 31, 2012 (In thousands)
National securities exchange registrations	$6,790,000	Indefinite	N/A	N/A
Customer relationships	1,112,000	16 to 25	$28,000	$56,000
Trade names	320,000	3 to Indefinite	2,500	5,000

Total	$8,222,000		$30,500	$61,000

As part of these preliminary estimates, national securities exchange registrations and customer relationships were valued using the excess earnings approach and trade names were valued using the relief-from-royalty method under the income approach. Amortization expense was calculated using a straight-line method. See Note 1 for a discussion of the estimated remaining useful life for each intangible asset category identified above.

n)	To remove accrued acquisition-related transaction costs related to the mergers.

o)	To record $450.0 million in short term debt expected to be incurred under the 364 Day Credit Facility for the prepayment of $400.0 million of long term debt consisting of the ICE Private Notes plus an additional $50.0 million of debt required to fund the associated make whole payment required under the terms of the ICE Private Notes note purchase agreement. See Note 3 for more information on these financing transactions.

p)	To eliminate $653.0 million in deferred revenue balances (and the related $267.7 million in deferred tax assets) relating to NYSE Euronext original listing fees to reflect that, following the completion of the mergers, the combined company would not have assumed a legal performance obligation to their customers.

q)	To record a deferred tax liability of $2.6 billion related to the $8.2 billion estimated fair value of identifiable intangible assets at an estimated blended statutory income tax rate of 31% for the relevant U.S. and foreign taxing jurisdictions, and to eliminate $1.7 billion of NYSE Euronext historical deferred tax liabilities associated with historical identifiable intangible assets.

r)	To record new debt of $1.8 billion expected to be incurred to fund a portion of the cash merger consideration, net of $9.3 million in debt issuance costs. See Note 3 for more information on these financing transactions. In addition, to record an increase of $110.3 million to the historical NYSE Euronext outstanding debt at its fair value (and to record the related $46.3 million in deferred tax assets) as of June 30, 2013, based on current public debt prices and to eliminate $7.1 million of unamortized debt issuance costs of NYSE Euronext.

s)	To eliminate NYSE Euronext’s historical equity balances that remain after adjusting for the mergers and to reflect estimated transaction costs as discussed above in adjustments j) and n).

t)	To reflect the issuance of 42.4 million shares of ICE Group common stock in connection with the merger (par value of $0.01 per share), as discussed in Note 1, valued at a per share price of $179.92, which was the ICE closing stock price on September 26, 2013.

3. Financing Considerations

The pro forma financial statements assume, as summarized in Note 1, that the preliminary estimated purchase price for the mergers is $10.3 billion, comprised of $7.6 billion in equity consideration (including the issuance of 42.4 million shares of ICE Group common stock in exchange for outstanding shares of NYSE Euronext common stock, restricted stock and stock options) and $2.7 billion in cash consideration. ICE expects to fund the cash portion of the purchase price by using $941.3 million from ICE’s existing unrestricted cash balances and new borrowings of $1.8 billion.

ICE has (i) aggregate $2.6 billion senior unsecured credit facilities in place (the “Credit Facilities”), of which $1.8 billion was available to be borrowed by ICE for general corporate purposes as of June 30, 2013 and (ii) a $600.0 million 364 day senior unsecured revolving credit facility (the “364 Day Credit Facility”), entered into in July 2013, of which $600.0 million was available to be borrowed by ICE for general corporate purposes as of June 30, 2013 (assuming the facility would have been available to ICE as of that date). The Credit Facilities consist of an aggregate $500.0 million five-year senior unsecured term loan facility and an aggregate $2.1 billion five-year senior unsecured multicurrency revolving credit facility. The Credit Facilities mature in November 2016 and the 364 Day Facility matures in July 2014.

ICE’s management does not anticipate repatriating any undistributed earnings of non-U.S. subsidiaries to fund the cash portion of the NYSE Euronext merger consideration. Further, ICE expects its available U.S. cash and anticipated borrowings will be sufficient to fund the cash merger consideration at closing and ICE Group’s anticipated U.S. operating cash flow will be sufficient to fund ICE Group’s announced $300 million annual future dividend program it anticipates implementing following completion of the mergers. The declaration and payment of any dividends will be at the sole discretion of ICE Group’s board of directors.

The outstanding debt of the combined company in the pro forma balance sheet as of June 30, 2013 consists of:

(i) $1.8 billion of new debt, comprised of the notes offered hereby and anticipated borrowings under ICE’s Revolving Facility, at an assumed interest rate of 2.5%, to fund a portion of the cash merger consideration, together with estimated unamortized debt issuance costs of $9.3 million,

(ii) $450.0 million of new borrowings under the 364 Day Credit Facility at an assumed interest rate of 0.35% expected to be incurred to fund the anticipated prepayment of $400.0 million aggregate principal amount of the ICE Private Notes and the $50.0 million estimated make whole payment associated with the prepayment,

(iii) ICE’s term loan facility, which had $402.8 million outstanding with a 1.45% interest rate as of June 30, 2013,

(iv) NYSE Euronext’s European bonds (June 2015 maturity), which have $1.2 billion outstanding with a 5.375% interest rate as of June 30, 2013 (plus an additional $104.2 million pro forma adjustment to record the debt to its fair value),

(v) NYSE Euronext’s U.S. bonds (October 2017 maturity), which have $850.0 million outstanding with a 2.0% interest rate as of June 30, 2013 (plus an additional $6.1 million pro forma adjustment to record the debt to its fair value),

(vi) $71.0 million accrued but unpaid interest as of June 30, 2013 on NYSE Euronext’s European bonds and U.S. bonds, and

(vii) $108.0 million of new borrowings under the 364 Day Credit Facility to fund the repayment of NYSE Euronext’s outstanding obligations under its commercial paper program as of June 30, 2013.

Subsequent to the closing of the mergers, ICE intends to refinance the new borrowings under the Revolving Facility and the 364 Day Credit Facility through the issuance of new debt, which ICE expects will be in the form of a commercial paper program. Management currently anticipates an average interest rate on the commercial paper program of 0.35% based on current market conditions and other factors. Because ICE intends to proceed with the refinancing, and expects the commercial paper program to be available to it shortly following the completion of the mergers, ICE believes it is more representative of the ongoing interest expense related to the $450.0 million of borrowings under the 364 Day Credit Facility to use the anticipated average interest rate on commercial paper of 0.35% in computing the interest expense for the pro forma periods in lieu of the applicable interest rate under the 364 Day Credit Facility, which is anticipated to be 2.5%.

The pro forma financial statements reflect our estimate of the amount of financing required to complete the mergers. The actual amount of financing required for the mergers will not be determined until the closing date of the mergers when the actual purchase price, the actual amount of existing unrestricted cash balances of ICE, and the total value of ICE Group common stock to be issued are known. The actual amount of available cash at closing and the total value of common stock to be issued in the mergers to NYSE Euronext stockholders may vary materially from preliminary estimates. The pro forma financial statements also reflect an assumed interest rate for the $1.8 billion of new debt expected to be incurred based on management’s current estimates of the interest rates that will be applicable to such borrowings, which are subject to change. The actual interest incurred on the debt may vary significantly based on factors outside our control, including market conditions, the amount of each form of debt incurred, ICE Group’s ability to issue senior notes, ICE’s ability to borrow under its Revolving Facility to finance a portion of the cash merger consideration, and ICE’s ability to refinance its borrowings with a commercial paper program in connection with the closing of the mergers. There can be no assurance that ICE Group and ICE will be able to issue new debt or refinance any of its anticipated borrowings. A 100 basis point increase or decrease in interest rates on the $1.8 billion new debt, compared to the rates used for determining interest expense in the pro forma statements of income, would have an approximate $17.9 million impact on our assumed annual interest expense.

DESCRIPTION OF NOTES

General

Unless otherwise specified, for purposes of this section, (i) the terms “ICE Group,” “we,” “us” and “our” refer to IntercontinentalExchange Group, Inc. and not to any of its subsidiaries; (ii) the term “ICE” refers to IntercontinentalExchange, Inc. and not to any of its subsidiaries; (iii) the term “NYSE” refers to NYSE Euronext (as well as the surviving corporation following the Merger as described under “Summary—Pending Acquisition of NYSE Euronext”) and not to any of its subsidiaries; (iv) the term “NYX Merger Sub” refers to Baseball Merger Sub, LLC, a newly formed subsidiary of ours formed for purposes of the Merger (as hereinafter defined); and (v) the term “Merger” refers to the series of successive merger transactions contemplated by the Merger Agreement, pursuant to which ICE and NYSE will become wholly-owned subsidiaries of ICE Group. Each series of notes will be issued under an indenture (the “Senior Indenture”) among us, ICE, NYX Merger Sub and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and a supplemental indenture thereto (a “Supplemental Indenture”) which together set forth the terms of each series of notes offered hereby. We refer to the Senior Indenture and each Supplemental Indenture collectively in this section as the “Indenture” and we refer to each person in whose name a note is registered in the note register for a series of notes in this section as a “holder” and, collectively, as the “holders.”

The following is a summary of material provisions of the Indenture. This summary does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

Principal, Maturity and Interest

We will issue $         initial aggregate principal amount of notes due 20     (the “20     notes”) and $         initial aggregate principal amount of notes due 20     (the “20     notes” and, together with the 20     notes, the “notes”) in this offering. The 20     notes will mature on                     , 20     and the 20     notes will mature on                     , 20    . Interest on the 20     notes will accrue at the rate of     % per annum and interest on the 20     notes will accrue at the rate of     % per annum. Interest on the notes will be payable semiannually in arrears on each              and             , commencing on                     , 2014, to the persons who are holders at the close of business on the             and             , whether or not a business day, immediately preceding the applicable interest payment date.

Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the issue date. If any interest payment date, redemption date, repurchase date or maturity date falls on a day that is not a business day, payment of interest, principal and premium, if any, with respect to such notes will be made on the next business day with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date. For this purpose, “business day” means any weekday that is not a day on which banking institutions in New York City are authorized or obligated by law or regulation to be closed. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Each series of notes will constitute a separate series under the Indenture. We may from time to time without notice to, or the consent of, any holder, create and issue additional series of notes under the Indenture. In addition, we may from time to time without notice to, or the consent of, any holder, create and issue additional notes of either series of notes under the Indenture (“additional notes”) having the same terms as the notes of such series, except for public offering price, issue date and, if applicable, the initial interest accrual date and first interest payment date. To the extent we do so, any additional notes, together with the notes of the same series, will constitute a single series under the Indenture and will vote together as one class on all matters with respect to the notes of such series; provided, however, that any additional notes that are not fungible with existing notes of the same series for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number than the applicable series of notes offered hereby.

We will issue the notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will not be entitled to the benefit of any mandatory sinking fund.

We will pay interest (including post-petition interest in any proceeding under any bankruptcy law) on overdue payments of the principal, purchase price and redemption price of the notes from time to time on demand at the rate then borne by the notes offered hereby, and will pay interest (including post-petition interest in any proceeding under any bankruptcy law) on overdue installments of interest, if any (without regard to any applicable grace periods), on the notes offered hereby from time to time on demand at the same rate to the extent lawful.

We will pay interest, principal and premium, if any, on the notes in U.S. dollars.

Notes Guarantees

On the issue date, the notes will be guaranteed on an unsecured and unsubordinated basis by ICE and NYX Merger Sub. On the Escrow Release Date (defined below), it is expected that the NYSE will merge with and into NYX Merger Sub, with NYX Merger Sub as the surviving entity. Alternatively, in certain circumstances, NYX Merger Sub would merge with and into the NYSE, with the NYSE as the surviving entity. See “Summary—The NYX Acquisition.” Regardless, following the Escrow Release Date, the surviving corporation (which we refer to as the NYSE) will guarantee the notes on an unsecured and unsubordinated basis. We refer to the guarantee of the notes by ICE as the “ICE Notes Guarantee” and the guarantee of the notes by the NYSE (which will be given by NYX Merger Sub prior to the Escrow Release Date) as the “NYSE Notes Guarantee.” The term “Notes Guarantor” refers to ICE, NYX Merger Sub, prior to the Escrow Release Date, and the NYSE, on the Escrow Release Date and thereafter, in each case for so long as such person provides a Notes Guarantee. The term “Notes Guarantee” refers to the ICE Notes Guarantee and the NYSE Notes Guarantee. For a description of the guarantees being provided by ICE Group, ICE and the NYSE to other indebtedness of ICE Group, ICE and the NYSE, see “Description of Other Indebtedness.”

Under the Notes Guarantees, each of ICE and the NYSE will fully and unconditionally guarantee to each holder and the Trustee, on an unsecured basis, the full and prompt payment of principal of, premium, if any, and interest on the notes, when and as the same become due and payable, whether at stated maturity, upon redemption, by declaration of acceleration or otherwise, including all fees and expenses due and owing to the Trustee.

The purpose of the Notes Guarantees is to protect the notes against structural subordination to certain existing indebtedness of ICE and NYSE following the Merger and to ensure that, immediately following the Merger, the notes rank effectively equally with that other indebtedness, as described under “Ranking” below. The purpose of the Note Guarantees is not to provide the holders of the notes with recourse against the assets of the Notes Guarantors in the absence of such other existing indebtedness. The Indenture, therefore, will permit a Notes Guarantor to transfer all or substantially all of its assets without requiring the transferee to assume the relevant Notes Guarantee or the notes, unless such transfer constitutes a transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole. The Indenture will also permit us and any Notes Guarantor to transfer our or its assets to us or our subsidiaries without requiring the transferee to assume the notes or the relevant Notes Guarantee. See below under “—Limitation on Mergers and Other Transactions.”

On and after the Escrow Release Date, the Notes Guarantee of a Notes Guarantor will automatically terminate, and the obligations of such Notes Guarantor under its Notes Guarantee will be unconditionally released and discharged, if and when such Notes Guarantor is no longer (or substantially simultaneously with such release will no longer be) an obligor (either borrower or guarantor) under the Credit Agreement. Once released in accordance with its terms, a Notes Guarantee will not subsequently be required to be reinstated for any reason. For a description of the terms of the Credit Agreement, which we refer to as the Credit Facilities elsewhere in this prospectus supplement, and the conditions under which the Notes Guarantors may cease to be obligors under the Credit Agreement, see “Description of Other Indebtedness—Anticipated Guarantees in Connection with the Merger.” As described in that section, we expect that the Notes Guarantee from ICE will be released following the Merger in connection with a debt restructuring as a result of which ICE would no longer have any material remaining indebtedness.

“Credit Agreement” means the Credit Agreement, dated as of November 9, 2011, as amended by the First Amendment and Waiver to the Credit Agreement dated as of September 27, 2013, by and among IntercontinentalExchange, Inc. and ICE Europe Parent Limited, as borrowers, IntercontinentalExchange Group, Inc., as a guarantor, Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender, Bank of America, N.A., as syndication agent, and each of the lenders signatory thereto, as amended, restated, supplemented, increased, extended, renewed, replaced, refinanced (with the same or other lenders) or otherwise modified from time to time. Elsewhere in this prospectus supplement, “Credit Agreement” is referred to as ICE’s “Credit Facilities.”

Prior to the Escrow Release Date, the Notes Guarantee of a Notes Guarantor will automatically terminate, and the obligations of such Notes Guarantor under the Notes Guarantee will be unconditionally released and discharged, upon repayment of the notes in full (including, without limitation, pursuant to the special redemption described below).

Ranking

The notes will be general unsecured obligations of ICE Group and will rank equally in right of payment with all existing and future indebtedness and other obligations of ICE Group that are not, by their terms, expressly subordinated in right of payment to the notes. The notes will be effectively subordinated to all of ICE Group’s future secured indebtedness and other secured obligations to the extent of the value of the collateral securing such indebtedness or other obligations. In addition, the notes will be structurally subordinated to all liabilities, including trade payables, of our subsidiaries that do not guarantee the notes. Immediately after the Merger, ICE Group will be a holding company and will not have any material assets other than its ownership interest in the Notes Guarantors.

The Note Guarantees will be general unsecured obligations of each of the Notes Guarantors and will rank equally in right of payment with all existing and future indebtedness and other obligations of the Notes Guarantors (for so long as the relevant Note Guarantee is in place) that are not, by their terms, expressly subordinated in right of payment to the Notes Guarantee of such Notes Guarantor. The Note Guarantees will be effectively subordinated to all of the Notes Guarantors’ future secured indebtedness and other secured obligations to the extent of the value of the collateral securing such indebtedness or other obligations. Immediately after the Merger, each of the Note Guarantors will principally be a holding company and will not have any material operating assets other than through ownership interests in its subsidiaries.

In addition to the notes offered hereby, as of June 30, 2013, on a pro forma basis after giving effect to the consummation of the Merger, the repayment of certain debt of NYSE Euronext and the prepayment of the ICE Private Notes, the senior unsecured indebtedness of ICE Group and the Notes Guarantors would have consisted of the following:

•	$ million aggregate principal amount of borrowings under the revolving portion of the Credit Agreement;

•	$558.0 million aggregate principal amount of borrowings under the 364-Day Credit Facility;

•	$402.8 million aggregate principal amount of borrowings under the term loan portion of the Credit Agreement;

•	$850.0 million aggregate principal amount of existing NYX Senior Notes; and

•	€920.0 million ($1,196.0 million dollar equivalent as of June 30, 2013) aggregate principal amount of NYX Eurobonds.

See “Unaudited Pro Forma Combined Consolidated Financial Information” for pro forma financial information reflecting the Merger. For a summary of the terms of such other indebtedness, including the relevant guarantees thereof by ICE Group or the Notes Guarantors, see “Description of Other Indebtedness.”

Before the Escrow Release Date, the notes will be secured by first priority liens on the net proceeds of this offering, as well as the additional cash necessary to fund the redemption of the notes and pay accrued and unpaid interest to, but excluding, April 3, 2014 for all of the notes, and will constitute senior secured obligations of ICE Group and the Notes Guarantors. See “—Redemption—Special Redemption” below.

Redemption

Special Redemption

We expect to use all of the net proceeds from this offering in connection with the consummation of the Merger as described under “Use of Proceeds.” However, we expect the closing of this offering to occur prior to the consummation of the Merger. Immediately prior to the closing of this offering, ICE Group will enter into an escrow agreement (the “Escrow Agreement”) with the Trustee, which will also act as escrow agent (the “Escrow Agent”), pursuant to which ICE Group will deposit, or cause to be deposited, into an account pledged to, and under the control of, the Trustee (the “Escrow Account”) cash (collectively with the Escrow Account and any other property from time to time held in the Escrow Account, including any investments thereof, the “Escrow Property”) equal to the net proceeds of this offering, together with the additional cash necessary to fund the redemption of the notes and pay accrued and unpaid interest to, but excluding, April 3, 2014 (the “Outside Redemption Date”) for all of the notes. Amounts deposited in the Escrow Account may be invested in accordance with the Escrow Agreement.

ICE Group will grant the Trustee, for the benefit of the holders, a first priority security interest in the Escrow Property to secure the obligations under the notes pending disbursement as described below. The ability of the holders to realize upon such funds or securities held in the Escrow Account may be subject to certain bankruptcy law limitations in the event of a bankruptcy of ICE Group.

In order to cause the Escrow Agent to release the Escrow Property to ICE Group, on or prior to March 31, 2014 (the “Outside Date”), ICE Group must deliver an officer’s certificate to the Escrow Agent certifying that the Merger will be consummated, simultaneously or substantially concurrently with the release of funds from the Escrow Account, on substantially the terms contemplated in the Merger Agreement as in effect on March 19, 2013, without any waiver or other modification thereof or consent thereunder that is materially adverse to the interest of the holders (as reasonably determined by ICE Group) (the “Escrow Release Conditions”).

If the Escrow Release Conditions are fulfilled on or prior to the Outside Date, the Escrow Agent shall release the Escrow Property (including investment earnings) to or at the order of ICE Group (the date of such release, the “Escrow Release Date”).

If the Escrow Release Conditions have not been fulfilled or if the Escrow Agent and the Trustee have not received a termination notice from ICE Group on or prior to 1:00 p.m. on the Outside Date, (i) the Trustee shall send the notice of special redemption on behalf of ICE Group to the holders on the Outside Date and (ii) ICE Group will be required to redeem the notes on the Outside Redemption Date at the Special Redemption Price, plus accrued and unpaid interest on the notes to, but excluding, the Outside Redemption Date.

If ICE Group delivers a termination notice to the Escrow Agent and the Trustee prior to the Outside Date indicating that it will not pursue the consummation of the Merger or that the Merger Agreement has been amended, modified or waived, or any consent granted with respect thereto, in a manner that would be materially adverse to the holders (as reasonably determined by ICE Group), (i) the Trustee shall send a notice of special redemption on behalf of ICE Group to the holders no later than the next business day following delivery of the termination notice to the Escrow Agent and written notice to the Trustee and (ii) ICE Group will be required to redeem the notes three business days after the Trustee sends the notice of special redemption to the holders, at the Special Redemption Price, plus accrued and unpaid interest on the notes to, but excluding, such special redemption date.

On or before the business day immediately prior to the applicable special redemption date, the Escrow Agent shall release the Escrow Property (including investment earnings) to the Trustee, without the requirement of notice to or action by ICE Group, the Trustee or any other person. On the applicable special redemption date, the Trustee shall cause the redemption of the notes and the payment to the holders of the Special Redemption Price, plus accrued and unpaid interest on the notes to, but excluding, such special redemption date.

The Trustee will disburse to ICE Group any Escrow Property remaining after redemption of the notes and payment of fees and expenses.

“Special Redemption Price” means 101% of the principal amount of the notes being redeemed.

Optional Redemption

At our option, we may redeem either series of the notes, in whole or in part, at any time and from time to time, on at least 30 days’, but no more than 60 days’, prior written notice mailed to the holders of the notes to be redeemed. Upon redemption of any notes, we will pay a redemption price equal to the greater of:

(1) 100% of the principal amount of the notes to be redeemed; and

(2) the sum of (a) the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Adjusted Treasury Rate described below plus (b)             basis points, in the case of the 20     notes, and basis points, in the case of the 20 notes, plus accrued and unpaid interest to but excluding the date of redemption.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for that date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Trustee is provided fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers selected by us.

“Reference Treasury Dealer” means (1) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and a Primary Treasury Dealer (defined herein) selected by Wells Fargo Securities, LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute for such bank another Primary Treasury Dealer and (2) up to two other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us and the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before that date of redemption.

On and after the applicable redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption, unless we default in the payment of the redemption price and accrued interest. On or before the applicable redemption date, we will deposit with a paying agent or the Trustee money sufficient to pay the applicable redemption price of and accrued interest on, the notes to be redeemed on that date.

In the event that we choose to redeem less than all of the notes of a series, selection of the notes of such series for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, by lot and subject to applicable DTC procedures or regulations or by such method as the Trustee shall deem appropriate.

No notes of a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the applicable redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the applicable redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as we have deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

If we redeem any notes of a series, then we may prevent holders from transferring or exchanging such notes for certain periods. We may do this during the period beginning 15 days before the day we mail the notice of redemption and ending at the close of business on the day of that mailing, in order to freeze the list of holders so we can prepare the mailing. We may also refuse to register transfers or exchanges of notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any note being partially redeemed.

Repurchase upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs with respect to a series of notes, unless we have exercised our right to redeem such notes as described under “—Optional Redemption” by causing a notice of redemption to be delivered to the holders of the notes, we will be required to make an offer to each holder to repurchase all or, at the option of a holder, any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of that holder’s notes of such series pursuant to the terms and conditions described below (a “Change of Control Offer”).

In a Change of Control Offer, we will be required to offer payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of purchase.

Within 30 days following any Change of Control Triggering Event with respect to a series of notes or, at our option, prior to any Change of Control but after the public announcement of the transaction or transactions that constitute or may constitute a Change of Control, we will be required to mail a notice to holders of notes of such series, with a copy to the Trustee for such notes, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the notes of such series on the date specified in the notice, which date will be no earlier than 30 and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. The notice shall, if mailed prior to the date of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of such notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of such conflict.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered pursuant to the Change of Control Offer; and

•	deliver or cause to be delivered to the Trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

The Paying Agent will be required to promptly mail to each holder who properly tendered notes the purchase price for such notes, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults on its offer, we will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event. In addition, we will not be required to purchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment.

For purposes of this provision, the covenant described under “—Limitation on Liens,” the covenant described under “—Limitation on Sale and Lease-Back Transactions” and the section described under “—Excepted Indebtedness,” prior to the Escrow Release Date, the terms “we,” “us,” and “our” mean both ICE and ICE Group and, on and after the Escrow Release Date, ICE Group.

For purposes of this provision, the following terms will be applicable:

(i) “Below Investment Grade Rating Event” means the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date during the period commencing upon the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following public notice of the occurrence of the related Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the holders of the applicable series of notes in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

(ii) “Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of us and our Subsidiaries taken as a whole, to any

Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than us or one of our Subsidiaries; (2) the approval by the holders of our common stock of any plan or proposal for our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock; (4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or (5) we consolidate with or into any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of us or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction.

Notwithstanding the foregoing, (i) the Merger, as described under “Summary—The NYX Acquisition,” shall not constitute a Change of Control and (ii) a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person or Group (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company;

(iii) “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event occurring in respect of that Change of Control.

(iv) “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of ICE, prior to the Escrow Release Date, or ICE Group, thereafter, who (1) was a member of such Board of Directors on the date of the issuance of the applicable series of notes; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment.

(v) “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

(vi) “Moody’s” means Moody’s Investors Service, Inc.

(vii) “Person” means any individual, firm, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

(viii) “Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the notes or fails to make a rating of a series of notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, that we select (as certified by an executive officer of ours) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

(ix) “S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc.

(x) “Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Limitations on Liens

We may not, and may not permit any of our Significant Subsidiaries (as defined below) to, create or permit to exist any Lien (as defined below) on any Principal Property (as defined below) of ours or any of our Significant Subsidiaries (or on any capital stock of a Significant Subsidiary), whether owned on the date of issuance of the notes or thereafter acquired, to secure any Indebtedness (as defined below), unless we contemporaneously secure the notes (together with, if we so determine, any other Indebtedness of, or guaranteed by, us or such Significant Subsidiary then existing or thereafter created which is not subordinated to the notes) equally and ratably with (or, at our option, prior to) that obligation.

“Lien” means any lien, mortgage, deed of trust, hypothecation, pledge, security interest, charge or encumbrance of any kind.

“Indebtedness” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any borrowed money, or evidenced by notes, bonds, debentures or other instruments for money borrowed, or under any lease required to be capitalized under GAAP as in effect on the issue date, or any liability under or in respect of any banker’s acceptance (other than a daylight overdraft).

We will not, however, be required to secure the notes if the Lien consists of Permitted Liens (as defined below). It being understood that the definition of Permitted Liens is not intended to broaden the interpretation or otherwise expand the scope of the first paragraph of this covenant.

Under the Indenture, “Permitted Liens” of any person are defined as:

(a) Liens imposed by law or any governmental authority for taxes, assessments, levies or charges that are not yet overdue by more than 60 days or are being contested in good faith (and, if necessary, by appropriate proceedings) or for commitments that have not been violated;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and similar Liens imposed by law or which arise by operation of law and which are incurred in the ordinary course of business or where the validity or amount thereof is being contested in good faith (and, if necessary, by appropriate proceedings);

(c) Liens incurred or pledges or deposits made in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) Liens incurred or pledges or deposits made to secure the performance of bids, trade contracts, tenders, leases, statutory obligations, surety, customs and appeal bonds, performance bonds, customer deposits and other obligations of a similar nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under the Indenture;

(f) easements, zoning restrictions, minor title defects, irregularities or imperfections, restrictions on use, rights of way, leases, subleases and similar charges and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations (other than customary maintenance requirements) and which could not reasonably be expected to have a material adverse effect on the business or financial condition of us and our Subsidiaries taken as a whole;

(g) Liens on (1) any property or asset prior to the acquisition thereof (provided that such Lien may only extend to such property or asset) or (2) property of a Significant Subsidiary where (A) such Significant Subsidiary becomes a Subsidiary after the issue date of the notes, (B) the Lien exists at the time such

Significant Subsidiary becomes a Subsidiary, (C) the Lien was not created in contemplation of such Significant Subsidiary becoming a Subsidiary and (D) the principal amount secured by the Lien at the time such Significant Subsidiary becomes a Subsidiary is not subsequently increased or the Lien is not extended to any other assets other than those owned by the entity becoming a Subsidiary;

(h) any Lien existing on the issue date;

(i) Liens upon fixed, capital, real or tangible personal property acquired after the issue date (by purchase, construction, development, improvement, capital lease or otherwise) by us or any Significant Subsidiary, each of which was created for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction, development or improvement) of such property; provided that no such Lien shall extend to or cover any property other than the property so acquired and improvements thereon;

(j) Liens in favor of us or any Significant Subsidiary;

(k) Liens arising from the sale of accounts receivable for which fair equivalent value is received;

(l) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Liens referred to in the foregoing clauses (g), (h), (i), (j) and (k); provided that the principal amount of Indebtedness secured thereby and not otherwise authorized as a Permitted Lien shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement;

(m) Liens securing our obligations or those of any of our Subsidiaries in respect of any swap agreements entered into (1) in the ordinary course of business and for non-speculative purposes or (2) solely in order to serve clearing, depositary, regulated exchange or settlement activities in respect thereof;

(n) Liens created in connection with any share repurchase program in favor of any broker, dealer, custodian, trustee or agent administering or effecting transactions pursuant to a share repurchase program;

(o) Liens consisting of an agreement to sell, transfer or dispose of any asset or property (to the extent such sale, transfer or disposition is not prohibited by the subsections “—Limitation on Sale and Leaseback Transactions” and “—Limitation on Mergers and Other Transactions”); and

(p) Liens arising in connection with our operations or the operations of any of our Subsidiaries relating to clearing, depository, matched principal, regulated exchange or settlement activities, including, without limitation, Liens on securities sold by us or any Subsidiary in repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, securities lending and borrowing agreements and any other similar agreement or transaction entered into in the ordinary course of clearing, depository, matched principal and settlement operations or in the management of liabilities.

“Principal Property” means the land, improvements, buildings and fixtures (including any leasehold interest therein) constituting a corporate office, facility or other capital asset within the United States (including its territories and possessions) which is owned or leased by us or any of our Significant Subsidiaries unless ICE Group’s Board of Directors (or, if prior to the Escrow Release Date, ICE’s Board of Directors) has determined in good faith that such office or facility is not of material importance to the total business conducted by ICE Group (or, if prior to the Escrow Release Date, ICE) and its Significant Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction (as defined below) or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

“Significant Subsidiary,” means each Notes Guarantor and, with respect to any person, any Subsidiary of such person that satisfies the criteria for a “Significant Subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” means any corporation, limited liability company or other similar type of business entity in which we or one or more of our Subsidiaries together own more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or similar governing body of such corporation, limited liability company or other similar type of business entity, directly or indirectly.

Limitation on Sale and Lease-Back Transactions

We will not, nor will we permit any of our Significant Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such Sale and Lease-Back Transaction involving a lease for a term of not more than three years or any such Sale and Lease-Back Transaction between us and one of our Significant Subsidiaries or between our Significant Subsidiaries, unless: (a) we or such Significant Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property involved in such Sale and Lease-Back Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the notes, pursuant to the covenant described above under the caption “—Limitations on Liens”; or (b) the proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by the Board of Directors of ICE Group (or, if prior to the Escrow Release Date, ICE’s Board of Directors) or such Significant Subsidiary, as the case may be) and we apply an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 365 days of such Sale and Lease-Back Transaction to any (or a combination) of (i) the prepayment or retirement of the notes, (ii) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other Indebtedness of ours or of one of our Significant Subsidiaries (other than Indebtedness that is subordinated to the notes or Indebtedness owed to us or one of our Significant Subsidiaries) that matures more than 12 months after its creation or (iii) the purchase, construction, development, expansion or improvement of other comparable property.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us or any of our Significant Subsidiaries of any Principal Property, whether now owned or hereafter acquired, which Principal Property has been or is to be sold or transferred by us or such Significant Subsidiary to such person.

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities of all series then outstanding under the Indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

Excepted Indebtedness

Notwithstanding the limitations on Liens and Sale and Lease-Back Transactions described above, and without limiting our or any Significant Subsidiary’s ability to issue, incur, create, assume or guarantee Indebtedness secured by Permitted Liens, we and any Significant Subsidiary will be permitted to incur Indebtedness secured by a Lien or may enter into a Sale and Lease-Back Transaction, in either case, without regard to the restrictions contained in the preceding two sections entitled “—Limitations on Liens” and “—Limitations on Sale and Lease-Back Transactions,” if at the time the Indebtedness is incurred and after giving effect to such Indebtedness and to the retirement of Indebtedness which is concurrently being retired, the sum of

(a) the aggregate principal amount of all Indebtedness secured by Liens that are restricted by, and not otherwise permitted by, the provisions described under “—Limitation on Liens” and (b) the Attributable Debt of all our Sale and Lease-Back Transactions not otherwise permitted by the provisions described under “—Limitations on Sale and Lease-Back Transactions,” does not exceed 15% of Consolidated Net Worth (as defined below).

“Consolidated Net Worth” means, the consolidated stockholders’ equity of (i) prior to the Escrow Release Date, ICE and its Subsidiaries and (ii) after the Escrow Release Date, ICE Group and its Subsidiaries, in each case, as defined according to GAAP.

Limitation on Mergers and Other Transactions

ICE Group will not consolidate or amalgamate with or merge into any person and will not convey, transfer or lease all or substantially all of the assets of it and its Subsidiaries, taken as a whole, to any person, unless

•	either (a) ICE Group is the surviving person or (b) the person surviving any such consolidation, amalgamation or merger or the person to which such conveyance, transfer or lease has been made expressly assumes ICE Group’s obligations on the notes and the due and punctual performance and observance of all of the covenants and agreements of the Indenture to be performed or observed by ICE Group and the person so assuming ICE Group’s obligations is organized under the laws of the United States or any state thereof; and

•	immediately after giving effect to the transaction, no Event of Default (and no event which, after notice or lapse of time or both, would become an Event of Default) shall have happened and be continuing.

Upon compliance with these provisions and the assumption of ICE Group’s obligations by a another person in connection with such a consolidation, amalgamation or merger, or conveyance, transfer or lease, ICE Group (except in the case of a lease) would be relieved of its obligations under the Indenture and the notes.

Prior to the Escrow Release Date, ICE will be subject to a similar covenant as described in the first paragraph of this covenant with respect to the ICE Notes Guarantee.

Neither Notes Guarantor will consolidate or amalgamate with or merge into any person, unless

•	the Notes Guarantor is the surviving person or the surviving person (if other than the Notes Guarantor) is organized under the laws of the United States or any state thereof and it expressly assumes the obligations under the applicable Notes Guarantee and the due and punctual performance and observance of all of the covenants and agreements of the Indenture to be performed or observed by the Notes Guarantor; and

•	immediately after giving effect to the transaction, no Event of Default (and no event which, after notice or lapse of time or both, would become an Event of Default) shall have happened and be continuing.

For the avoidance of doubt, nothing in the foregoing clauses will restrict a Notes Guarantor from conveying, transferring or leasing all or substantially all of its assets to any person; provided that if such conveyance, transfer or lease constitutes a conveyance, transfer or lease of all or substantially all of the assets of ICE Group and its Subsidiaries, taken as a whole, ICE Group shall comply with the first paragraph of this covenant.

This “—Limitation on Mergers and Other Transactions” covenant will not apply to any conveyance, transfer, lease or other disposition of assets between or among ICE Group and its Subsidiaries.

Notwithstanding the foregoing, ICE Group and the Notes Guarantors may consummate the Merger, as described under “Summary—Pending Acquisition of NYSE Euronext.”

Reports to Holders

The Indenture provides that any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the Trustee within 15 days after such document or report is filed with the SEC. The Indenture provides further that any document or report that we have filed with the SEC and that is publicly accessible on the SEC’s EDGAR system will be deemed filed with the Trustee for purposes of this provision.

Events of Default

The following events will be defined in the Indenture as “Events of Default” with respect to a series of notes:

(1) the failure to pay interest on any note of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal (or premium, if any) of any note of such series, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer);

(3) a Notes Guarantee of the notes of such series shall for any reason cease to be, or shall for any reason be asserted in writing by ICE Group or the applicable Notes Guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and such Notes Guarantee;

(4) a default in the performance or breach of ICE Group or a Notes Guarantor of any covenant or warranty contained in the Indenture (other than a covenant or warranty a default in the performance or the breach of which is expressly included in the Indenture solely for the benefit of a particular series of debt securities other than the notes) which default continues for a period of 90 days after ICE Group and such Notes Guarantor, if applicable, receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the holders of at least 25% of the outstanding aggregate principal amount of debt securities of all affected series under the Indenture;

(5) a default on any indebtedness of ICE Group or a Significant Subsidiary of ICE Group (or, if prior to the Escrow Release Date, of ICE) having an aggregate amount of at least $200,000,000, constituting a default either of payment of principal or which results in acceleration of the indebtedness unless the default has been cured or waived or the indebtedness discharged in full within 45 days after we have been notified of the default by the Trustee or holders of 25% of the outstanding aggregate principal amount of debt securities of all affected series under the Indenture;

(6) one or more final judgments for the payment of money in an aggregate amount in excess of $200,000,000 above available insurance or indemnity coverage shall be rendered against ICE Group or of a Significant Subsidiary of ICE Group (or, if prior to the Escrow Release Date, of ICE) and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, but only if such judgment is an event of default at that time under the Credit Agreement; and

(7) certain events of bankruptcy or insolvency (or involving equivalent concepts applicable outside the United States) affecting ICE Group or Significant Subsidiaries of ICE Group (or, if prior to the Escrow Release Date, of ICE).

A default or Event of Default with respect to one series of notes will not necessarily be a default or Event of Default with respect to another series of notes.

If an Event of Default (other than an Event of Default specified in clause (7) above with respect to ICE Group or any Notes Guarantor) shall occur and be continuing, the Trustee or the holders of at least 25% of the outstanding aggregate principal amount of debt securities of all affected series under the Indenture (voting together as a single class) may declare the principal of, and premium, if any, and accrued and unpaid interest on all notes to be due and payable by notice in writing to us and the Trustee.

If an Event of Default specified in clause (7) above with respect to ICE Group or any Notes Guarantor occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all notes of a series shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

The Indenture will provide that at any time after a declaration of acceleration with respect to a series of notes as described in the second preceding paragraph has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding debt securities of all affected series, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences if:

(1) we have paid or deposited with the Trustee a sum sufficient to pay

(a)	all overdue interest on the notes of such series,

(b)	the principal of (and premium, if any, on) the notes of such series which have become due otherwise than by such declaration of acceleration and any interest thereon and

(c)	all sums paid or advanced by the Trustee as a result and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to the notes of such series, other than the non-payment of the principal, which have become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

The holders of a majority in aggregate principal amount of then outstanding debt securities of all affected series under the Indenture (voting together as a single class) may waive a past default with respect to such series, except a payment default on a note or a default in respect of a covenant or provision which cannot be modified or amended without consent of each holder. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a note or a default in respect of a covenant or provision which cannot be modified or amended without consent of each holder, without your individual approval.

The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the series of notes with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of the holders of such series of notes. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of all affected series under the Indenture (voting together as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the series of notes.

No holder may institute any action against ICE Group or a Notes Guarantor under the Indenture unless (i) the holder has given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the notes specifying an Event of Default, as required under the Indenture, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all affected series under the Indenture (voting together as a single class) shall have requested the Trustee to institute such action and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (iii) the Trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period. However, a holder is entitled at any time to bring an individual lawsuit for the payment of the money due on such holder’s notes on or after their due date.

Every year ICE Group will give to the Trustee a written statement of one of our officers certifying that to the best of his or her knowledge we and the Notes Guarantor(s) are in compliance with the Indenture and the debt securities, or else specifying any default.

Full Defeasance

We can legally release ourselves and both Notes Guarantors from any payment or other obligations on the notes of a series and the related Notes Guarantee, called “full defeasance,” if we put in place the following arrangements for holders of such series of notes to be repaid:

•	We must deposit in trust for the benefit of the holders of such series of notes a combination of money and U.S. government or U.S. government agency notes or bonds sufficient in the opinion of a nationally recognized firm of independent public accountants to make interest, principal and any other payments on the applicable series of notes to maturity.

•	We must obtain an opinion of counsel that, based on a change in current federal tax law or an Internal Revenue Service (“IRS”) ruling, the above deposit will not cause beneficial owners of such series of notes to be taxed on such notes any differently than if we had not made the deposit and repaid such notes ourselves.

If we accomplished full defeasance, as described above, holders of the applicable series of notes would have to rely solely on the trust deposit for repayment on their notes and holders of the applicable series of notes could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

We will indemnify the Trustee against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the Trustee or against the principal and interest received on these obligations.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the notes of a series and release the Notes Guarantors from their Notes Guarantees. This is called “covenant defeasance.” In that event, holders of the applicable series of notes would lose the protection of those restrictive covenants and the Notes Guarantees but would gain the protection of having money and notes set aside in trust to repay the applicable series of notes. In order to achieve covenant defeasance, we must do the following:

•	deposit in trust for the benefit of holders of the applicable series of notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the applicable series of notes; and

•	deliver to the Trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing beneficial owners of the applicable series of notes to be taxed on such notes any differently than if we did not make the deposit and repaid such notes ourselves.

If we accomplished covenant defeasance with respect to a series of notes, the following provisions of the Indenture and such series of notes would no longer apply:

•	Any covenants applicable to such series of notes described in this prospectus supplement and the accompanying prospectus.

•	The Events of Default with respect to such series of notes relating to breach of covenants and acceleration of the maturity of other debt.

•	The Notes Guarantees.

If we accomplish covenant defeasance with respect to a series of notes, holders of such series of notes can still look to us for repayment of such notes if a shortfall in the trust deposit occurs. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the notes of such series became immediately due and payable, there may be such a shortfall. Depending on the event causing the default, holders of such series of notes may not be able to obtain payment of the shortfall.

Satisfaction and Discharge

The Indenture will at our request be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes of a series (and the related Notes Guarantees), when:

(1) either:

(A) all notes of such series theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B) all notes of such series not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name, and at our expense, and we have deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes of such series not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of notes of such series that have become due and payable) or to the maturity date or redemption date, as the case may be;

(2) we have paid all other sums payable under the Indenture with respect to such series of notes by us; and

(3) we have delivered to the Trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture with respect to such series of notes have been complied with.

Modification of the Indenture and Waiver of Rights of Holders

Under certain circumstances, we can make changes to the Indenture and the notes. Some types of changes require the approval of each holder of notes affected, some require approval by a vote of a majority of the aggregate principal amount of the outstanding debt securities of all affected series under the Indenture (voting together as a single class), and some changes do not require any approval at all.

Changes Requiring Approval of Each Affected Holder

First, there are changes that cannot be made to the notes without specific approval of each holder of notes affected. These include changes that:

(1)	reduce the percentage of holders of notes who must consent to a waiver or amendment of the Indenture;

(2)	reduce the rate of interest on any note or change the time for payment of interest;

(3)	reduce the principal or premium due on the notes or change the stated maturity date of the notes;

(4)	change the place or currency of payment on a note;

(5)	change the right of holders of notes to waive an existing default by majority vote;

(6)	modify the provisions of the Indenture with respect to the ranking of the notes in a manner adverse to holders;

(7)	impair holders’ right to sue for payment;

(8)	modify the redemption provisions of the notes in a manner adverse to you; or

(9)	make any change to this list of changes that requires each affected holder’s specific approval.

Changes Requiring a Majority Vote

The second type of change to the Indenture and the notes requires a vote in favor by holders owning a majority of the aggregate principal amount of the outstanding debt securities of all affected series under the Indenture (voting together as a single class). Most changes fall into this category, except for clarifying changes and certain other specified changes that would not adversely affect holders of the notes in any material respect, which do not require any vote of the holders. A majority vote is required to waive any past default, except a failure to pay principal or interest and default in the certain covenants and provisions of the Indenture that cannot be amended without the consent of the holder of each note of an affected series.

Governing Law

The Indenture will provide that it and each series of notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Indenture will provide that, except during the continuance of an Event of Default of which a responsible officer of the Trustee shall have actual knowledge, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default with respect to a series of notes of which a responsible officer of the Trustee shall have actual knowledge, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of us, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Book-Entry Settlement

We will issue each series of the notes in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee in accordance with arrangements between DTC and the Trustee.

If you wish to hold notes through the DTC system, you must either be a direct participant in DTC or hold through a direct participant in DTC. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that have accounts with DTC. For those holders of notes outside the United States, Euroclear and Clearstream (both described below) participate in DTC through their New York depositaries (each, a “U.S. Depositary”). Indirect participants are securities brokers and dealers, banks and trust companies that do not have an account with DTC, but that clear through or maintain a custodial relationship with a direct participant. Thus, indirect participants have access to the DTC system through direct participants or through other indirect participants that have access through direct participants.

DTC may grant proxies or authorize its participants (or persons holding beneficial interests in the global notes through these participants) to exercise any rights of a holder or take any other actions that a holder is entitled to take under the Indenture or the notes. The ability of Euroclear or Clearstream to take actions as a holder of the notes under the Indenture will be limited by the ability of their respective U.S. Depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

The information in this section, including the subsections below, concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources we believe to be reliable, but we make no representation or warranty with respect to this information. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. We, the Notes Guarantors and the Trustee will not be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures, or for the performance by direct or indirect participants of their obligations under the rules and procedures of the clearance systems.

Transfers within DTC, Euroclear and Clearstream will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between investors who hold or who will hold any notes through DTC and investors who hold or will hold any notes through Euroclear or Clearstream will be effected in DTC through the respective U.S. Depositaries of Euroclear and Clearstream.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the Indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the Indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of that holder under the Indenture or the global note of the applicable series of notes.

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with notes held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

The laws of some states require certain purchasers of notes to take physical delivery of the notes in definitive form. These laws may impair your ability to transfer beneficial interests in the global note or notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global note or notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

The Depository Trust Company

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act;

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and other organizations;

•	DTC is owned by a number of its direct participants and by NYSE Euronext and the Financial Industry Regulatory Authority, Inc.;

•	access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its participants are on file with the SEC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear and Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the U.S. Depositaries for Euroclear or Clearstream.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the “Euroclear Terms and Conditions”) and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear Operator.

Certificated Notes

We will issue certificated notes of a series to each person that DTC identifies as the beneficial owner of the notes represented by the global notes of such series upon surrender by DTC of the global notes of such series only if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for the global notes of such series, and we have not appointed a successor depositary within 90 days of that notice; or

•	an Event of Default with respect to such series of notes has occurred and is continuing and a holder of notes of such series requests the issuance of certificated notes of such series.

We, the Notes Guarantor and the Trustee will not be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related notes. We, the Notes Guarantor and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

DESCRIPTION OF OTHER INDEBTEDNESS

Set forth below is a summary of certain outstanding indebtedness and other financing arrangements of ICE, ICE Group and NYSE Euronext. The following summary is not a complete description of the terms of these debt obligations and financing arrangements and is qualified in its entirety by reference to the applicable governing agreements, which with respect to indebtedness of ICE and ICE Group are included as exhibits to ICE filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

Five Year Revolving Facility and Term Loan Facility

In November 2011, ICE entered into senior unsecured credit facilities in the aggregate amount of $2.6 billion (the “Credit Facilities”), pursuant to a credit agreement with Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and the lenders signatory thereto. The Credit Facilities includes an option for ICE to propose an increase in the aggregate amount available for borrowing by $400.0 million during the term of the Credit Facilities. The Credit Facilities consist of (i) an aggregate $500.0 million five-year senior unsecured term loan facility (the “Term Loan Facility”) and (ii) an aggregate $2.1 billion five-year senior unsecured multicurrency revolving credit facility (the “Revolving Facility”). ICE is currently the parent borrower under the Credit Facilities. One of our U.K. subsidiaries, ICE Europe Parent Limited, is currently a co-borrower under the Revolving Facility. Outstanding principal of the loans under the Term Loan Facility is payable in equal installments of $12.5 million on the last day of each fiscal quarter for eleven consecutive fiscal quarters commencing March 31, 2012, and equal installments of $18.75 million on the last day of the next following eight fiscal quarters, with a final principal payment of $200.0 million due on the maturity date. As of June 30, 2013, ICE had $402.8 million aggregate principal amount of borrowings outstanding in the form of a LIBOR rate loan with a stated interest rate of 1.45% per annum under the Term Loan Facility. As of June 30, 2013, the full amount of $2.1 billion remained available for borrowing under the Revolving Facility. The Credit Facilities include an unutilized revolving credit commitment fee that is equal to the unused maximum revolver amount, which was $2.1 billion as of June 30, 2013 and $1.8 billion as of December 31, 2012, multiplied by an applicable margin rate and is payable in arrears on a quarterly basis. The Credit Facilities mature on November 9, 2016.

Of the amounts available under the Revolving Facility: (i) $150.0 million of such amounts has been reserved to provide liquidity or required financial resources for the clearing operations of ICE Clear Europe Limited, or ICE Clear Europe, (ii) $100.0 million of such amounts has been reserved to provide liquidity or required financial resources for the clearing operations of ICE Clear Credit LLC, or ICE Clear Credit, (iii) $50.0 million of such amounts has been reserved to provide liquidity or required financial resources for the clearing operations of ICE Clear U.S., Inc., or ICE Clear U.S., (iv) $3.0 million of such amounts has been reserved to provide liquidity or required financial resources for the clearing operations of ICE Clear Canada, Inc. or ICE Clear Canada, and (v) the remainder, plus any portion of the proceeds no longer necessary to be reserved for the foregoing purposes, are available to ICE to use for working capital and general corporate purposes. From time to time, ICE may agree to provide additional liquidity to its subsidiaries to meet regulatory capital requirements, general corporate purposes or short term liquidity needs.

The Credit Facilities contain affirmative and negative covenants, including, but not limited to, leverage and interest coverage ratios, as well as limitations or required notices or approvals for acquisitions, dispositions of assets and certain investments in subsidiaries, the incurrence of additional debt or the creation of liens and other matters. The Credit Facilities also contain other customary representations, warranties and covenants. As of June 30, 2013, we were in compliance with all applicable covenants.

Prior to this offering, ICE agreed with the lenders under the Credit Facilities to amend the terms of the Credit Facilities to make certain changes, including, effective upon the consummation of the Merger, to add ICE Group and NYX Merger Sub as guarantors under the Credit Facilities and elevate reporting and financial covenants to ICE Group and its consolidated subsidiaries. Some of the changes to the Credit Facilities have become effective prior to the commencement of this offering.

Following the consummation of the Merger, we plan to refinance outstanding borrowings under the Credit Facilities with borrowings by ICE Group, which may be in the form of a commercial paper program. Following the Merger, we also expect to replace or restructure the Credit Facilities and the 364 Day Credit Facility described below such that they will both have ICE Group, rather than ICE, as the parent borrower. Any such plans are subject to market conditions and other circumstances that may affect our views and assumptions.

As discussed under “Use of Proceeds” and “Capitalization,” we intend to use approximately $         million in borrowings under the Credit Facilities, together with cash on hand and the net proceeds from this offering, to finance the cash portion of the merger consideration and pay related fees and expenses.

ICE Private Notes

In November 2011, ICE entered into a Note Purchase Agreement with various institutional investors pursuant to which ICE issued and sold $400.0 million aggregate principal amount of senior notes, consisting of $200.0 million of 4.13% senior notes, Tranche A, due November 9, 2018, or the Series A Notes, and $200.0 million of 4.69% senior notes, Tranche B, due November 9, 2021, or the Series B Notes, and collectively with the Series A Notes, the ICE Private Notes. The Note Purchase Agreement contains affirmative and negative covenants, including, but not limited to, leverage and interest coverage ratios, as well as limitations for dispositions of assets, the incurrence of subsidiary debt or the creation of liens and other matters. The Note Purchase Agreement also contains other customary representations, warranties and covenants. As of June 30, 2013, we were in compliance with all applicable covenants.

Prior to this offering ICE agreed with the holders of the ICE Private Notes to the Amendment and Waiver to the Note Purchase Agreement. Assuming at least $1.0 billion aggregate principal amount of notes are sold in this offering, the Amendment and Waiver requires ICE to prepay all of the ICE Private Notes in full within five business days following the completion of this offering at a price equal to 100% of the principal amount of the ICE Private Notes so prepaid, together with accrued interest thereon to the date of prepayment, plus a make whole payment calculated pursuant to the terms of the Note Purchase Agreement. We expect to prepay all outstanding ICE Private Notes within five business days following the completion of this offering with $450.0 million of borrowings under the 364 Day Credit Facility.

The Amendment and Waiver also makes additional changes that will be relevant only if we do not prepay the ICE Private Notes as expected. These include, effective upon the consummation of the Merger, to add ICE Group and NYX Merger Sub as guarantors of the ICE Private Notes and elevate reporting and financial covenants to ICE Group and its consolidated subsidiaries. Some of the changes to the Note Purchase Agreement have become effective prior to the commencement of this offering.

364 Day Credit Facility

In July 2013, ICE entered into a new $600.0 million 364 day senior unsecured revolving credit facility (the “364 Day Credit Facility”), pursuant to a credit agreement with Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and the lenders signatory thereto. The 364 Day Credit Facility includes an option for ICE to propose an increase in the aggregate amount available for borrowings by $200.0 million during the term of the 364 Day Credit Facility. The 364 Day Credit Facility may be used for ICE’s working capital and general corporate purposes.

Each loan under the 364 Day Credit Facility will, at ICE’s option bear interest on the principal amount outstanding at either (a) LIBOR plus an applicable margin rate or (b) a “base rate” plus an applicable margin rate. The “base rate” equals the higher of (i) Wells Fargo’s prime rate, (ii) the federal funds rate plus 0.50%, or (iii) the one month LIBOR rate plus 1.00%. The applicable margin rate ranges from 1.25% to 2.25% on the LIBOR loans and from 0.25% to 1.25% for the base rate loans based on our total leverage ratio calculated on a trailing twelve-month period. With certain exceptions, ICE may prepay the outstanding loans under the 364 Day Credit Facility, in whole or in part, without premium or penalty.

The 364 Day Credit Facility contains affirmative and negative covenants, including, but not limited to, leverage and interest coverage ratios, as well as limitations or required notices or approvals for acquisitions, dispositions of assets and certain investment in subsidiaries, the incurrence of additional debt or the creation of liens and other matters that are substantially similar to those in the Credit Facility. The 364 Day Credit Facility also contains other customary representations, warranties and covenants.

Prior to this offering, ICE agreed with the lenders under the 364 Day Credit Facility to amend the terms of the 364 Day Credit Facility in a manner substantially consistent with the amendments to the Credit Facility as described above. As discussed herein, we intend to prepay the Private Notes and fund the associated make whole payment with $450.0 million in borrowings under the 364 Day Credit Facility. We also intend to use the 364 Day Facility to repay certain NYSE debt obligations upon the closing of the Merger.

Following the Merger, we also expect to replace or restructure the Credit Facilities and the 364 Day Credit Facility such that they both will have ICE Group, rather than ICE, as the parent borrower.

Debt of NYSE Euronext

Upon consummation of the Merger, NYX Merger Sub will assume certain outstanding debt obligations of NYSE Euronext as the surviving company in the Merger, and ICE and ICE Group expect to guarantee such debt. The debt obligations include two series of debt securities issued by NYSE Euronext: (i) the NYX Eurobonds, which are 5.375% fixed rate bonds due June 2015, and (ii) the NYX Senior Notes, which are 2.0% senior unsecured notes due October 2017. As of June 30, 2013, €920.0 million ($1,196.0 million equivalent as of June 30, 2013) aggregate principal amount of the NYX Eurobonds and $850.0 million of NYX Senior Notes remained outstanding. The terms of the NYX Eurobonds and NYX Senior Notes do not contain any financial covenants. The NYX Eurobonds and NYX Senior Notes may be redeemed by NYSE Euronext or, following the Merger, by NYX Merger Sub (as successor to NYSE Euronext by merger) or the bond holders under certain customary circumstances, including a change in control accompanied by a downgrade of the bonds below an investment grade rating. The terms of the bonds also provide for customary events of default and a negative pledge covenant.

Following the consummation of the Merger, we also expect to repay, through borrowings under the 364 Day Credit Facility and the Credit Facilities, approximately $108.0 million of commercial paper borrowings of NYSE Euronext outstanding as of June 30, 2013. The actual amount of NYSE Euronext’s borrowings we repay following the consummation of the Merger will be greater than $108.0 million due to NYSE Euronext’s obligations during the third quarter of 2013 and its ordinary cash management activities.

As of June 30, 2013, NYSE Euronext was in compliance with all of its debt instrument covenants in all material respects.

Anticipated Guarantees in Connection with the Merger

In order to avoid structural subordination among the notes offered hereby, the Credit Facilities, the 364 Day Credit Facility, the NYX Senior Notes and the NYX Eurobonds upon the consummation of the Merger, each of these debt obligations will benefit from certain guarantees:

•	ICE and NYX Merger Sub (into which NYSE Euronext will be merged as part of the Merger) will each fully and unconditionally guarantee the notes offered hereby. The Notes Guarantee of either Notes Guarantor will automatically terminate, and the obligations of such Notes Guarantor under the Notes Guarantee will be unconditionally released and discharged, if and when such Notes Guarantor is no longer (or substantially simultaneously with such release will no longer be) an obligor (either as borrower or guarantor) under the Credit Facilities. See “Description of Notes—Notes Guarantees.” As described below, we expect that the Notes Guarantee from ICE will be released following the Merger in connection with a debt restructuring as a result of which ICE would no longer have any material remaining indebtedness.

•	ICE Group and NYX Merger Sub (into which NYSE Euronext will be merged as part of the Merger) will each guarantee the Credit Facilities and the 364 Day Credit Facility on a full and unconditional basis. Under the terms of the Credit Facilities and the 364 Day Credit Facility, NYX Merger Sub’s guarantee of the Credit Facilities and the 364 Day Credit Facility may be released if, at the time of such release, the lowest rating of any issuance by ICE Group of senior, unsecured, long-term indebtedness for borrowed money that is not guaranteed by any person that is not also an obligor under the relevant credit agreement, is an investment grade rating by both S&P and Moody’s, and when certain other conditions are satisfied (including compliance with covenants that limit the amount of indebtedness of non-obligor subsidiaries of ICE Group).

•	ICE Group and ICE will each guarantee on a full and unconditional basis the NYX Senior Notes and the NYX Eurobonds that are assumed by NYX Merger Sub as part of the Merger. ICE’s guarantee of the NYX Senior Notes and NYX Eurobonds will be released when ICE is no longer an obligor (either borrower or guarantor) under the Credit Facilities. As described below, we expect that ICE’s guarantee of the NYX Senior Notes and NYX Eurobonds will be released following the Merger in connection with a debt restructuring as a result of which ICE would no longer have any material remaining indebtedness. ICE Group’s guarantee of the NYX Senior Notes and NYX Eurobonds may be released only with the consent of the holders of the NYX Senior Notes or NYX Eurobonds, as the case may be.

As of June 30, 2013, after giving effect to the Merger, the repayment of certain debt of NYSE Euronext and the prepayment of the ICE Private Notes, the aggregate principal amount outstanding under the Credit Facilities and the 364 Day Credit Facility would have been $         million, the additional amount available for borrowing would have been $         million and the aggregate amount of long term debt would have been $         million. See “Use of Proceeds” and “Capitalization.”

Following the Merger, we expect to replace or restructure the Credit Facilities and the 364 Day Credit Facility such that they will both have ICE Group, rather than ICE, as the parent borrower. We expect that ICE would no longer be an obligor (borrower or guarantor) under those facilities, but that NYX Merger Sub would guarantee the obligations of ICE Group under those facilities. As a result, ICE would concurrently be released from its guarantee of the notes offered hereby. ICE would also concurrently be released from its guarantee of the NYX Senior Notes and NYX Eurobonds and would not have any material remaining indebtedness. There can be no assurance regarding the timing or the terms of any such replacement or restructuring of the Credit Facilities and the 364 Day Credit Facility.

The chart below shows the anticipated structure of the outstanding debt obligations and guarantees of ICE, ICE Group and NYX Merger Sub immediately following the consummation of the Merger and the expected prepayment of the ICE Private Notes. Following the Merger, we may engage in additional corporate restructurings. Among other things, those restructurings could result in NYX Merger Sub becoming a subsidiary of ICE or vice versa. These restructurings are not expected to affect which of our different legal entities are obligors under our indebtedness.

(*)	Following the Merger, we expect to replace or restructure the Credit Facilities and the 364 Day Credit Facility such that they will both have ICE Group, rather than ICE, as the borrower. We expect that ICE would no longer be an obligor (borrower or guarantor) under those facilities, but that NYX Merger Sub would guarantee the obligations of ICE Group under those facilities. As a result, ICE would concurrently be released from its guarantee of the notes offered hereby. ICE would also concurrently be released from its guarantee of the NYX Senior Notes and NYX Eurobonds and would not have any material remaining indebtedness.

If for any reason the ICE Private Notes are not prepaid as currently expected, ICE Group and NYX Merger Sub will each also guarantee on a full and unconditional basis the ICE Private Notes. In addition, in the event the ICE Private Notes were to remain outstanding following the Merger, we would expect that ICE would become a guarantor under the Credit Facilities and the 364 Day Credit Facility in connection with the replacement or restructuring of those facilities described above. We would then also expect ICE to remain a guarantor of the notes offered hereby and of the NYX Senior Notes and NYX Eurobonds.

Future Capital Requirements

Our future capital requirements will depend on many factors, including the rate of our trading and clearing volume growth, strategic plans and acquisitions, including our acquisition of NYSE Euronext, required technology and clearing initiatives, regulatory requirements, the timing and introduction of new products and enhancements to existing products, the geographic mix of our business, expenditures to support our growing business and operational needs, and the continuing market acceptance of our electronic platform. We regularly explore and evaluate strategic acquisitions in the United States and abroad that could provide us with opportunities to further grow our business and enhance our competitive position. Consistent with that strategy, we are currently engaged in discussions with an industry participant regarding the potential acquisition of its business for cash. We do not believe the purchase price will be material to the combined company, although no agreement in principle has been reached. We intend to continue to pursue strategic plans and acquisitions, although there can be no assurance we will enter into any strategic transactions and, if so, on what terms.

For the year ended December 31, 2013, we currently expect to incur the following capital expenditures, although we may also incur additional expenditures we deem necessary to support our business and operational needs:

•	$60.0 million to $70.0 million in aggregate operational capital expenditures and capitalized software development costs, which we believe will support the enhancement of our technology and the continued expansion of our businesses, and

•	$20.0 million to $30.0 million in capital expenditures during 2013 on real estate expenditures associated with consolidating multiple existing locations in New York City into a combined location.

In addition, in July 2013 we purchased a building in Atlanta, Georgia for $38.5 million, which will be depreciated over its estimated remaining useful life of 30 years. The building is intended to serve as our Atlanta headquarters and has 270,000 square feet of office space. We plan to begin relocating Atlanta employees to the building in 2013 until the relocation is completed on or before September 2014.

We are obligated to contribute an aggregate of $100.0 million to the ICE Clear Credit guaranty fund and the ICE Clear Europe CDS guaranty fund and have already contributed $50.0 million to the ICE Clear Credit guaranty fund and $10.0 million to the ICE Clear Europe CDS guaranty fund as of June 30, 2013. We are obligated to contribute an additional $40.0 million to the ICE Clear Europe CDS guaranty fund and the date for this remaining contribution has not yet been determined.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes we are offering. This discussion applies to you only if you acquire notes in the offering at the offering price and you hold your notes as capital assets for tax purposes (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances. This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank, thrift or other financial institution;

•	a life insurance company;

•	a regulated investment company or real estate investment trust;

•	a tax-exempt organization;

•	a person that owns notes that are a hedge or that are hedged against interest rate risks;

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes;

•	a person subject to the alternative minimum tax;

•	a person that purchases or sells notes as part of a wash sale for tax purposes;

•	a U.S. expatriate or former long-term resident; or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you purchase notes at a price other than the offering price, the rules under the Internal Revenue Code of 1986, as amended, (the “Code”) regarding market discount or amortizable bond premium may also apply to you. You should consult your tax advisor regarding the application of these rules.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity treated as a partnership for U.S. tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

U.S. Holders

This subsection describes the tax consequences to a U.S. holder. You are a U.S. holder if you are a beneficial owner of a note and you are:

•	an individual who is a citizen or resident of the United States,

•	a domestic corporation,

•	an estate the income of which is subject to U.S. federal income tax regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. holder, this subsection does not apply to you and you should refer to “Non-U.S. Holders” below.

As described elsewhere in this offering circular, the amount and timing of payments on the notes are subject to certain contingencies. See “Description of Notes—Repurchase upon Change of Control Triggering Event” and “Description of Notes—Redemption—Special Redemption.” These contingencies may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments.” Under these regulations, however, a contingency will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingency is “remote.” We believe the contingencies described herein to be remote. Accordingly, we intend to take the position that such contingencies should not cause the notes to be treated as contingent payment debt instruments. You may not take a contrary position unless you disclose such contrary position in the proper manner to the Internal Revenue Service (the “IRS”). You should consult your own tax advisors with respect to the contingencies described herein. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Payments of Interest. You will be taxed on interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Sale, Exchange or Retirement of the Notes. You will generally recognize capital gain or loss on the sale, exchange or retirement of your note equal to the difference between the amount you realize on the sale, exchange or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your note. Your tax basis in a note is generally your cost of the note. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year.

Medicare Tax. For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally includes its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Non-U.S. Holders

This subsection describes the tax consequences to a Non-U.S. holder. You are a Non-U.S. holder if you are the beneficial owner of a note and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a note.

If you are a U.S. holder, this subsection does not apply to you.

Under U.S. federal income tax law, and subject to the discussions of effectively connected income and backup withholding below, if you are a Non-U.S. holder of a note:

•	we and other U.S. payors generally would not be required to deduct U.S. withholding tax from payments of principal and interest to you if, in the case of payments of interest:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

•	you are not a controlled foreign corporation that is related to us actually or constructively through stock ownership, and

•	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

•	you have furnished to the U.S. payor an IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

•	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for U.S. federal income tax purposes and as a non-United States person,

•	the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

•	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

•	a qualified intermediary (generally a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

•	a U.S. branch of a non-U.S. bank or of a non-U.S. insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for U.S. federal income tax purposes, the beneficial owner of the payment on the notes in accordance with Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

•	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

•	certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

•	to which is attached a copy of the IRS Form W-8BEN or acceptable substitute form, or

•	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the notes in accordance with Treasury regulations; and

•	no deduction for any U.S. withholding tax would be made from any gain that you realize on the sale or exchange of your note.

Notwithstanding the foregoing, if interest or gain on a note is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), you will generally be taxed in the same manner as a U.S. holder (see “U.S. Holders” above). In this case, you will be exempt from withholding tax on interest, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You are urged to consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Backup Withholding and Information Reporting

In general, if you are a noncorporate U.S. holder, we and other payors are required to report to the IRS all payments of principal and interest on your note. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding would apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a Non-U.S. holder, we and other payors are required to report payments of interest on your notes on IRS Form 1042-S. Payments of principal or interest made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “Non-U.S. Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of notes effected at a U.S. office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person

In general, payment of the proceeds from the sale of a note effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting and backup withholding in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$
Wells Fargo Securities, LLC

Total	$	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of     % of the principal amount of the 20     notes and     % of the principal amount of the 20     notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $         and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about             , 2013, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

ICE Group and the Note Guarantors have agreed that ICE Group and the Note Guarantors will not, for a period commencing on the date of the underwriting through the closing date of the offering of the notes, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Affiliates of the representatives act as agents and lenders under the Credit Facilities and the 364 Day Credit Facility. In addition, some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

VALIDITY OF SECURITIES

The validity of the notes and related guarantees offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York and for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Shearman & Sterling LLP, New York, New York is also advising us in connection with this offering.

EXPERTS

The consolidated financial statements of ICE and its subsidiaries appearing in ICE’s Annual Report (Form 10-K) for the year ended December 31, 2012 including the schedule appearing therein, and the effectiveness of ICE’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of NYSE Euronext and its subsidiaries and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to Exhibit 99.2 of ICE’s Current Report on Form 8-K dated as of September 9, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ANNEX A—SELECTED NYSE EURONEXT RISK FACTORS

As used herein, unless otherwise specified or the context otherwise requires, “we,” “our,” “us” and the “Company” refer to NYSE Euronext and its consolidated subsidiaries, “NYSE” refers to New York Stock Exchange LLC, and, where the context requires, its subsidiaries, NYSE Market, Inc. and NYSE Regulation, Inc., “NYSE Arca” refers collectively to NYSE Arca, Inc., and NYSE Arca Equities, Inc., “NYSE MKT” (formerly known as “NYSE Amex”) refers to NYSE Amex LLC, “Euronext” refers to NYSE Euronext’s market operations in Europe, including the European-based exchanges that comprise Euronext, N.V.—the Paris, Amsterdam, Brussels, London and Lisbon securities exchanges and, where the context requires, the derivatives markets in London, Paris, Amsterdam, Brussels and Lisbon, and “NYSE Liffe” refers to NYSE Euronext’s derivatives markets in London, Paris, Amsterdam, Brussels and Lisbon.

Risks Relating to Our Industry

We face intense competition and compete globally with a broad range of market participants for listings and trading volumes.

Our industry is highly competitive. We face significant competition for listings and trading of cash equities, exchange-traded funds, closed-end funds, structured products, futures, options and other derivatives. We expect competition in our industry to intensify. Increased competition from existing and new competitors could cause our exchanges to experience a decline in their share of listing and trading activity. Such a decline would mean that we would lose the associated transaction fees and proportionate share of market data fees, and could have increased pressure on our fee levels in order to remain competitive.

Recent trends towards the liberalization and globalization of world capital markets have resulted in greater mobility of capital, greater international participation in local markets and more competition among markets in different geographical areas. As a result, global competition among listing venues, trading markets and other execution venues has become more intense. In addition, in the last several years the structure of the exchange sector has changed significantly through industry consolidation and demutualizations (in which an exchange converts from member ownership to for-profit status), trends that have contributed to a more intense competitive environment.

Our current and prospective competitors are numerous and include both traditional and nontraditional trading venues. These include regulated markets, electronic communications networks and other alternative trading systems, multilateral trading facilities, market makers, banks, brokers and other financial market participants. Some of these competitors are among our largest customers or are owned by our customers. We also face significant and growing competition from financial institutions that have the ability to divert trading volumes from us. For example, banks and brokers may assume the role of principal and act as counterparty to orders originating from their customers, thus “internalizing” order flow that would otherwise be transacted on one of our exchanges. Banks and brokers may also enter into bilateral trading arrangements by matching their order flows, depriving our exchanges of potential trading volumes. We expect to face competition from new entrants into our markets, as well as from existing market participants such as banks and liquidity providers who sponsor new initiatives.

We compete with other market participants in a variety of ways, including the cost, quality and speed of trade execution, market liquidity, functionality, ease of use and performance of trading systems, the range of products and services offered to customers and listed companies, and technological innovation and reputation. Additionally, our competitors may consolidate and form alliances, which may give their markets greater liquidity, lower costs and better pricing than we will be able to offer, and allow them to better leverage their relationships with customers and alliance partners or better exploit brand names to market and sell their services.

Many of our current and prospective competitors have greater financial resources than we do, and many are subject to less burdensome regulation than we face. See “—Risks Relating to Regulation—We may face competitive disadvantages if we do not receive necessary regulatory approvals for new business initiatives.” If we fail to compete successfully, our business, financial condition and operating results may be adversely affected.

Our industry is characterized by intense price competition.

Our industry is characterized by intense price competition in all areas of our business, including those with higher profit margins such as market data. In particular, the U.S. cash equities pricing model has changed in response to competitive market conditions. In recent years, some of our competitors have engaged in aggressive pricing strategies. Also, in those instances where our competitors are owned by our customers, our competitors may be willing to accept lower, or even negative, margins for such customers to trade on their platforms. In addition, our listing fees are subject to competitive pressures. It is likely that we will continue to experience significant pricing pressures, including as a result of continuing consolidations, and that some of our competitors will seek to increase their share of trading or listings, particularly in the U.S., by further reducing their transaction fees, by offering larger liquidity payments or by offering other forms of financial or other incentives. We could lose a substantial percentage of our share of trading if we are unable to effectively compete on price, or our profit margins could decline if we reduce pricing in response. Some competitors, especially those outside of the U.S., have high profit margins in business areas in which we do not engage, which may enable them to execute these strategies. In addition, many internalization strategies are driven by a cost-saving or profit incentive, thus further increasing the desire for our customers to avoid incurring fees on our exchanges. This environment could lead to loss of order flow and decreased revenues, and consequently could adversely affect our business, financial condition and operating results.

Adverse economic conditions could negatively impact our business, financial condition and operating results.

General economic conditions affect the overall level of trading activity and new listings in securities markets, which directly impact our operating results. A significant portion of our revenue depends, either directly or indirectly, on transaction-based fees that, in turn, depend on our ability to attract and maintain order flow, both in absolute terms and relative to other market centers. Adverse economic conditions may result in a decline in trading volume and demand for market data and a deterioration of the economic welfare of our listed companies, which may adversely affect our revenues and future growth. Declines in volumes may impact our market share or pricing structures.

We also generate a significant portion of our revenues from listing fees. Poor economic conditions, industry-specific circumstances, capital market trends and regulatory requirements may also negatively impact new listings by reducing the number or size of securities offerings.

Global market and economic conditions have been difficult and volatile in recent years, in particular for financial services companies that are our most significant customers. While volatile markets can generate increased transaction volume, prolonged recessionary conditions can adversely affect trading volumes and the demand for market data, and can lead to slower collections of accounts receivable as well as increased counterparty risk. In the event of a significant and sustained decline in trading volumes, we would lose revenue, and our inability to quickly reduce infrastructure and overhead expenses would likely adversely affect our business, financial condition and operating results.

During the past few years, companies in many different industries found it difficult to borrow money from banks and other lending sources, and also experienced difficulty raising funds in the capital markets. While access to credit markets has improved, the upheaval in the credit markets continues to impact the economy. While we have not experienced reductions in our borrowing capacity, lenders in general have taken actions that indicate their concerns regarding liquidity in the marketplace. These actions have included reduced advance rates for certain security types, more stringent requirements for collateral eligibility and higher interest rates. Should lenders continue to take additional similar actions, the cost of conducting our business may increase and our ability to implement our business initiatives could be limited. In addition, our ability to raise financing could be impaired if rating agencies, lenders or investors develop a negative perception of our long-term or short-term financial prospects, or of prospects for our industry.

Also, during the past few years, European countries such as Greece, Ireland, Portugal, Italy and Spain have been particularly affected by the recent financial and economic conditions. The EU, the European Central Bank and the International Monetary Fund have prepared rescue packages for some of the affected countries. Other Euro-zone countries have been forced to take actions to mitigate similar developments in their economies. We cannot predict with any certainty the consequences of these packages, other rescue plans or future proposed actions, but their failure could adversely affect our business, results of operations, cash flows and financial condition.

Risks Relating to Our Business

Our share of trading in NYSE- and Euronext-listed securities has declined and may continue to decline.

As a result of increasing competition, including from nontraditional trading venues and other competitors that are also among our largest customers, our share of trading on a matched basis in NYSE-listed securities has declined from approximately 35% in 2011 to 31.4 % in 2012. Although market share of Euronext-listed securities increased from approximately 65% in 2011 to 66.2% in 2012, we have historically seen declines year over year for prior periods. Multilateral trading facilities (“MTFs”) offer trading in the securities listed on Euronext and other European regulated markets and compete directly with us for market share. If our trading share continues to decrease relative to our competitors, we may be less attractive to market participants as a source of liquidity. This could further accelerate our loss of trading volume. Similarly, a lower trading share of NYSE- or Euronext-listed securities may cause issuers to question the value of an NYSE or Euronext listing, which could adversely impact our listing business. If growth in our overall trading volume of NYSE- or Euronext-listed securities does not offset any significant decline in our trading share, or if a decline in our trading share in NYSE- or Euronext-listed securities makes the NYSE or Euronext market appear less liquid, then our business, financial condition and operating results could be adversely affected.

In addition, in the U.S., the allocation of market data revenues among competing market centers is tied to trading share. A decline in NYSE trading share lowers the percentage of the national market system tape pool revenues from the Consolidated Tape Association and Unlisted Trading Privileges that NYSE keeps. Declines in our trading share could also adversely affect the growth, viability and importance of some of our market data products.

Broad market trends and other factors beyond our control could significantly reduce demand for our services and harm our business, financial condition and operating results.

Our business, financial condition and operating results are highly dependent upon the levels of activity on our exchanges, and in particular upon the volume of financial instruments traded, the number and shares outstanding of listed issuers, the number of new listings, the number of traders in the market and similar factors. Our financial condition and operating results are also dependent upon the success of our Information Services and Technology Solutions segment, which, in turn, is directly dependent on the commercial well-being of our customers. Among other things, we depend more upon the relative attractiveness of the financial instruments traded on our exchanges, and the relative attractiveness of the exchanges as a market on which to trade these financial instruments, as compared to other exchanges and trading platforms. We have no direct control over these variables. Instead, these variables are influenced by economic, political and market conditions in the U.S., Europe and elsewhere in the world that are beyond our control, including those described under “—Risks Relating to Our Industry—Adverse economic conditions could negatively impact our business, financial condition and operating results” and factors such as:

•	Broad trends in business and finance, including industry-specific circumstances, capital market trends and the mergers and acquisitions environment;

•	Terrorism and war;

•	Concerns over inflation and the level of institutional or retail confidence;

•	Changes in government monetary policy and foreign currency exchange rates;

•	The availability of short-term and long-term funding and capital;

•	The availability of alternative investment opportunities;

•	Changes in the level of trading activity;

•	Changes in the climate and resulting extreme weather events;

•	Changes and volatility in the prices of securities;

•	Changes in tax policy (including transaction tax);

•	The level and volatility of interest rates;

•	Legislative and regulatory changes, including the potential for regulatory arbitrage among regulated and unregulated markets if significant policy differences emerge among markets;

•	The perceived attractiveness, or lack of attractiveness, of the U.S. or European capital markets;

•	The outbreak of contagious disease pandemics or other public health emergencies in the regions in which we operate, which could decrease levels of economic and market activities; and

•	Unforeseen market closures or other disruptions in trading.

If levels of activity on our exchanges are adversely affected by any of the factors described above or other factors beyond our control, then our business, financial condition and operating results could also be adversely affected.

If our goodwill or intangible assets become impaired we may be required to record a significant charge to earnings.

Under U.S. GAAP, we review our amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill and indefinite-life intangible assets are tested for impairment at least annually, and are also tested when factors arise that may be considered a change in circumstances indicating that the carrying value of our goodwill or intangible assets may not be recoverable, such as a decline in stock price and market capitalization, reduced future cash flow estimates, and slower growth rates in our businesses. We may be required to record a significant charge in our financial statements during the period in which any impairment of our goodwill or intangible assets is determined. If impairment charges are incurred, our financial condition and operating results could be adversely affected.

We face foreign currency exchange rate risk and other market risks.

Since we conduct operations in several different countries, including the U.S. and several European countries, substantial portions of our assets, liabilities, revenues and expenses are denominated in U.S. dollars, euros and pounds sterling. Because our financial statements are denominated in U.S. dollars, fluctuations in currency exchange rates can materially affect our reported results. We may also experience other market risks, including changes in interest rates and in prices of marketable equity securities that we own. We may use derivative financial instruments to reduce certain of these risks. If our strategies to reduce these market risks are not successful, our financial condition and operating results could be adversely affected.

Any strategic transactions that we undertake may require significant resources, result in significant unanticipated costs or liabilities or fail to deliver anticipated benefits.

We have in the past and may continue to enter into business combination transactions, make acquisitions and enter into partnerships, joint ventures and other strategic investments or alliances, some of which may be material. The market for acquisition targets and strategic alliances is highly competitive, particularly in light of consolidation in the exchange sector and existing or potential future restrictions on foreign direct investments in some countries. Market conditions may limit our ability to use our stock as an acquisition currency. In addition, our bylaws require acquisitions, mergers and consolidations involving more than 30% of our aggregate equity market capitalization or value (or, under certain circumstances, transactions involving an entity whose principal place of business is outside of the U.S. and Europe) to be approved by two-thirds of our directors. These and other factors may adversely affect our ability to identify acquisition targets or strategic partners consistent with our objectives, or may make us less attractive as an acquirer or strategic partner.

We cannot be sure that we will complete any business combination, acquisition, partnership, joint venture or strategic investment or alliance that we announce. Completion of these transactions is usually subject to closing conditions, including regulatory approvals, over which we have limited or no control. In particular, our merger agreement with ICE remains subject to approval by the relevant competition authorities in Europe, and other customary closing conditions.

We cannot be sure that we will recognize the anticipated benefits of our acquisition by ICE or any other transaction we undertake, such as any expected cost savings, growth opportunities, synergies or improvements in our competitive profile. A variety of factors, including unanticipated difficulties integrating our existing technology platforms onto our Universal Trading Platform, regulatory changes, competitive developments, labor conflicts, litigation, currency fluctuations and inflation, may adversely affect any anticipated cost savings, revenue potential or other anticipated benefits. The anticipated benefits of a particular transaction may not be realized fully, if at all, or may take longer to realize than expected.

In addition, in connection with any such transaction, we may issue shares of our stock that dilute our existing stockholders, expend cash, incur debt, assume contingent liabilities or incur other expenses, any of which could harm our business, financial condition or operating results.

Moreover, we cannot direct the actions of strategic partners or joint ventures that we do not control. We are generally unable to cause dividends or distributions to be made to us from the entities in which we have a minority investment or to direct the management of such entities. Some of our investments may entail particular risks, including the possibility that a partner, majority investor or co-venturer may have different interests or goals, and may take action contrary to our instructions, requests, policies or business objectives, any and all of which could adversely impact our brand name and reputation. Also, our minority positions generally will be illiquid due to regulatory impediments to sale or because the market for them is limited. If we are unable to successfully maximize the benefits of our strategic investments and joint ventures, our business, financial condition and operating results could be adversely affected.

We face risks when entering into or increasing our presence in markets where we do not currently compete or entering into new business lines.

We may enter into or increase our presence in markets that already possess established competitors who may enjoy the protection of high barriers to entry. Attracting customers in certain countries may also be subject to a number of risks, including currency exchange rate risk, difficulties in enforcing agreements or collecting receivables, longer payment cycles, compliance with the laws or regulations of these countries, and political and regulatory uncertainties. We may also expand our presence or enter into newly developing arenas of competition, such as MTFs in Europe, where less regulated competitors exist and demand for such services is subject to uncertainty. As a result, demand and market acceptance for our products and services within these markets will be subject to a high degree of uncertainty and risk. We may be unable to enter into or increase our presence in these markets and compete successfully.

We have also expanded into the commercial technology business through our Information Services and Technology Solutions segment as a part of our business strategy. Our experience in this line of business is limited and demand and market acceptance for our products and services within this line of business will be subject to a high degree of uncertainty and risk and we may be unable to compete successfully with more experienced market participants.

Our business may be adversely affected by risks associated with clearing activities.

Our U.K. regulated derivatives subsidiary, the London Market of NYSE Liffe (for the purposes of this paragraph, “NYSE Liffe”), took full responsibility for clearing activities in our U.K. derivatives market on July 30, 2009. As a result, NYSE Liffe became the central counterparty for contracts entered into by its clearing members on the NYSE Liffe market and outsources certain services to ICE Clear Europe Limited (“ICE Clear”) through the NYSE Liffe clearing arrangement. NYSE Liffe has credit exposure to those clearing members. NYSE Liffe’s clearing members may encounter economic difficulties as a result of the continuing market turmoil, which could result in bankruptcy and failure. NYSE Liffe offsets its credit exposure through arrangements with ICE Clear in which ICE Clear provides clearing guarantee backing and related risk functions to NYSE Liffe, and under which ICE Clear is responsible for any defaulting member positions and for applying its resources to the resolution of such a default. In addition, NYSE Liffe maintains policies and procedures to help ensure that its clearing members can satisfy their obligations, including by requiring members to meet minimum capital and net worth requirements and to deposit collateral for their trading activity. Nevertheless, we cannot be sure that in extreme circumstances, ICE Clear might not itself suffer difficulties, in which case these measures might not prove sufficient to protect NYSE Liffe from a default, or might fail to ensure that NYSE Liffe is not materially and adversely affected in the event of a significant default.

We also entered into a joint venture with the Depository Trust and Clearing Corporation to establish New York Portfolio Clearing (“NYPC”), which became operational in the first quarter of 2011. NYPC currently clears fixed income futures traded on NYSE Liffe US LLC (“NYSE Liffe US”) and will have the ability to provide clearing services for other exchanges and Derivatives Clearing Organizations in the future. As a result, we will face clearing risks similar to those we face with respect to with regard to our clearing operations with ICE Clear in London.

We intend to negotiate new clearing arrangements with a third party clearing services provider for clearing of our derivatives business traded in Amsterdam, Brussels, Lisbon and Paris to replace the existing arrangement with LCH.Clearnet SA in Paris due to expire in March 2014.

If we are unsuccessful in migrating clearing business to the expected timetables or in a manner consistent with expectations, or unable to negotiate satisfactory contractual terms with ICE Clear, LCH.Clearnet SA, or other relevant suppliers, our business, financial condition and operating results could be materially adversely affected. With respect to European cash clearing, we have agreed to a new long term relationship with LCH.Clearnet SA in Paris.

We operate in a business environment that continues to experience significant and rapid technological change.

Technology is a key component of our business strategy, and we regard it as crucial to our success. We seek to offer market participants a comprehensive suite of best-in-class technology solutions in a centralized environment, including successfully transitioning to our Universal Trading Platform on a global basis and implementing our global data center strategy. However, we operate in a business environment that has undergone, and continues to experience, significant and rapid technological change. In recent years, electronic trading has grown significantly, and customer demand for increased choice of execution methods has increased. To remain competitive, we must continue to enhance and improve the responsiveness, functionality, capacity, accessibility and features of our trading platforms, software, systems and technologies. We must also adopt technological changes for regulatory reasons. Our success will depend, in part, on our ability to:

•	Develop and license leading technologies;

•	Enhance existing trading platforms and services and create new platforms and services;

•	Respond to customer demands, technological advances and emerging industry standards and practices on a cost-effective and timely basis; and

•	Continue to attract and retain highly skilled technology staff to maintain and develop existing technology and to adapt to and manage emerging technologies.

The development and expansion of electronic trading and market data-related technologies entail significant technological, financial and business risks. Any failure or delay in exploiting technology, or failure to exploit technology as effectively as competitors, could adversely affect our business, financial condition and operating results.

The adoption of new technologies or market practices may require us to devote significant additional resources to improve and adapt our services. For example, the growth of algorithmic and “black box trading” requires us to increase systems and network capacity to ensure that increases in message traffic can be accommodated without an adverse effect on system performance. Keeping pace with these ever-increasing requirements can be expensive, and we cannot be sure that we will succeed in making these improvements to our technology infrastructure in a timely manner or at all. If we are unable to anticipate and respond to the demand for new services, products and technologies on a timely and cost-effective basis and to adapt to technological advancements and changing standards, we may be unable to compete effectively, which could adversely affect our business, financial condition and operating results. Moreover, we may incur substantial development, sales and marketing expenses and expend significant management effort to add new products or services to our trading platforms. Even after incurring these costs, we ultimately may not realize any, or may realize only small amounts of, revenues for these new products or services. Consequently, if revenue does not increase in a timely fashion as a result of these expansion initiatives, the up-front costs associated with expansion may exceed related revenues and reduce our working capital and income.

Our reliance on third parties could adversely affect our business if these third parties cease to perform the functions that they currently perform at NYSE Euronext.

We rely on third parties for certain clearing, regulatory, technology and other services. For example, we are dependent on LCH.Clearnet Limited to provide a clearing guarantee and manage related risk functions in connection with clearing on certain of our European cash and derivatives markets. We also entered into a Clearing and Financial Intermediary Services Agreement with ICE Clear under which ICE Clear is the exclusive provider of central counterparty clearing services for all existing LIFFE derivatives products. We also rely on the services of Euroclear for settling transactions on our European cash markets (except in Portugal). The Financial Industry Regulatory Authority (“FINRA”) performs the market surveillance and enforcement functions for our U.S. equities and options markets: NYSE, NYSE Arca and NYSE MKT. Although NYSE Regulation oversees FINRA’s performance of regulatory services for our markets, and NYSE Regulation has retained staff associated with such responsibility as well as for rule development and interpretations, regulatory policy, oversight of listed issuers’ compliance with applicable listing standards and real-time stockwatch reviews, we are significantly reliant on FINRA to perform these regulatory functions. We also depend on the Consolidated Tape Association to oversee the dissemination of real-time trade and quote information in NYSE- and NYSE MKT-listed securities. To the extent that any of these third parties experiences difficulties, materially changes their business relationship with us or is unable for any reason to perform their obligations, our business or our reputation may be materially adversely affected.

We also rely on members of our trading community to maintain markets and add liquidity, and in general, our business depends in part on the roles and activities conducted by members or other market participants, including but not limited to issuers, broker-dealers and other financial institutions. See “—Risks Relating to Our Industry—Adverse economic conditions could negatively impact our business, financial condition and operating results.” Global market and economic conditions have been difficult and volatile in recent years, in particular for financial services companies. Additionally, to the extent these members or other market participants fail to adapt to or implement technology, regulatory or other initiatives successfully, our business may be materially adversely affected. To the extent that any of our largest members, or other significant market participants on which we rely, experience difficulties, materially changes their business relationship with us, is unable to satisfy any financial or other obligation owed to us, or is unable for any reason to perform their market function, our business or our reputation may be materially adversely affected.

Insufficient systems capacity and systems failures could adversely affect our business.

Our business depends on the performance and reliability of complex computer and communications systems. Heavy use of our platforms and order routing systems during peak trading times or at times of unusual market volatility could cause our systems to operate slowly or even to fail for periods of time. Our U.S. systems capacity requirements could grow significantly in the future as a result of a variety of factors, including changes in the NYSE market and continued growth in our options trading business. Our failure to maintain systems or to ensure sufficient capacity may also result in a temporary disruption of our regulatory and reporting functions.

We have experienced systems failures in the past, and it is possible that we will experience systems failures in the future. Systems failures could be caused by, among other things, periods of insufficient capacity or network bandwidth, power or telecommunications failures, acts of God or war, terrorism, human error, natural disasters, fire, sabotage, hardware or software malfunctions or defects, complications experienced in connection with system upgrades, computer viruses, intentional acts of vandalism and similar events over which we have little or no control. We also rely on third parties for systems support. Any interruption in these third-party services or deterioration in the performance of these services could also be disruptive to our business. In addition, our systems may be adversely affected by failures of other trading systems, as a result of which we may be required to suspend trading activity in particular securities or, under certain circumstances, unwind trades.

If we cannot expand system capacity and performance to handle increased demand and any increased regulatory requirements, or if our systems otherwise fail to perform and we experience disruptions in service, slower response times or delays in introducing new products and services, then we could incur reputational damage, regulatory sanctions, litigation, loss of trading share, loss of trading volume and loss of revenues, any of which could adversely affect our business, financial condition and operating results.

Systems failures elsewhere in the securities trading industry could also negatively impact us.

Several high-profile systems failures occurred recently in the U.S. securities trading industry, renewing concerns among regulators and investors about the safety and resiliency of securities trading platforms. It is possible that securities regulators could impose new requirements for securities trading platforms that would be costly for us to implement, or that could result in a decrease in demand for some of our services. In particular, the public comment period recently ended for the SEC’s proposed Regulation Systems Compliance and Integrity (“Regulation SCI”). If the SEC adopts Regulation SCI as it is currently proposed, our securities trading platforms and other technological systems would be subject to more extensive regulation and oversight. Ensuring our compliance with the requirements of Regulation SCI could require significant implementation costs as well as increased ongoing administrative expenses and burdens. If systems failures in the industry continue to occur, it is also possible that investor confidence in the securities trading industry could diminish, leading to decreased trading volume and revenue. Whether or not any of our own systems experience material failures, any of these developments could adversely affect our business, financial condition and operating results.

Our networks and those of our third-party service providers may be vulnerable to security risks.

The secure transmission of confidential information over public and other networks is a critical element of our operations. Our networks and those of our third-party service providers may be vulnerable to unauthorized access, malware and other security problems. Third parties to whom we provide information, including regulators, may not take proper care with our information and may not employ state-of-the-art techniques for safeguarding data. Our systems have experienced attempts at unauthorized access in the past, and our public websites have in the past been subject to attempted “denial of service” attacks. While none of these attempts has materially adversely affected our systems or, to our knowledge, compromised confidential data, and while our systems have not in the past been materially adversely affected by malware or other security incidents, it is possible that our systems may experience security problems in the future that we cannot mitigate and that may materially affect our business. Persons who circumvent security measures could wrongfully access and use our information or our customers’ information, or cause interruptions or malfunctions in our operations. Moreover, our security measures are costly, and may prove to be inadequate. Any of these security risks could cause us to incur reputational damage, regulatory sanctions, litigation, loss of trading share, loss of trading volume and loss of revenues, any of which could adversely affect our business, financial condition and operating results.

We may be at greater risk from terrorism than other companies.

Given our prominence in the global securities industry and the concentration of many of our properties and personnel in U.S. and European financial centers, including lower Manhattan, we may be more likely than other companies to be a direct target of, or an indirect casualty of, attacks by terrorists or terrorist organizations, or other extremist organizations that employ threatening or harassing means to achieve their social or political objectives.

It is impossible to predict the likelihood or impact of any terrorist attack on the securities industry generally or on our business. In the event of an attack or a threat of an attack, our security measures and contingency plans may be inadequate to prevent significant disruptions in our business, technology or access to the infrastructure necessary to maintain our business. For example, if part or all of our primary data center facilities become inoperable, our disaster recovery and business continuity planning practices may not be sufficient and we may experience a significant delay in resuming normal business operations. Damage to our facilities due to terrorist attacks may be significantly in excess of insurance coverage, and we may not be able to insure against some damage at a reasonable price or at all. The threat of terrorist attacks may also negatively affect our ability to attract and retain employees. In addition, terrorist attacks may cause instability or decreased trading in the securities markets, including trading on exchanges. Any of these events could adversely affect our business, financial condition and operating results.

Damage to our reputation could adversely affect our business.

One of our competitive strengths is our strong reputation and brand name. Our reputation could be harmed in many different ways, including by regulatory, governance or technology failures or the activities of members or listed companies whom we do not control. In addition, on July 9, 2013, one of our subsidiaries, NYSE Euronext Rate Administration Limited, was appointed as the new administrator for LIBOR, subject to regulatory approval. Any failures or negative publicity resulting from the transition of administration from the British Bankers’ Association to NYSE Euronext Rate Administration Limited or following completion of the transition could result in a further loss of confidence in the administration of LIBOR and could harm our reputation. Damage to our reputation could cause some issuers not to list their securities on our exchanges, as well as reduce the trading volume on our exchanges. Any of these events could adversely affect our business, financial condition and operating results.

A failure to protect our intellectual property rights, or allegations that we have infringed on the intellectual property rights of others, could adversely affect our business.

We own or license rights to a number of trademarks, service marks, trade names, copyrights and patents that we use in our business, including rights to use certain indexes as the basis for equity index derivatives products traded on our futures markets. To protect our intellectual property rights, we rely on a combination of trademark laws, copyright laws, patent laws, trade secret protection, confidentiality agreements and other contractual arrangements with our affiliates, customers, strategic investors and others. The protective steps taken may be inadequate to deter misappropriation of our intellectual property. We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Failure to protect our intellectual property adequately could harm our reputation and affect our ability to compete effectively. Further, defending our intellectual property rights may require significant financial and managerial resources, the expenditure of which may adversely affect our business, financial condition and operating results.

In addition, third parties may assert intellectual property rights claims against us, which may be costly to defend, could require the payment of damages and could limit our ability to use certain technologies, trademarks or other intellectual property. Some of our competitors currently own patents and have actively been filing patent applications in recent years, some of which may relate to our trading platforms and business processes. As a result, we may face allegations that we have infringed or otherwise violated the intellectual property rights of third parties. Any intellectual property claims, with or without merit, could be expensive to litigate or settle and could divert management resources and attention. Successful challenges against us could require us to modify or discontinue our use of technology or business processes where such use is found to infringe or violate the rights of others, or require us to purchase licenses from third parties, any of which could adversely affect our business, financial condition and operating results.

We are subject to significant litigation risks and other liabilities.

Many aspects of our business involve litigation risks. These risks include, among others, potential liability from disputes over terms of a securities trade or from claims that a system or operational failure or delay caused monetary losses to a customer, as well as potential liability from claims that we facilitated an unauthorized transaction or that we provided materially false or misleading statements in connection with a transaction. Dissatisfied customers frequently make claims against their service providers regarding quality of trade execution, improperly settled trades, mismanagement or even fraud. Although aspects of our business are protected by regulatory immunity, we could nevertheless be exposed to substantial liability under U.S. federal and state laws and court decisions, laws and court decisions in the other countries where we operate, as well as rules and regulations promulgated by the SEC, Commodity Futures Trading Commission (“CFTC”) or European and other regulators. We could incur significant expenses defending claims, even those without merit. In addition, an adverse resolution of any lawsuit or claim against us may require us to pay substantial damages or impose restrictions on how we conduct business, either of which could adversely affect our business, financial condition and operating results.

Perceptions about the legal and regulatory environment in the U.S. may make it difficult for us to compete with non-U.S. exchanges.

Our U.S. exchanges compete for listings of securities of both U.S. and non-U.S. companies. However, the legal and regulatory environment in the U.S., and market perceptions about that environment, may make it difficult for our U.S. exchanges to compete with non-U.S. exchanges for listings. For example, the Sarbanes-Oxley Act of 2002 imposes a stringent set of corporate governance, reporting and other requirements on both U.S. and non-U.S. companies with securities listed on a U.S. exchange. Significant resources are necessary for companies to comply with the requirements of the Sarbanes-Oxley Act, and we believe this has had an adverse impact on the ability of our U.S. exchanges to attract and retain listings. Furthermore, as described under “—Risks Relating to Regulation—We may be adversely affected by the Dodd-Frank Wall Street Reform and Consumer Protection Act,” the Dodd-Frank Act imposes new corporate governance requirements on U.S. listed companies, which may diminish the relative attractiveness of a listing on a U.S. exchange and adversely affect the ability of our U.S. exchanges to attract and retain listings. The number of U.S. companies that have chosen to list shares exclusively on a non-U.S. exchange has increased in recent years. At the same time, both U.S. and non-U.S. companies are increasingly seeking to access the U.S. capital markets through private transactions that do not involve listing on a U.S. exchange, such as through Rule 144A transactions directed exclusively to mutual funds, hedge funds and other qualified institutional buyers.

The SEC and the Public Company Accounting Oversight Board have taken steps to address some of these concerns through initiatives that include revisions to the rules relating to internal control over financial reporting established under Section 404 of the Sarbanes-Oxley Act, rules that facilitate the delisting and deregistration of securities issued by some non-U.S. companies, and rules that exempt some non-U.S. companies from U.S. GAAP reconciliation requirements. It is unclear whether U.S. or non-U.S. companies will exhibit greater interest in accessing the U.S. public markets as a result of these changes. Moreover, the rules facilitating a non-U.S. company’s ability to delist its securities and exit the U.S. public company reporting system may make it more difficult for us to retain listings of non-U.S. companies, and may diminish the perception of our U.S. exchanges as premier listing venues, which could adversely affect our business, financial condition and operating results.

Provisions of our organizational documents may delay or deter a change of control.

Our organizational documents contain provisions that may have the effect of discouraging, delaying or preventing a change of control, or an acquisition proposal, that our stockholders might consider favorable. These include provisions:

•	Vesting our board of directors with sole power to set the number of directors;

•	Limiting the persons that may call special stockholders’ meetings;

•	Limiting stockholder action by written consent;

•	Requiring supermajority stockholder approval with respect to certain amendments to our certificate of incorporation and bylaws;

•	Restricting any person (either alone or together with its related persons) from voting or causing the voting of shares of stock representing more than 10% of our outstanding voting capital stock (including as a result of any agreement by any other persons not to vote shares of stock); and

•	Restricting any person (either alone or together with its related persons) from beneficially owning shares of stock representing more than 20% of the outstanding shares of any class or series of our capital stock.

In addition, our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights and preferences of these shares without stockholder approval. Any series of preferred stock is likely to be senior to our common stock with respect to dividends and liquidation rights. The ability of our board of directors to issue preferred stock could have the effect of discouraging unsolicited acquisition proposals, thus adversely affecting the market price of our common stock.

The market price of our common stock may be volatile.

Securities and derivatives markets worldwide experience significant price and volume fluctuations. This market volatility, as well as the factors listed below, could affect the market price of our common stock:

•	Quarterly variations in our results of operations or the results of operations of our competitors;

•	Changes in earnings estimates, investors’ perceptions, recommendations by securities analysts or our failure to achieve analysts’ earnings estimates or ratings downgrades;

•	The announcement of new products or service enhancements by us or our competitors;

•	Announcements related to litigation;

•	Potential acquisitions by us of, or of us by, other companies, including the proposed acquisition of us by IntercontinentalExchange;

•	Developments in our industry; and

•	General economic, market and political conditions and other factors unrelated to our operating performance or the operating performance of our competitors.

Risks Relating to Regulation

We operate in a highly regulated industry and may be subject to censures, fines and other legal proceedings if we fail to comply with our legal and regulatory obligations.

We operate in a highly regulated industry and are subject to extensive regulation. The securities industry is subject to extensive governmental regulation and could become subject to increased regulatory scrutiny. As a matter of public policy, these regulations are designed to safeguard the integrity of the securities and other financial markets and to protect the interests of investors in those markets. The SEC and CFTC regulate our U.S. exchanges and have broad powers to audit, investigate and enforce compliance with their rules and regulations and impose sanctions for non-compliance. European regulators have similar powers with respect to our exchanges in their respective countries. As the scope of our business expands, we may also become subject to oversight by other regulators. In addition, as described below, there has been and may continue to be increasing demand for more regulation and stricter oversight, which could cause excessive regulatory burdens. Our ability to comply with applicable laws and rules will largely depend on our establishment and maintenance of appropriate systems and procedures, as well as our ability to attract and retain qualified personnel.

Both the U.S. regulators and the European regulators are vested with broad enforcement powers over exchanges in their respective jurisdictions, including powers to censure, fine, issue cease-and-desist orders, prohibit an exchange from engaging in some of its operations or suspend or revoke an exchange’s recognition, license or registration. In the case of actual or alleged noncompliance with regulatory requirements, our exchanges could be subject to investigations and administrative or judicial proceedings that may result in substantial penalties, including revocation of an exchange’s recognition, license or registration. Any such investigation or proceeding, whether successful or unsuccessful, would result in substantial costs and diversions of resources and could adversely affect our business, financial condition and operating results. Furthermore, action by any of our regulators requiring us to limit or otherwise change our operations, or prohibiting us from engaging in certain activities, could adversely affect our business, financial condition and operating results.

We may be adversely affected by the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations.

The Dodd-Frank Act, which was signed into law in July 2010, introduced significant changes in U.S. financial legislation. Few provisions of the Dodd-Frank Act became effective immediately upon signing and many of its provisions required the adoption of regulations by various federal agencies and departments. Many such regulations have not yet been adopted and there remain significant uncertainties and ambiguities around those regulations that have been adopted, as well as the way in which market participants will respond to the regulations. As a result, it is difficult to predict all of the effects that the legislation and its implementing regulations will have on us. We do, however, expect it to affect our business in various and potentially significant ways. For example:

•	NYPC, our joint venture derivatives clearing organization that became operational in the first quarter of 2011, is subject to heightened standards adopted by the CFTC and may eventually be subject to additional risk management standards prescribed by the CFTC in consultation with the Financial Stability Oversight Council and the Federal Reserve for systemically important financial market utilities. Such heightened regulatory oversight could result in NYPC incurring increased costs.

•	Certain of our subsidiaries that today are recognized but not directly regulated in the United States will be required to register with the CFTC.

•

The Dodd-Frank Act permits the CFTC, under certain findings, to adopt position limits on the trading of certain futures, options on futures and swaps contracts. Similarly, the Dodd-Frank Act requires the SEC to establish position limits for security-based swaps as necessary. Products that trade today or in the future on the facilities of certain of our subsidiaries may ultimately become subject to such position limits, which could cause market participants to change their trading behavior and could result in our experiencing a loss of transaction-based revenue. On November 18, 2011, the CFTC finalized a rule to impose such position limits for 28 physical commodity contracts and related futures, options on futures and swaps. However, on September 28, 2012, the United States District Court for the District of Columbia vacated the rule after a lawsuit was brought by market participants. The CFTC has since authorized an appeal.

•	The Dodd-Frank Act also provides regulators, such as the SEC, with enhanced examination and enforcement authorities, which could result in our regulated subsidiaries incurring increased costs to respond to examinations or other regulatory inquiries.

•	The Dodd-Frank Act imposes new corporate governance requirements on U.S.-listed companies, which may diminish the relative attractiveness of a listing on a U.S. exchange and adversely affect the ability of our U.S. exchanges to attract and retain listings.

•	Section 619 of the Dodd-Frank Act requires a group of regulatory agencies to issue a rule (known as the “Volcker Rule”) that would, among other things, ban covered financial institutions from engaging in “proprietary trading,” absent an exception. In the fall of 2011, these regulatory agencies proposed regulations to implement the Volcker Rule. As proposed, there has been increased concern that although there is an exemption for banking institutions that conduct “market making-related” activities, the exemption and other related exemptions are narrowly defined and may have the impact of decreasing the level of market making conducted by banking institutions. Final rules have not yet been adopted, and a statutory “conformance period” began on July 12, 2012. It is currently unclear as to the precise timing of any final rules, but, depending on the final form of the implementing regulations, the Volcker Rule could have an adverse economic impact on the U.S. equity markets broadly and NYSE Euronext’s U.S. equity exchanges.

•	New registration and regulatory requirements applicable to participants in the over-the-counter derivatives markets may cause market participants to change their trading behavior, resulting in an adverse economic impact on us.

We are highly dependent upon the levels and nature of activity on our exchanges, in particular the volume of financial instruments traded, the number of traders in the market, the relative attractiveness of the financial instruments traded on our exchanges and similar factors. To the extent that legislative changes pursuant to the Dodd-Frank Act cause market participants to reduce the levels or restrict the nature of their activity on our exchanges, our business, financial condition and operating results may be adversely affected. Furthermore, our U.S. exchanges compete for listings of securities of both U.S. and non-U.S. companies. If the Dodd-Frank Act adversely affects the legal and regulatory environment surrounding the markets we operate, or the market perceptions thereof, it may make it difficult for our U.S. exchanges to compete with exchanges or other trading platforms in non-U.S. jurisdictions.

Current and future U.S. equity market structure reforms could increase our costs or reduce trading volumes, negatively impacting our business.

There has been an increased regulatory and Congressional focus on the structure of the U.S. equity markets over the last several years, and particularly since the so-called “flash crash” of May 6, 2010. The SEC, FINRA, and the national securities exchanges have proposed, adopted, or are in the process of implementing several initiatives aimed at addressing the oversight, integrity, and resilience of the markets. These include large trader reporting, limit up/limit down trading price bands, and market-wide circuit breakers, among others initiatives. In addition, in July 2011, the SEC adopted a rule requiring FINRA and the securities exchanges (including our three U.S.-registered national securities exchanges) to develop a consolidated audit trail (the “CAT”) that will allow regulators to efficiently and accurately track all activity in listed securities throughout the U.S. markets.

While we support these initiatives and believe they will strengthen the U.S. equity market structure, these and potential future market structure reforms could involve significant implementation and ongoing costs for our U.S. exchange subsidiaries and other market participants, which could raise the cost of trading for our customers, resulting in lower volumes. For example, the costs of developing, building and operating the CAT are expected to be significant. Although the manner in which the costs of the CAT will be allocated among the exchanges, FINRA and market participants has not yet been determined, to the extent that the CAT results in the imposition of new quoting or trading fees, market participants may alter their trading activities, causing volumes to decline.

The continued growth of high frequency trading, and what, if any, response is appropriate, has also been the subject of extensive Congressional and regulatory consideration. High frequency trading generally refers to computer-executed automated trading strategies. High frequency trading accounts for a significant percentage of the daily volume in the U.S. equity markets and efforts to slow trading could lead to a reduction in trading volumes, negatively impacting our business.

We may be adversely affected by significant proposed European Union financial reforms.

The European Commission has proposed or is considering a number of potentially significant reforms, creating uncertainties for our European cash, listings and derivatives businesses, including our clearing operations, which may be substantially affected by changes in European regulations. We cannot predict when, or if, these reforms will be adopted, or whether they will be adopted as proposed. If some or all of the proposals are adopted, market participants may change their behavior in response. To the extent that regulatory changes cause market participants to reduce the levels or restrict the nature of their activity on our European exchanges or clearing operations, our business, financial condition and operating results may be adversely affected. Furthermore, if any of the pending European legislation adversely affects the legal and regulatory environment surrounding the markets we operate, or the market perceptions thereof, it may make it difficult for our European exchanges to compete with exchanges or other trading platforms in non-European jurisdictions.

In October 2011, the European Commission proposed significant amendments to MiFID, the Markets in Financial Instruments Directive, which governs most of Euronext’s day-to-day activities as a market operator. The proposed measures would implement changes in the clearing process, including open access provisions for central counterparties (“CCPs”) and exchange platforms in respect of exchange-listed products, which could have a material adverse effect on our clearing operations due to increased regulation and costly operational requirements. In addition, as proposed, the changes in the trading process would introduce a de facto market making obligation on firms running algorithmic trading strategies by requiring them to post continuous orders during a trading day, thereby posting permanent quotes. This market making obligation could expose such firms to market risk on a continuous basis. As a result, they could shift trading away from our markets, which may decrease our revenue from trading and clearing operations, or they could assume additional financial risk, which may expose us to increased credit risk as their CCP counterparty.

Additional proposals would extend MiFID’s transparency requirements for cash equity securities to certain other securities, including bonds, derivatives and structured finance products, and would introduce position limits that would restrict the amount of commodities that could be traded on our platform. The proposed measures would also require us to make certain information regarding benchmarks over which we have intellectual property rights, such as an equity index, available to any CCP or trading venue wishing to clear or provide a trading service in derivatives based on that benchmark. If adopted, these and other proposed measures may make listing the affected securities on our exchanges less attractive for issuers, impose restrictions on what we can list, or increase competition for our indexed products, any of which could adversely affect our business.

Also in October 2011, the European Commission published its proposed review of the Market Abuse Directive, including a proposed Market Abuse Regulation (“MAR”) that would expand the scope of the Market Abuse Directive to cover, for the first time, different trading systems, financial instruments and technological developments, notably algorithmic trading and high frequency trading. The proposed changes would monitor the interaction between spot markets and derivative markets, including commodity markets, and address potential sources of abuse and manipulation between them, including through provisions allowing member states to introduce criminal sanctions for market abuse offenses. These changes, if adopted, could lead to increased regulation and operational requirements for our European markets.

Liquidity contracts are a key part of the trading landscape in some European countries, notably France and the Netherlands. A liquidity contract is a contract between an issuer and a financial institution in which the institution uses funds provided to it by the issuer to trade in the issuers’ shares to maintain liquidity. Provided an exemption from market abuse legislation, the contracts are usually subject to clear frameworks limiting their scope to the exact objectives of the liquidity contract. The proposed changes would remove the exemption, which, if adopted as proposed, could materially affect our European markets through loss of liquidity provider agreements and reduced liquidity.

The European Union is implementing new legislation on OTC derivatives, CCPs and trade repositories known as the Regulation of the European Parliament and of the Council on OTC Derivatives, Central Counterparties and Trade Repositories (formerly known as the European Market Infrastructure Regulation, or EMIR). In general, it introduces a reporting obligation for derivative contracts, a clearing obligation for eligible OTC derivatives, measures to reduce counterparty credit risk and operational risk for bilaterally cleared OTC derivatives, common rules for CCPs which will impose, among other things, more stringent prudential, operational and business requirements on CCPs, and common rules for trade repositories. The legislation and its detailed technical standards are expected to be finalized by the end of 2012 and to take effect early in 2013. This regulation and the associated technical standards may impact the design and commercial prospects for our CCP under development in the U.K.

As a final example, in February 2013, the European Commission (the “Commission”) published a revised proposal for a Financial Transaction Tax (the “FTT”). As requested by the 11 Member States of the EU which intend to proceed with the FTT (Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia, and Spain), together, the “FTT zone”, the revised proposal generally reflects the scope and objectives of the Commission’s original proposal for an FTT of September 2011, but is to be implemented through “enhanced cooperation”, which is a framework that enables the introduction of common legislative measures in a reduced number of Member States when consensus is not possible among all 27 EU Member States. At present, the Commission foresees that the FTT will be implemented in the FTT zone on January 1, 2014. However, both the precise scope of the FTT and its implementation date are subject to, among other matters, further negotiation.

In broad terms, and subject to exceptions, it is contemplated that the FTT will apply to all financial transactions (as defined for the purposes of the FTT) provided that at least one party to the transaction is treated as established in the FTT zone or that the parties to the transaction are trading financial instruments which have been issued within the FTT zone. Financial transactions include the purchase and sale of a “financial instrument” (including shares, bonds and units of collective investment funds), certain intra-group transactions that transfer risk between entities, the conclusion of derivatives contracts, an exchange of financial instruments, and repurchase agreements and securities lending agreements. The FTT will be fixed by each participating Member State at a rate, applicable to the relevant taxable amount, of at least 0.1% or, in the case of financial transactions related to derivatives contracts, 0.01%.

If implemented as proposed, the FTT may, among other matters, make listing the affected financial instruments on an exchange less attractive for issuers than would be the case absent implementation of the FTT. In addition, if implemented as proposed, the FTT may also reduce the liquidity and market efficiency of the capital markets, as well as adversely impacting the volumes traded thereon.

These and other potentially significant reforms in Europe could have a material adverse effect on our business and cash flows, financial condition and results of operations.

Changes to the regulators and agencies governing European financial markets could adversely affect our business.

A number of changes in the regulators and agencies governing European financial markets have been enacted or proposed. In 2010, the U.K. Government announced plans to reform the U.K. regulatory regime by abolishing the Financial Services Authority and replacing it with two regulators, one covering prudential risks and the other covering conduct of business matters. Accordingly, from the end of 2012, the new Financial Conduct Authority will be the primary regulator of our U.K. regulated derivatives subsidiary, the London Market of NYSE Liffe, and the Bank of England will be the primary regulator of our London-based clearing activities. In addition, three new independent European agencies have been created to regulate the financial markets, banking and insurance industries, with the mandate of contributing to the stability of the EU’s financial system by ensuring the integrity, transparency, efficiency and orderly functioning of securities markets, as well as by enhancing investor protection. In particular, the new European Securities Markets Authority is intended to foster supervisory convergence both among national securities regulators and across financial sectors by working closely with the other competent European Supervisory Authorities.

Until any such changes take effect or have been in effect for a longer period of time, we cannot estimate what effect they will have on the oversight and operation of our European market, clearing and other operations, but we do expect it to affect our business, potentially leading to increased regulation and oversight of our operations and the European capital markets generally.

We may face competitive disadvantages if we do not receive necessary or timely regulatory approvals for new business initiatives.

We currently operate three U.S.-registered national exchanges and one DCM. Pursuant to U.S. laws and regulations, these exchanges are responsible for regulating their member organizations through the adoption and enforcement of rules governing the trading activities, business conduct and financial responsibility of their member organizations and the individuals associated with them. Changes to the rules of the U.S.-registered securities exchanges are generally subject to the approval of the SEC, which publishes proposed rule changes for public comment. Changes to our certificate of incorporation or bylaws and changes to the organizational documents or rules of our U.S. exchanges, to the extent affecting the activities of these exchanges, must also be approved. We may from time to time seek to engage in new business activities, some of which may require changes to our U.S. exchanges’ organizational documents or rules.

We also operate exchanges in France, Belgium, Portugal, the Netherlands and the U.K. Regulators in each of these countries regulate exchanges through the adoption and enforcement of rules governing the trading activities, business conduct and financial responsibility of such exchanges and individuals associated with them. All of our initiatives in these jurisdictions with regulatory implications must be approved by the relevant authorities in each of these countries, as well as by the coordinating bodies set up under the Euronext regulators’ memoranda of understanding. Changes to our certificate of incorporation or bylaws and changes to the organizational documents or rules of our European exchanges, to the extent affecting the activities of these exchanges, may also require approvals. We may from time to time seek to engage in new business activities, some of which may require changes to our European exchanges’ organizational documents or rules.

Any delay or denial of a requested approval could cause us to lose business opportunities, harm our ability to integrate our different markets or impede our ability to change our governance practices. Our competitive position could be significantly weakened if our competitors are able to obtain regulatory approval for new functionalities faster, or with less cost or difficulty, than we are, or if approval is not required for our competitors but is required for us. For instance, we may be adversely affected if we are unable to obtain SEC approval to make permanent our New Market Model pilot program, which includes the creation of designated market makers. Competitors that are not registered exchanges are subject to less stringent regulation. In addition, as we seek to expand our product base, we could become subject to oversight by additional regulatory bodies.

An “extraterritorial” change of law may adversely affect our business and, under certain special arrangements, our rights to control a substantial portion of our assets.

We operate exchanges and regulated markets in various jurisdictions and thus are subject to a variety of laws and regulations. Although we do not anticipate that there will be a material adverse application of European laws to our U.S. exchanges, or a material adverse application of U.S. laws to our European exchanges, the possibility of such an occurrence cannot be ruled out entirely. If this were to occur, and we were not able to effectively mitigate the effects of such “extraterritorial” application, our affected exchanges could experience a reduction in the number of listed companies or business from other market participants, or our business could otherwise be adversely affected.

In addition, in connection with obtaining regulatory approval of the merger between NYSE and Euronext, we implemented certain special arrangements consisting of two standby structures, one involving a Dutch foundation and one involving a Delaware trust. The Dutch foundation is empowered to take actions to mitigate the adverse effects of any potential changes in U.S. law that have certain extraterritorial effects on the European regulated markets of NYSE Euronext, and the Delaware trust is empowered to take actions to ameliorate the adverse effects of any potential changes in European law that have certain extraterritorial material effects on our U.S. exchanges. These actions include the exercise by the foundation or the trust of potentially significant control over our European or U.S. operations, as the case may be. Although the Dutch foundation and the Delaware trust are required to act in our best interest, subject to certain exceptions, and any remedies implemented may be implemented only for so long as the effects of the material adverse application of law persist, we may, as a result of the exercise of such rights, be required to transfer control over a substantial portion of our business and assets to the direction of the trust or the foundation. Any such transfer of control could adversely affect our ability to implement our business strategy and operate on an integrated and global basis, which could adversely affect our business, financial condition and operating results.

Regulatory changes or future court rulings may have an adverse impact on our ability to derive revenue from market data fees.

Regulatory developments or court rulings could reduce the amount of revenue that we obtain from market data fees. With respect to our U.S. exchanges, our ability to assess fees for market data products is subject to review by the SEC. There continue to be opposing industry viewpoints and litigation as to the extent that we should be able to charge for market data, and the manner in which we set our exchange market data fees could be reassessed. If new constraints are placed on our ability to charge for market data, it could have a negative impact on our revenues. We cannot predict whether, or in what form, any regulatory or other changes will take effect, or their impact on our business. A determination by the SEC or a court, for example, that the SEC must link market data fees to marginal costs, take a more active role in the market data rate-setting process, or reduce the current levels of market data fees, could have an adverse effect on our market data revenues.

Our European exchanges are currently authorized to sell trade information on a non-discriminatory basis at a reasonable cost. This regulatory position could be modified or interpreted by the European Commission or future European court decisions in a manner that could have an adverse effect on our European market data revenues.

Conflicts of interest between our for-profit status and our regulatory responsibilities may adversely affect our business.

We are a for-profit business with regulatory responsibilities. In some circumstances, there may be a conflict of interest between the regulatory responsibilities of certain of our exchanges and some of their respective member organizations and customers. Any failure by one of our exchanges with self-regulatory responsibility to diligently and fairly regulate its member organizations, ensure market compliance or to otherwise fulfill its regulatory obligations could significantly harm our reputation, prompt regulatory scrutiny and adversely affect our business, financial condition and operating results.

NYSE Regulation, our wholly owned not-for-profit indirect subsidiary, oversees FINRA’s performance of market surveillance of our SEC-regulated U.S. exchanges and related enforcement activities, and enforces listed company compliance with applicable standards. Similarly, Euronext is responsible for monitoring trading and enforcing Euronext rules. Conflicts of interest may exist when a for-profit entity, such as NYSE Euronext, also functions as the operator of a regulated exchange. The for-profit entity’s goal of maximizing stockholder value might conflict with the exchange’s responsibilities as a regulator of its member and listed companies. Conflicts also arise when a company lists its securities on an exchange that it owns. The listing of our common stock on the NYSE and Euronext could potentially create a conflict between the exchanges’ regulatory responsibilities to vigorously oversee the listing and trading of securities, on the one hand, and the exchanges’ commercial and economic interest, on the other hand. While NYSE Euronext has implemented structural protections to minimize these potential conflicts, we cannot be sure that such measures will be successful.

Our obligation to allocate significant resources to NYSE Regulation and FINRA limits our ability to reduce our expenses or use our cash in other ways.

Pursuant to an agreement with us, FINRA performs market surveillance and related enforcement functions for our U.S. equities and options markets: NYSE, NYSE Arca and NYSE MKT. NYSE Regulation oversees FINRA’s performance of these regulatory services for our markets, enforces listed company compliance with applicable standards, oversees regulatory policy determinations, rule interpretation and regulation-related rule development, and conducts limited real-time trading reviews. NYSE, NYSE Arca and NYSE MKT are required to allocate significant resources to NYSE Regulation and FINRA. In addition, no regulatory fees, fines or penalties collected by NYSE Regulation may be distributed to NYSE Euronext or any entity other than NYSE Regulation. The obligation to fund NYSE Regulation and the regulatory functions performed by FINRA for our markets could limit our ability to reduce our expense structure, and could limit our ability to invest in or pursue other opportunities that may be beneficial to our stockholders.

PROSPECTUS

INTERCONTINENTALEXCHANGE GROUP, INC.

INTERCONTINENTALEXCHANGE, INC.

Debt Securities

Guarantees

IntercontinentalExchange Group, Inc. (“ICE Group”), a wholly-owned subsidiary of IntercontinentalExchange, Inc. (“ICE”), and/or ICE may, from time to time, in one or more series, offer to sell debt securities. The obligations of ICE Group or ICE, as the case may be, under the debt securities may be fully and unconditionally guaranteed by the other company as described in this prospectus as well as by the additional guarantor referred to in this prospectus, and any additional guarantor identified in an applicable prospectus supplement. The debt securities may be convertible into or exercisable for shares of common stock or other securities of ICE Group and/or ICE. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.

Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus that will provide more specific information about the terms of the offering, and the offered securities. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement describing the method and terms of the applicable offering.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.

Investing in the securities involves certain risks. See the information under “Risk Factors” in ICE’s annual report on Form 10-K for the year ended December 31, 2012, and the information included or incorporated by reference in this prospectus for a description of the factors you should consider before deciding to invest in the debt securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 9, 2013

We have not authorized anyone to provide you with information other than the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information”, or any free writing prospectus that we prepare and distribute. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus, the accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been published. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the cover page of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that the Registrants have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, ICE Group and ICE may offer the debt securities and related guarantees described in this prospectus in one or more offerings and the additional registrant may offer a related guarantee. Each time ICE Group or ICE sells securities and related guarantees or (in the case of the additional registrant, a related guarantee) it will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information”.

Pursuant to an amended and restated agreement and plan of merger, dated as of March 19, 2013 (the “Merger Agreement”), by and among ICE, ICE Group, NYSE Euronext, Braves Merger Sub, Inc. (“ICE Merger Sub”) and Baseball Merger Sub, LLC (“NYX Merger Sub”), subject to the receipt of required regulatory approvals and satisfaction of customary closing conditions, ICE will acquire NYSE Euronext in a transaction valued at approximately $10.4 billion, including the assumption of certain NYSE Euronext debt (the “NYX Acquisition”), based on the closing price of ICE’s common stock on September 5, 2013. Following the completion of the NYX Acquisition, ICE and NYSE Euronext will become wholly-owned subsidiaries of ICE Group. Unless the context otherwise requires, in this prospectus, “we”, “our” or “us” refer to, prior to the completion of the NYX Acquisition, ICE and its consolidated subsidiaries and, following the completion of the NYX Acquisition, ICE Group and its consolidated subsidiaries.

Unless specifically indicated, the information presented in this prospectus does not give effect to the proposed NYX Acquisition, which we currently expect to complete in the second half of 2013.

WHERE YOU CAN FIND MORE INFORMATION

ICE Group and ICE are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

The Registrants have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus and prior to the termination of the applicable offering of securities by means of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Quarterly Report of IntercontinentalExchange Group, Inc. on Form 10-Q for the fiscal quarter ended June 30, 2013, filed on August 7, 2013 (File No. 333-187402);

(2)	Annual Report of IntercontinentalExchange, Inc. on Form 10-K for the fiscal year ended December 31, 2012, filed on February 6, 2013 (File No. 001-32671);

(3)	Quarterly Reports of IntercontinentalExchange, Inc. on Form 10-Q for the fiscal quarters ended March 31, 2013, filed on May 8, 2013, and June 30, 2013, filed on August 6, 2013 (File No. 001-32671);

(4)	Current Reports of IntercontinentalExchange, Inc. on Form 8-K, dated and filed on March 19, 2013, May 20, 2013, June 3, 2013, July 15, 2013 and September 9, 2013 (which includes certain historical financial information of NYSE Euronext) and Item 8.01 on the Current Report of IntercontinentalExchange, Inc. on Form 8-K, dated and filed May 1, 2013 (File No. 001-32671);

(5)	Definitive Proxy Statement of IntercontinentalExchange, Inc. on Schedule 14A for the Annual Meeting of Stockholders on May 17, 2013, filed on March 28, 2013 (solely to the extent incorporated by reference into Part III of IntercontinentalExchange Inc.’s 2012 Annual Report on Form 10-K) (File No. 001-32671); and

(6)	All documents filed by ICE Group or ICE under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the applicable offering.

We take no responsibility for NYSE Euronext’s filings with the SEC, and we are not incorporating by reference any part of such filings into this prospectus supplement, except to the extent incorporated by reference by ICE’s Current Report on Form 8-K, filed on September 9, 2013.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 2100 RiverEdge Parkway, Suite 500, Atlanta, GA 30328, telephone (770) 857-4700.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. See “Risk Factors” below for information regarding important risk factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements.

INTERCONTINENTALEXCHANGE

We are a leading operator of regulated global markets and clearing houses, including futures exchanges, over-the-counter, or OTC, markets, derivatives clearing houses and post-trade services. We operate these global marketplaces for trading and clearing a broad array of energy, environmental and agricultural commodities, credit default swaps, or CDS, equity indexes and currency contracts. We offer electronic platforms for the trading of products in both the futures and OTC markets together with clearing services, post-trade processing and market data. Through our widely-distributed electronic markets, we bring together buyers and sellers of derivative and physical commodities and financial contracts by offering a range of services to support participants’ risk management and trading activities.

IntercontinentalExchange Group, Inc. was organized on March 6, 2013, in anticipation of ICE’s acquisition of NYSE Euronext, a Delaware corporation. Baseball Merger Sub, LLC was organized on December 12, 2012, in anticipation of ICE’s acquisition of NYSE Euronext.

Pursuant to the Merger Agreement, subject to the receipt of required regulatory approval and satisfaction of customary closing conditions, ICE will acquire NYSE Euronext. In a series of merger transactions, ICE Merger Sub will merge with and into ICE and, immediately thereafter, NYSE Euronext will merge with and into NYX Merger Sub in a transaction valued at approximately $10.4 billion, including the assumption of certain NYSE Euronext debt, based on the closing price of ICE’s common stock on September 5, 2013. In connection with the NYSE Euronext Merger, we expect that ICE and ICE Group may guarantee outstanding debt obligations of NYSE Euronext that are assumed, that NYX Merger Sub may guarantee outstanding ICE and ICE Group debt obligations, that ICE Group may guarantee outstanding ICE debt obligations, and that ICE may guarantee outstanding ICE Group debt obligations. Following the ICE merger and the NYSE Euronext merger, each of ICE and NYSE Euronext will be direct, wholly owned subsidiaries of ICE Group and the former ICE and NYSE Euronext stockholders will become holders of shares of ICE Group common stock. NYSE Euronext is a holding company that, through its subsidiaries, operates the following securities exchanges: the New York Stock Exchange, NYSE Arca, Inc. and NYSE MKT LLC in the United States and the European-based exchanges that comprise Euronext N.V.—the Paris, Amsterdam, Brussels and Lisbon stock exchanges, as well as the NYSE Liffe derivatives markets in London, Paris, Amsterdam, Brussels and Lisbon. Following the NYX Acquisition, former ICE stockholders and NYSE Euronext stockholders will be holders of shares of ICE Group’s common stock, and ICE and NYSE Euronext will be wholly-owned subsidiaries of ICE Group. Currently, ICE Group and NYX Merger Sub have no assets and have not carried on any activities other than in connection with the acquisition.

Our principal executive offices are each located at 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, and our telephone number is 770-857-4700.

RISK FACTORS

Investing in securities issued by ICE Group and/or ICE involves risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in the Annual Report of IntercontinentalExchange, Inc. on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the below ratios, earnings consist of pre-tax income before adjustment for fixed charges, and adjusted for non-controlling interests in consolidated subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expenses, amortization of debt issuance costs and an appropriate portion of rentals representative of the interest factor.

	Six Months Ended June 30, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	21.2x	21.0x	22.7x	20.6x	22.0x	26.1x

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF SECURITIES

Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that ICE Group and ICE, as applicable, may issue from time to time. The debt securities will be senior debt securities. ICE Group may offer secured or unsecured debt securities which may be convertible or non-convertible and which may be fully and unconditionally guaranteed by ICE and NYX Merger Sub. ICE may offer secured or unsecured debt securities which may be convertible or non-convertible and which may be fully and unconditionally guaranteed by ICE Group and NYX Merger Sub.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Debt securities will be issued under a senior indenture with the specific terms and conditions set forth in a supplemental indenture or company order. Unless otherwise specified in the applicable prospectus supplement, debt securities of which ICE Group is the issuer will be issued in one or more series under an indenture to be entered into between ICE Group and Wells Fargo Bank, National Association, as trustee, and to which ICE and NYX Merger Sub may become a party as guarantor, a form of which indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Unless otherwise specified in the applicable prospectus supplement, debt securities of which ICE is the issuer will be issued in one or more series under an indenture to be entered into between ICE and Wells Fargo Bank, National Association, as trustee, and to which ICE Group and NYX Merger Sub may become a party as guarantor, a form of which indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

We anticipate appointing Wells Fargo Bank, National Association as the trustee under the indentures under which any of the ICE Group or ICE debt securities would be issued. ICE Group and ICE, as applicable, anticipate that Wells Fargo Bank, National Association will also be appointed to act as the paying agent, conversion agent, registrar and custodian with regard to the debt securities.

The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the applicable indenture and the applicable indenture supplement or company order, if any, and those made a part of the applicable indenture by the Trust Indenture Act of 1939, as amended. You should read the description below, the applicable prospectus supplement and the provisions of the applicable indenture and the applicable indenture supplement or company order, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding terms and provisions of the applicable indenture, any applicable indenture supplement or company order and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture and any such supplements, company orders and debt securities, including the definitions therein of certain terms.

Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement, the issuer of debt securities of a particular series may issue additional debt securities of such series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

ICE Group and ICE expect the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The debt securities and the indentures under which the debt securities will be issued will be governed by and construed in accordance with the law of the State of New York.

Guarantees of Debt Securities

ICE may fully and unconditionally guarantee the debt securities of ICE Group. The particular terms of ICE’s guarantees, if any, of a particular issue of ICE Group debt securities will be described in the related prospectus supplement. Any guarantees of ICE Group debt securities will be governed by and construed in accordance with the law of the State of New York.

ICE Group may fully and unconditionally guarantee the debt securities of ICE. The particular terms of ICE Group’s guarantees, if any, of a particular issue of ICE debt securities will be described in the related prospectus supplement. Any guarantees of ICE debt securities will be governed by and construed in accordance with the law of the State of New York.

NYX Merger Sub may fully and unconditionally guarantee the debt securities of ICE Group and/or ICE. The particular terms of NYX Merger Sub’s guarantees, if any, of a particular issue of ICE Group debt securities or ICE debt securities, as the case may be, will be described in the related prospectus supplement. Any guarantee will be governed by and construed in accordance with the law of the State of New York.

At the time of an offering and sale of ICE Group or ICE debt securities, this prospectus together with the accompanying prospectus supplement will describe the material terms of the guarantees, if any, of the ICE Group or ICE debt securities being offered.

This Section is Only a Summary

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable indenture (and any amendments or supplements validly entered into by ICE Group, ICE and/or any other party thereto from time to time), the debt securities and guarantees, including the definitions therein of certain terms. ICE Group or ICE, as the case may be, will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms of any related guarantee. The indentures (together with any related amendments or supplements thereto), the debt securities and the guarantees, and not any summary of the terms thereof, will govern the rights of holders of debt securities.

PLAN OF DISTRIBUTION

We may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers, or underwriters or through a combination of any of those methods of sale or as otherwise described in the applicable prospectus supplement.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

VALIDITY OF SECURITIES

The validity of the securities and related guarantees offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of IntercontinentalExchange, Inc. and subsidiaries appearing in ICE’s Annual Report (Form 10-K) for the year ended December 31, 2012 including the schedule appearing therein, and the effectiveness of ICE’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of NYSE Euronext and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Exhibit 99.2 of ICE’s Current Report on Form 8-K dated September 9, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

IntercontinentalExchange Group, Inc.

$             % SENIOR NOTES DUE 20

$             % SENIOR NOTES DUE 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities

                    , 2013